Filed Pursuant to Rule 424(b)(3)
                                                Registration Number 333-134628

                           PROSPECTUS SUPPLEMENT NO. 2
                    (To the Prospectus dated August 6, 2007)

                                  CastlePoint!

                            26,646,589 Common Shares

                           CastlePoint Holdings, Ltd.


     This prospectus supplement No. 2 supplements the prospectus dated August 6, 2007 relating to the sale of up to 26,646,589 of the common shares of CastlePoint Holdings, Ltd. by the selling shareholders named in the prospectus, as supplemented by supplement No. 1 dated August 14, 2007 (as so supplemented, the "prospectus"). The selling shareholders will receive all proceeds from the sale of the common shares, and therefore we will not receive any of the proceeds from their sale of our shares.

     This prospectus supplement should be read in conjunction with the prospectus, which is to be delivered with this prospectus supplement No. 2. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus with respect to the securities described above. The information contained herein and attached hereto supplements and supersedes, in part, the information contained in the prospectus. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

     Investing in our shares involves risks. See "Risk Factors" beginning on page 18 of the prospectus to read about the risks you should consider before buying our shares.

     This prospectus supplement is filed for the purpose of including the information contained in our current report on Form 8-K, which was filed with the Securities and Exchange Commission on October 1, 2007.


     None of the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda or the Bermuda Monetary Authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus supplement No. 2 is October 1, 2007

                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      September 27, 2007
                                                      --------------------------

                           CastlePoint Holdings, Ltd.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Bermuda                     001-33374                      n/a
--------------------------------------------------------------------------------
(State or other jurisdiction    Commission File Number:          (IRS Employer
       of incorporation)                                     Identification No.)

  Victoria Hall, 11 Victoria Street, Hamilton, Bermuda              HM 11
--------------------------------------------------------------------------------
        (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code      (441) 294-6409
                                                        ------------------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth below under Item 203 is hereby incorporated by reference to this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On September 27, 2007, CastlePoint Bermuda Holdings, Ltd., (the "Company") a wholly owned subsidiary of CatlePoint Holdings, Ltd., completed a trust preferred securities transaction. In connection with the transaction, the Company established CastlePoint Bermuda Holdings Statutory Trust I, a Delaware statutory trust, on September 20, 2007 (the "Trust"). The Trust issued and sold $30.0 million aggregate principal amount of capital securities (the "Trust Preferred Securities") in a private placement and issued $0.9 million in common securities (the "Common Securities") to the Company. The Trust used the proceeds of these issuances to purchase $30.9 million of the Company's Fixed/Floating Rate Junior Subordinated Interest Debentures due September 27, 2007 (the "Debentures"). The Company paid compensation to the Placement Agents in the amount of $600,000 in connection with the transaction.

The terms for the Trust Preferred Securities and the Debentures are essentially identical. Interest on the Debentures and distributions on the Trust Preferred Securities are payable quarterly in arrears on March 15, June 15, September 15, and December 15, commencing on December 15, 2007, at an annual rate equal to 8.39% beginning on the date of original issuance and ending on (but excluding) December 15, 2012, and thereafter at an annual rate equal to LIBOR (as defined in the Indenture, dated as of September 27, 2007 ("Indenture"), between the Company and Wilmington Trust Company as debenture trustee) plus 3.50%, reset quarterly, and upon terms more fully set forth in the Indenture. The Debentures are the sole assets of the Trust and are subordinate to the Company's senior obligations.

The Debentures mature on December 15, 2037, and are redeemable at the company's option on any March 15, June 15, September 15, or December 15, commencing in December 2012. If the Company redeems any amount of the Debentures, the Trust must redeem a like amount of the Trust Preferred Securities. Interest on the Debentures may be deferred at any time or from time-to-time for a period not exceeding 20 consecutive quarterly payments, provided there is no event of default and the deferral does not extend beyond maturity. If the Company elects to defer interest on the Debentures, or if an event of default occurs, the Company will generally not be able to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the company's common stock. The entire principal of the Debentures may become due and payable immediately if an event of default occurs.

Concurrently with the issuance of the Debentures and the Trust Preferred Securities, the Company entered into a Guarantee Agreement, dated September 27, 2007, between the Company and Wilmington Trust Company under which the Company guaranteed the payment of various obligations associated with the Trust Preferred Securities. The terms of the Trust Preferred Securities are governed by an Amended and Restated Declaration of Trust, dated September 27, 2007 (the "Declaration"), among the Company, as sponsor, and Wilmington Trust Company, as Institutional Trustee, and Wilmington Trust Company, as Delaware Trustee.

The Company intends to use the net proceeds from the sale of the Debentures to the Trust for general corporate purposes, including acquisitions.

On September 28, 2007, the Company issued a press release regarding the foregoing transaction. A copy of that press release is attached hereto as
Exhibit 99.1.

The Trust Preferred Securities were issued in a transaction exempt from registration requirements under the Securities Act of 1933, as amended, pursuant to section 4(2) and applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

The preceding descriptions of the Indenture, Declaration, Debentures and Guarantee Agreement contained herein are qualified in their entirety by reference to the Indenture, Declaration, Debentures and Guarantee Agreement attached hereto as Exhibits and incorporated herein by this reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures regarding the sale of Trust Preferred Securities and Common Securities reported in Item 2.03 of this report are incorporated by reference into this Item 3.02.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed as part of this report.

         Number                         Description
         ------                         -----------

           4.1 Indenture between CastlePoint Bermuda Holdings, Ltd. and Wilmington Trust Company, as Trustee, dated September 27, 2007

           4.2 Guarantee Agreement dated September 27, 2007, by and between CastlePoint Bermuda Holdings, Ltd., Inc. and Wilmington Trust Company

           4.3 Amended and Restated Declaration of Trust, dated September 27, 2007, by Wilmington Trust, as Institutional Trustee and as Delaware Trustee; CastlePoint Bermuda Holdings, Ltd as Sponsor, and the Trust Administrators Roger A Brown, Joel S. Weiner and James Dulligan.

           4.4 Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture, dated September 27, 2007 by CastlePoint Bermuda Holdings, Ltd. In favor of Wilmington Trust Company as institutional trustee.

          99.1      Press Release dated September 28, 2007



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CastlePoint Holdings, Ltd.
                                  (Registrant)

     Date      September 28, 2007                       /s/ Roger A. Brown
                                                        ------------------------
                                                        (Signature)
                                                        Roger A. Brown
                                                        Secretary

                                INDEX TO EXHIBITS

         Number                         Description
         -------                        -----------

           4.1 Indenture between CastlePoint Bermuda Holdings, Ltd. And Wilmington Trust Company , as Trustee, dated September 27, 2007

           4.2 Guarantee Agreement dated September 27, 2007, by and between CastlePoint Bermuda Holdings, Ltd., Inc. and Wilmington Trust Company

           4.3 Amended and Restated Declaration of Trust, dated September 27, 2007, by Wilmington Trust, as Institutional Trustee and as Delaware Trustee; CastlePoint Bermuda Holdings, Ltd as Sponsor, and the Trust Administrators Roger A Brown, Joel S. Weiner and James Dulligan.

           4.4 Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture, dated September 27, 2007 by CastlePoint Bermuda Holdings, Ltd. In favor of Wilmington Trust Company as institutional trustee.

          99.1      Press Release dated September 28, 2007

                                                                     Exhibit 4.1

                                                                  Execution Copy


                    =========================================



                       CASTLEPOINT BERMUDA HOLDINGS, LTD.
                                    as Issuer






                                    INDENTURE
                         Dated as of September 27, 2007



                            WILMINGTON TRUST COMPANY,
                                   as Trustee



                     FIXED/FLOATING RATE JUNIOR SUBORDINATED
                         DEFERRABLE INTEREST DEBENTURES

                                    DUE 2037

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I.   DEFINITIONS.......................................................1

     Section 1.1.  Definitions.................................................1

ARTICLE II.  DEBENTURES........................................................9

     Section 2.1.  Authentication and Dating...................................9
     Section 2.2.  Form of Trustee's Certificate of Authentication.............9
     Section 2.3.  Form and Denomination of Debentures........................10
     Section 2.4.  Execution of Debentures....................................10
     Section 2.5.  Exchange and Registration of Transfer of Debentures........10
     Section 2.6.  Mutilated, Destroyed, Lost or Stolen Debentures............13
     Section 2.7.  Temporary Debentures.......................................14
     Section 2.8.  Payment of Interest and Additional Interest................14
     Section 2.9.  Cancellation of Debentures Paid, etc.......................15
     Section 2.10. Computation of Interest....................................16
     Section 2.11. Extension of Interest Payment Period.......................18
     Section 2.12. CUSIP Numbers..............................................19

ARTICLE III. PARTICULAR COVENANTS OF THE COMPANY..............................19

     Section 3.1.  Payment of Principal, Premium and Interest; Agreed
                   Treatment of the Debentures................................19
     Section 3.2.  Offices for Notices and Payments, etc......................20
     Section 3.3.  Appointments to Fill Vacancies in Trustee's Office.........21
     Section 3.4.  Provision as to Paying Agent...............................21
     Section 3.5.  Certificate to Trustee.....................................22
     Section 3.6.  Additional Sums............................................22
     Section 3.7.  Compliance with Consolidation Provisions...................22
     Section 3.8.  Limitation on Dividends....................................23
     Section 3.9.  Covenants as to the Trust..................................24
     Section 3.10. Additional Junior Indebtedness.............................24

ARTICLE IV.  SECURITYHOLDERS LISTS AND REPORTS BY THE COMPANY AND THE
             TRUSTEE..........................................................26

     Section 4.1.  Securityholders Lists......................................26
     Section 4.2.  Preservation and Disclosure of Lists.......................26

ARTICLE V.   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS UPON AN EVENT OF
             DEFAULT..........................................................27

     Section 5.1.  Events of Default..........................................27
     Section 5.2.  Payment of Debentures on Default; Suit Therefor............29
     Section 5.3.  Application of Moneys Collected by Trustee.................31

     Section 5.4.  Proceedings by Securityholders.............................31
     Section 5.5.  Proceedings by Trustee.....................................32
     Section 5.6.  Remedies Cumulative and Continuing; Delay or Omission Not
                   a Waiver...................................................32
     Section 5.7.  Direction of Proceedings and Waiver of Defaults by Majority
                   of Securityholders.........................................32
     Section 5.8.  Notice of Defaults.........................................33
     Section 5.9.  Undertaking to Pay Costs...................................33

ARTICLE VI.  CONCERNING THE TRUSTEE...........................................34

     Section 6.1.  Duties and Responsibilities of Trustee.....................34
     Section 6.2.  Reliance on Documents, Opinions, etc.......................35
     Section 6.3.  No Responsibility for Recitals, etc........................36
     Section 6.4.  Trustee, Authenticating Agent, Paying Agents, Transfer
                   Agents or Registrar May Own Debentures.....................36
     Section 6.5.  Moneys to be Held in Trust.................................36
     Section 6.6.  Compensation and Expenses of Trustee.......................36
     Section 6.7.  Officers' Certificate as Evidence..........................37
     Section 6.8.  Eligibility of Trustee.....................................37
     Section 6.9.  Resignation or Removal of Trustee..........................38
     Section 6.10. Acceptance by Successor Trustee............................39
     Section 6.11. Succession by Merger, etc..................................40
     Section 6.12. Authenticating Agents......................................40

ARTICLE VII. CONCERNING THE SECURITYHOLDERS...................................41

     Section 7.1.  Action by Securityholders..................................41
     Section 7.2.  Proof of Execution by Securityholders......................42
     Section 7.3.  Who Are Deemed Absolute Owners.............................42
     Section 7.4.  Debentures Owned by Company Deemed Not Outstanding.........42
     Section 7.5.  Revocation of Consents; Future Holders Bound...............43

ARTICLE VIII.      SECURITYHOLDERS MEETINGS...................................43

     Section 8.1.  Purposes of Meetings.......................................43
     Section 8.2.  Call of Meetings by Trustee................................44
     Section 8.3.  Call of Meetings by Company or Securityholders.............44
     Section 8.4.  Qualifications for Voting..................................44
     Section 8.5.  Regulations................................................44
     Section 8.6.  Voting.....................................................45
     Section 8.7.  Quorum; Actions............................................45
     Section 8.8.  Written Consent Without a Meeting..........................46

ARTICLE IX.  SUPPLEMENTAL INDENTURES..........................................46

     Section 9.1.  Supplemental Indentures without Consent of
                   Securityholders............................................46
     Section 9.2.  Supplemental Indentures with Consent of Securityholders....47
     Section 9.3.  Effect of Supplemental Indentures..........................48

     Section 9.4.  Notation on Debentures.....................................49
     Section 9.5.  Evidence of Compliance of Supplemental Indenture to be
                   Furnished to Trustee.......................................49

ARTICLE X.   REDEMPTION OF SECURITIES.........................................49

     Section 10.1. Optional Redemption........................................49
     Section 10.2. Special Event Redemption...................................49
     Section 10.3. Notice of Redemption; Selection of Debentures..............49
     Section 10.4. Payment of Debentures Called for Redemption................50

ARTICLE XI.  CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE................51

     Section 11.1. Company May Consolidate, etc., on Certain Terms............51
     Section 11.2. Successor Entity to be Substituted.........................51
     Section 11.3. Opinion of Counsel to be Given to Trustee..................52

ARTICLE XII.       SATISFACTION AND DISCHARGE OF INDENTURE....................52

     Section 12.1. Discharge of Indenture.....................................52
     Section 12.2. Deposited Moneys to be Held in Trust by Trustee............53
     Section 12.3. Paying Agent to Repay Moneys Held..........................53
     Section 12.4. Return of Unclaimed Moneys.................................53

ARTICLE XIII. IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND
              DIRECTORS.......................................................53

     Section 13.1. Indenture and Debentures Solely Corporate Obligations......53

ARTICLE XIV.       MISCELLANEOUS PROVISIONS...................................54

     Section 14.1. Successors.................................................54
     Section 14.2. Official Acts by Successor Entity..........................54
     Section 14.3. Surrender of Company Powers................................54
     Section 14.4. Addresses for Notices, etc.................................54
     Section 14.5. Governing Law..............................................54
     Section 14.6. Evidence of Compliance with Conditions Precedent...........54
     Section 14.7. Table of Contents, Headings, etc...........................55
     Section 14.8. Execution in Counterparts..................................55
     Section 14.9. Severability...............................................55
     Section 14.10.Assignment.................................................55
     Section 14.11.Acknowledgment of Rights...................................55

ARTICLE XV.   SUBORDINATION OF DEBENTURES.....................................56

     Section 15.1. Agreement to Subordinate...................................56
     Section 15.2. Default on Senior Indebtedness.............................56
     Section 15.3. Liquidation, Dissolution, Bankruptcy.......................56
     Section 15.4. Subrogation................................................58
     Section 15.5. Trustee to Effectuate Subordination........................58

     Section 15.6. Notice by the Company......................................59
     Section 15.7. Rights of the Trustee; Holders of Senior Indebtedness......59
     Section 15.8. Subordination May Not Be Impaired..........................60

Exhibit A  Form of Fixed/Floating Rate Junior Subordinated Deferrable Interest
           Debenture
Exhibit B  Form of Parent Guarantee Agreement

     THIS INDENTURE, dated as of September 27, 2007, between CastlePoint Bermuda Holdings, Ltd., a Bermuda company limited by shares (the "Company"), and Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, as debenture trustee (the "Trustee").

                                  WITNESSETH:

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 (the "Debentures") under this Indenture to provide, among other things, for the execution and authentication, delivery and administration thereof, and the Company has duly authorized the execution of this Indenture; and

     WHEREAS, all acts and things necessary to make this Indenture a valid agreement according to its terms, have been done and performed;

     NOW, THEREFORE, in consideration of the premises, and the purchase of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures as follows:

                                   ARTICLE I.
                                   DEFINITIONS
                                   -----------

     Section 1.1. Definitions. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the United States at the time of any computation. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Additional Amounts" has the meaning set forth in Section 3.11.

     "Additional Interest" has the meaning set forth in Section 2.11.

     "Additional Junior Indebtedness" means, without duplication and other than the Debentures, (a) any indebtedness, liabilities or obligations of the Company, or any Subsidiary of the Company, under debt securities (or guarantees in respect of debt securities) initially issued on or after the date of this Indenture to any trust, or a trustee of a trust, partnership or other entity that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of the Company or any Subsidiary of the Company in connection with the issuance by that entity of preferred securities, (b) other securities that are issued either junior and subordinate to or on a pari passu basis with the Debentures or (c) any guarantees of the Company in respect of the equity or other securities of any entity referred to in clause (a).

     "Additional Sums" has the meaning set forth in Section 3.6.

     "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder and, for the avoidance of doubt, shall include any current and future Affiliate.

     "Authenticating Agent" means any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 6.12.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the board of directors or the executive committee or any other duly authorized designated officers of the Company.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York City or Wilmington, Delaware are permitted or required by any applicable law to close.

     "Capital Securities" means undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by the Trust; provided, however, that upon the occurrence and during the continuation of an Event of Default (as defined in the Declaration), the rights of holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of such Capital Securities.

     "Capital Securities Guarantee" means the guarantee agreement that the Company enters into with Wilmington Trust Company, as guarantee trustee, or other Persons that operates directly or indirectly for the benefit of holders of Capital Securities of the Trust.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or interests in (however designated) equity of such Person, including without limitation any common stock, preferred stock and Trust Preferred Securities.

     "Certificate" means a certificate signed by any one of the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

     "Common Securities" means undivided beneficial interests in the assets of the Trust which rank pari passu with Capital Securities issued by the Trust; provided, however, that upon the occurrence and during the continuation of an Event of Default (as defined in the Declaration), the rights of holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of such Capital Securities.

     "Company" means CastlePoint Bermuda Holdings, Ltd., a Bermuda company limited by shares, and, subject to the provisions of Article XI, shall include its successors and assigns.

     "Comparable Treasury Issue" means with respect to any Special Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Fixed Rate Period Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Fixed Rate Period Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Interest Payment Date in December 2012, the two most closely corresponding fixed, non-callable United States Treasury securities, as selected by the Quotation Agent, shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Comparable Treasury Price" means (a) the average of five Reference Treasury Dealer Quotations for such Special Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Coupon Rate" has the meaning set forth in Section 2.8.

     "Debenture" or "Debentures" has the meaning stated in the first recital of this Indenture.

     "Debenture Register" has the meaning specified in Section 2.5.

     "Declaration" means the Amended and Restated Declaration of Trust of the Trust, as amended or supplemented from time to time.

     "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulted Interest" has the meaning set forth in Section 2.8.

     "Determination Date" has the meaning set forth in Section 2.10.

     "Distribution Period" means (i) with respect to the first Interest Payment Date, the period beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date in December 2007 and (ii) thereafter, with respect to each Interest Payment Date, the period beginning on (and including) the preceding Interest Payment Date and ending on (but excluding) such current Interest Payment Date.

     "Event of Default" means any event specified in Section 5.1, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

     "Extension Period" has the meaning set forth in Section 2.11.

     "Federal Reserve" means the Board of Governors of the Federal Reserve System and any successor federal agency.

     "Fixed Rate Period Remaining Life" means, with respect to any Debenture, the period from the Special Redemption Date for such Debenture to the Interest Payment Date in December 2012.

     "Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, or both.

     "Institutional Trustee" has the meaning set forth in the Declaration.

     "Interest Payment Date" means each March 15, June 15, September 15 and December 15 of each year during the term of this Indenture, or if any such day is not a Business Day, then the next succeeding Business Day, commencing in December 2007.

     "Interest Rate" means for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date in December 2012 the rate per annum of 8.39% and for each Distribution Period thereafter, the Coupon Rate.

     "Investment Company Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or, within 90 days of the date of such opinion will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Debentures.

     "Liquidation  Amount"  means  the  stated  amount  of  $1,000.00  per Trust
Security.

     "Maturity Date" means December 15, 2037.

     "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the Vice Chairman, the President, any Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 14.6 if and to the extent required by the provisions of such Section.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or may be other counsel reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.6 if and to the extent required by the provisions of such Section.

     "Optional Redemption Date" has the meaning set forth in Section 10.1.

     "Optional Redemption Price" means 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest (including any Additional Interest) on such Debentures to the Optional Redemption Date.

     The term "outstanding," when used with reference to Debentures, means, subject to the provisions of Section 7.4, as of any particular time, all Debentures authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except:

     (a) Debentures theretofore canceled by the Trustee or the Authenticating Agent or delivered to the Trustee for cancellation;

     (b) Debentures, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that, if such Debentures, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as provided in Section 10.3 or provision satisfactory to the Trustee shall have been made for giving such notice; and

     (c) Debentures paid pursuant to Section 2.6 or in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.6 unless proof satisfactory to the Company and the Trustee is presented that any such Debentures are held by bona fide holders in due course.

     "Paying Agent" has the meaning set forth in Section 3.4(e).

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Security" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for purposes of this definition, any Debenture authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

     "Primary Treasury Dealer" means either a nationally recognized primary United States Government securities dealer or an entity of recognized standing in matters pertaining to the quotation of treasury securities that is reasonably acceptable to the Company and the Trustee.

     "Principal Office of the Trustee," or other similar term, means the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which at the time of the execution of this Indenture shall be 1100 North Market Street, Wilmington, Delaware 19890-1600,
Attention: Corporate Trust Administration.

     "Quotation Agent" shall be a Primary Treasury Dealer designated by the Trustee, after receiving consent from the Company.

     "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     "Responsible Officer" means, with respect to the Trustee, any officer within the Principal Office of the Trustee, including any vice-president, any assistant vice-president, any secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, financial services officer or other officer of the Principal Trust Office of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Reuters Screen LIBOR01 Page" has the meaning set forth in Section 2.10.

     "Securities Act" means the Securities Act of 1933, as amended from time to time or any successor legislation.

     "Securityholder," "holder of Debentures," or other similar terms, means any Person in whose name at the time a particular Debenture is registered on the register kept by the Company or the Trustee for that purpose in accordance with the terms hereof.

     "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company;
(ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement; (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether incurred on or prior to the date of this Indenture or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (1) any Additional Junior Indebtedness, (2) Debentures issued pursuant to this Indenture and guarantees in respect of such Debentures, (3) trade accounts payable of the Company arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to the Debentures), or (4) obligations with respect to which
(a) in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu, junior or otherwise not superior in right of payment to the Debentures and (b) the Company, prior to the issuance thereof, has, if required, notified the relevant state insurance regulatory agency. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     "Special Event" means either of an Investment Company Event or a Tax Event.

     "Special Redemption Date" has the meaning set forth in Section 10.2.

     "Special Redemption Price" means (a) if the Special Event is before the Interest Payment Date in December 2012, the greater of (i) 107.5% of the principal amount of the Debentures, plus accrued and unpaid interest (including Additional Interest) on the Debentures to the occurrence of the Special Event, or (ii) as determined by the Quotation Agent, the sum of (A) the present value of the principal amount of the Debentures and the present value of interest payable on the Debentures during the Fixed Rate Period Remaining Life of the Debentures, each discounted to the date on which such Special Event occurs on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months at the Treasury Rate), plus (B) accrued and unpaid interest (including Additional Interest) on the Debentures to such Special Redemption Date, or (b) if the Special Event is on or after the Interest Payment Date in December 2012, 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest (including any Additional Interest) on such Debentures to the Special Redemption Date.

     "Subsidiary" means with respect to any Person, (i) any corporation or limited liability company at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of the outstanding partnership or similar interests of which shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     "Tax Event" means the receipt by the Company and the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States, Bermuda or any other taxing jurisdiction having jurisdiction over the Company or the Trust or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement (including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action")) or judicial decision interpreting or applying such laws or regulations, regardless of whether such Administrative Action or judicial decision is issued to or in connection with a proceeding involving the Company or the Trust and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case on or after the date of original issuance of the Debentures, there is more than an insubstantial risk that: (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures; (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes (excluding withholding taxes), duties or other governmental charges or (iv) the Company or the Trust is, or will be as of the next Interest Payment Date, required to pay to any holder of Debentures Additional Amounts as provided under
Section 3.11 hereunder.

     "3-Month LIBOR" has the meaning set forth in Section 2.10.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15 (519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Fixed Rate Period Remaining Life (if no maturity is within three months before or after the Fixed Rate Period Remaining Life, yields for the two published maturities most closely corresponding to the Fixed Rate Period Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Special Redemption Date. The Treasury Rate shall be calculated by the Quotation Agent on the third Business Day preceding the Special Redemption Date.

     "Trust" shall mean CastlePoint Bermuda Holdings Statutory Trust I, a Delaware statutory trust, or any other similar trust created for the purpose of issuing Capital Securities in connection with the issuance of Debentures under this Indenture, of which the Company is the sponsor.

     "Trust Preferred Securities" means any preferred securities issued by an entity that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of the Company or any Subsidiary of the Company and includes any debt securities issued to such entity by an Affiliate of the financing vehicle in which principal and interest payments with respect thereto are applied (in whole or in part) to make the principal and interest payments of the related preferred securities.

     "Trustee" means Wilmington Trust Company, and, subject to the provisions of
Article VI hereof, shall also include its successors and assigns as Trustee hereunder.

     "Trust Securities" means Common Securities and Capital Securities of the Trust.

                                   ARTICLE II.
                                   DEBENTURES
                                   ----------

     Section 2.1. Authentication and Dating. Upon the execution and delivery of this Indenture, or from time to time thereafter, Debentures in an aggregate principal amount not in excess of $30,928,000 may be executed and delivered by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Debentures to or upon the written order of the Company, signed by its Chief Executive Officer, the President, or one of its Vice Presidents without any further action by the Company hereunder. In authenticating such Debentures, and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon:

     (a) a copy of any Board Resolution or Board Resolutions relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company, as the case may be; and

     (b) an Opinion of Counsel prepared in accordance with Section 14.6 which shall also state:

          (1) that such Debentures, when authenticated and delivered by the Trustee and issued by the Company in each case in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly authorized, executed and delivered by the Company, will be entitled to the benefits of this Indenture and will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity; and

          (2) that all laws and requirements in respect of the execution and delivery by the Company of the Debentures have been complied with and that authentication and delivery of the Debentures by the Trustee will not violate the terms of this Indenture.

     The Trustee shall have the right to decline to authenticate and deliver any Debentures under this Section if the Trustee, being advised in writing by counsel, determines that such action may not lawfully be taken or if a Responsible Officer of the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing holders.

     The definitive Debentures shall be typed, printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

     Section 2.2. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication on all Debentures shall be in substantially the following form:

     This  is  one  of  the  Debentures  referred  to  in  the  within-mentioned
Indenture.

     WILMINGTON TRUST COMPANY, as Trustee

     By
       -------------------------------
     Authorized Signer

     Section 2.3. Form and Denomination of Debentures. The Debentures shall be substantially in the form of Exhibit A attached hereto. The Debentures shall be in registered, certificated form without coupons and in minimum denominations of $100,000.00 and any multiple of $1,000.00 in excess thereof. Any attempted transfer of the Debentures in a block having an aggregate principal amount of less than $100,000.00 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be a holder of such Debentures for any purpose, including, but not limited to the receipt of payments on such Debentures, and such purported transferee shall be deemed to have no interest whatsoever in such Debentures. The Debentures shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

     Section 2.4. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, Chief Financial Officer, President, or one of its Executive Vice Presidents, Senior Vice Presidents or Vice Presidents. Only such Debentures as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee or the Authenticating Agent by the manual signature of an authorized signer, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee or the Authenticating Agent upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee or the Authenticating Agent, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debentures had not ceased to be such officer of the Company; and any Debenture may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

     Every Debenture shall be dated the date of its authentication.

     Section 2.5. Exchange and Registration of Transfer of Debentures. The Company shall cause to be kept, at the office or agency maintained for the purpose of registration of transfer and for exchange as provided in Section 3.2, a register (the "Debenture Register") for the Debentures issued hereunder in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of all Debentures as in this
Article II provided. The Debenture Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

     Debentures to be exchanged may be surrendered at the Principal Office of the Trustee or at any office or agency to be maintained by the Company for such purpose as provided in Section 3.2, and the Company shall execute, the Company or the Trustee shall register and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in exchange therefor the Debenture or Debentures which the Securityholder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of any Debenture at the Principal Office of the Trustee or at any office or agency of the Company maintained for such purpose as provided in Section 3.2, the Company shall execute, the Company or the Trustee shall register and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in the name of the transferee or transferees a new Debenture for a like aggregate principal amount. Registration or registration of transfer of any Debenture by the Trustee or by any agent of the Company appointed pursuant to Section 3.2, and delivery of such Debenture, shall be deemed to complete the registration or registration of transfer of such Debenture.

     All Debentures presented for registration of transfer or for exchange or payment shall (if so required by the Company or the Trustee or the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee or the Authenticating Agent duly executed by the holder or his attorney duly authorized in writing.

     No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith.

     The Company or the Trustee shall not be required to exchange or register a transfer of any Debenture for a period of 15 days next preceding the date of selection of Debentures for redemption.

     Notwithstanding anything herein to the contrary, Debentures may not be transferred except in compliance with the restricted securities legend set forth below, unless otherwise determined by the Company, upon the advice of counsel expert in securities law, in accordance with applicable law:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

     HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL
RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

     THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000.00 AND MULTIPLES OF $1,000.00 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000.00 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

     THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

     THIS SECURITY IS IN REGISTERED FORM WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.871-14(c)(1)(i) FOR U.S. FEDERAL INCOME AND WITHHOLDING TAX PURPOSES.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

     Section 2.6. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, a new Debenture bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

     The Trustee may authenticate any such substituted Debenture and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption in full shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and to the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

     Every  substituted  Debenture  issued  pursuant to the  provisions  of this
Section 2.6 by virtue of the fact that any such Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All Debentures shall be held and owned upon the express condition that, to the extent permitted by applicable law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 2.7. Temporary Debentures. Pending the preparation of definitive Debentures, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Debentures that are typed, printed or lithographed. Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the definitive Debentures in lieu of which they are issued but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debentures. Without unreasonable delay the Company will execute and deliver to the Trustee or the Authenticating Agent definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at the principal corporate trust office of the Trustee or at any office or agency maintained by the Company for such purpose as provided in Section 3.2, and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in exchange for such temporary Debentures a like aggregate principal amount of such definitive Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving a registration of transfer the Company may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

     Section 2.8. Payment of Interest and Additional Interest. Interest at the Interest Rate and any Additional Interest on any Debenture that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Debentures shall be paid to the Person in whose name said Debenture (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment except that interest and any Additional Interest payable on the Maturity Date shall be paid to the Person to whom principal is paid.

     Each Debenture shall bear interest for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date in December 2012 at a rate per annum of 8.39%, and shall bear interest for each successive Distribution Period beginning on or after the Interest Payment Date in December 2012 at a rate per annum equal to the 3-Month LIBOR, determined as described in Section 2.10, plus 3.50% (the "Coupon Rate"), applied to the principal amount thereof, until the principal thereof becomes due and payable, and on any overdue principal and to the extent that payment of such interest is enforceable under applicable law (without duplication) on any overdue installment of interest (including Additional Interest) at the Interest Rate in effect for each applicable period compounded quarterly. Interest shall be payable (subject to any relevant Extension Period) quarterly in arrears on each Interest Payment Date with the first installment of interest to be paid on the Interest Payment Date in December 2007.

     Any interest on any Debenture, including Additional Interest, that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company to the Persons in whose names such Debentures (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing at least 25 days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on each such Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at its address as it appears in the Debenture Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debentures (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable.

     The Company may make payment of any Defaulted Interest on any Debentures in any other lawful manner after notice given by the Company to the Trustee of the proposed payment method; provided, however, the Trustee in its sole discretion deems such payment method to be practical.

     Any interest (including Additional Interest) scheduled to become payable on an Interest Payment Date occurring during an Extension Period shall not be Defaulted Interest and shall be payable on such other date as may be specified in the terms of such Debentures.

     The term "regular record date" as used in this Section shall mean the close of business on the 15th calendar day next preceding the applicable Interest Payment Date.

     Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debenture.

     Section 2.9. Cancellation of Debentures Paid, etc. All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee or any Authenticating Agent, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All Debentures canceled by any Authenticating Agent shall be delivered to the Trustee. The Trustee shall destroy all canceled Debentures unless the Company otherwise directs the Trustee in writing. If the Company shall acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are surrendered to the Trustee for cancellation.

     Section 2.10. Computation of Interest. The amount of interest payable (i) for any Distribution Period commencing on or after the date of original issuance but before the Interest Payment Date in December 2012 will be computed on the basis of a 360-day year of twelve 30-day months, it being understood that if a Distribution is payable on a non Business Day, and the Distribution Payment Date is on the next succeeding Business Day, no additional interest or other Distributions shall accrue in respect of any such delay, and (ii) for the Distribution Period commencing on the Interest Payment Date in December 2012 and each succeeding Distribution Period will be calculated by applying the Interest Rate to the principal amount outstanding at the commencement of the Distribution Period and multiplying each such amount by the actual number of days in the Distribution Period concerned divided by 360. All percentages resulting from any calculations on the Debentures will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

     (a) "3-Month LIBOR" means the London interbank offered interest rate for three-month, U.S. dollar deposits determined by the Trustee in the following order of priority:

          (1) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date (as defined below). The "Reuters Screen LIBOR01 Page" means the display designated as the "Reuters Screen LIBOR01 Page" or such other page as may replace the Reuters Screen LIBOR01 Page on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits. If at least two rates appear on the Reuters Screen LIBOR01 Page, the rate on the Determination Date will be the arithmetic mean of such rates;

          (2) if such rate cannot be identified on the related Determination Date, the Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations;

          (3) if fewer than two such quotations are provided as requested in clause (2) above, the Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and

          (4) if fewer than two such quotations are provided as requested in clause (3) above, 3-Month LIBOR will be a 3-Month LIBOR determined with respect to the Distribution Period immediately preceding such current Distribution Period.

     If the rate for U.S. dollar deposits having a three-month maturity that initially appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Reuters Screen LIBOR01 Page by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-Month LIBOR for such Determination Date.

     (b) The Interest Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

     (c) "Determination Date" means the date that is two London Banking Days (i.e., a business day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the particular Distribution Period for which a Coupon Rate is being determined.

     (d) The Trustee shall notify the Company, the Institutional Trustee and any securities exchange or interdealer quotation system on which the Capital Securities are listed, of the Coupon Rate and the Determination Date for each Distribution Period, in each case as soon as practicable after the determination thereof but in no event later than the thirtieth (30th) day of the relevant Distribution Period. Failure to notify the Company, the Institutional Trustee or any securities exchange or interdealer quotation system, or any defect in said notice, shall not affect the obligation of the Company to make payment on the Debentures at the applicable Coupon Rate. Any error in the calculation of the Coupon Rate by the Trustee may be corrected at any time by notice delivered as above provided. Upon the request of a holder of a Debenture, the Trustee shall provide the Coupon Rate then in effect and, if determined, the Coupon Rate for the next Distribution Period.

     (e) Subject to the corrective rights set forth above, all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Debentures and distributions on the Capital Securities by the Trustee or the Institutional Trustee will (in the absence of willful default, bad faith and manifest error) be final, conclusive and binding on the Trust, the Company and all of the holders of the Debentures and the Capital Securities, and no liability shall (in the absence of willful default, bad faith or manifest error) attach to the Trustee or the Institutional Trustee in connection with the exercise or non-exercise by either of them of their respective powers, duties and discretion.

     Section 2.11. Extension of Interest Payment Period. So long as (i) no Event of Default has occurred and is continuing and (ii) a parent guarantee agreement between CastlePoint Holdings, Ltd., a Bermuda exempted company and the parent of the Company, and Wilmington Trust Company, as Guarantee Trustee, is in full force and effect, in the form attached hereto as Exhibit B (the "Parent Guarantee"), the Company shall have the right, from time to time, and without causing an Event of Default, to defer payments of interest on the Debentures by extending the interest payment period on the Debentures at any time and from time to time during the term of the Debentures, for up to 20 consecutive quarterly periods (each such extended interest payment period, an "Extension Period"), during which Extension Period no interest (including Additional
Interest) shall be due and payable (except any Additional Sums that may be due and payable); provided, however, that the Company shall not have the right to defer payments of interest on the Debentures at any time if the Parent Guarantee is not in full force and effect by November 15, 2007 or if the Parent Guarantee Opinion, as defined in Section 3.1 of the Placement Agreement, is not delivered to the Placement Agents as contemplated therein. No Extension Period may end on a date other than an Interest Payment Date. During an Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest will accrue at an annual rate equal to the Interest Rate in effect for such Extension Period, compounded quarterly from the date such interest would have been payable were it not for the Extension Period, to the extent permitted by law (such interest referred to herein as "Additional Interest"). At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date; provided further, however, that during any such Extension Period, the Company shall not and shall not permit any Affiliate of the Company controlled by the Company to
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's or such Affiliate's Capital Stock (other than payments of dividends or distributions to the Company or a Subsidiary of the Company) (the "Restricted Payments") or make any payments with respect to the Restricted Payments; (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or any Affiliate of the Company controlled by the Company that rank pari passu in all respects with or junior in interest to the Debentures; or (iii) enter into, amend or modify any contract with a shareholder that holds more than 10% of the outstanding shares of common stock of the Company, unless such contract contains terms that are substantially at least as favorable to the Company or any Affiliate of the Company controlled by the Company or CastlePoint Holdings, Ltd. as would be an unrelated third party transaction (other than, with respect to clauses (i) and
(ii) above, (a) repurchases, redemptions or other acquisitions of shares of Capital Stock of the Company or any Subsidiary of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of Capital Stock of the Company or of such Subsidiary (or securities convertible into or exercisable for such Capital Stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange, reclassification, or conversion of any class or series of the Company's Capital Stock (or any Capital Stock of a Subsidiary of the Company) for any class or series of the Company's Capital Stock (or in the case of a Subsidiary of the Company, any class or series of such Subsidiary's Capital Stock) or of any class or series of the Company's indebtedness for any class or series of the Company's Capital Stock (or in the case of indebtedness of a Subsidiary of the Company, of any class or series of such Subsidiary's indebtedness for any class or series of such Subsidiary's Capital Stock), (c) the purchase of fractional interests in shares of the Company's Capital Stock (or the Capital Stock of a Subsidiary of the Company) pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (f) payments under the Capital Securities Guarantee). Prior to the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during an Extension Period shall bear Additional Interest to the extent permitted by applicable law. The Company must give the Trustee notice of its election to begin or extend an Extension Period at least 5 Business Days prior to the regular record date (as such term is used in Section 2.8) immediately preceding the Interest Payment Date with respect to which interest on the Debentures would have been payable except for the election to begin or extend an Extension Period. The Trustee shall give notice of the Company's election to begin a new Extension Period to the Securityholders.

     Section 2.12. CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Securityholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

                                  ARTICLE III.
                       PARTICULAR COVENANTS OF THE COMPANY
                       -----------------------------------

     Section 3.1. Payment of Principal, Premium and Interest; Agreed Treatment of the Debentures.

     (a) The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest and any Additional Interest and other payments on the Debentures at the place, at the respective times and in the manner provided in this Indenture and the Debentures. Each installment of interest on the Debentures may be paid (i) by mailing checks for such interest payable to the order of the holders of Debentures entitled thereto as they appear on the registry books of the Company if a request for a wire transfer has not been received by the Company or (ii) by wire transfer to any account with a banking institution located in the United States designated in writing by such Person to the paying agent no later than the related record date. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of and interest on this Debenture will be made in immediately available funds at such place and to such account as may be designated by the Institutional Trustee.

     (b) The Company will treat the Debentures as indebtedness of the Company that is in registered form within the meaning of Treasury Regulations Section 1.871-14(c)(1)(i). The Company will further treat the amounts payable in respect of the principal amount of such Debentures as interest for all United States federal income and withholding tax purposes. All interest payments in respect of such Debentures will be made free and clear of United States withholding tax to any beneficial owner thereof that has provided an Internal Revenue Service Form W-8BEN (or any substitute or successor form) establishing its non-United States status for United States federal income and withholding tax purposes.

     (c) As of the date of this Indenture, the Company has no present intention to exercise its right under Section 2.11 to defer payments of interest on the Debentures by commencing an Extension Period.

     (d) As of the date of this Indenture, the Company believes that the likelihood that it would exercise its right under Section 2.11 to defer payments of interest on the Debentures by commencing an Extension Period at any time during which the Debentures are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase or make a liquidation payment with respect to, any of its outstanding equity and on the Company's ability to make any payments of principal of or interest on, or repurchase or redeem, any of its debt securities that rank pari passu in all respects with (or junior in interest to) the Debentures.

     Section 3.2. Offices for Notices and Payments, etc. So long as any of the Debentures remain outstanding, the Company will maintain in Wilmington, Delaware, an office or agency where the Debentures may be presented for payment, an office or agency where the Debentures may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Trustee, or specified as contemplated by Section 2.5, such office or agency for all of the above purposes shall be the office or agency of the Trustee. In case the Company shall fail to maintain any such office or agency in Wilmington, Delaware, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee.

     In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside Wilmington, Delaware, where the Debentures may be presented for registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in Wilmington, Delaware, for the purposes above mentioned. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

     Section 3.3. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.9, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 3.4. Provision as to Paying Agent.

     (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provision of this Section 3.4,

     (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest, if any, on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

     (2) that it will give the Trustee prompt written notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, or interest, if any, on the Debentures when the same shall be due and payable; and

     (3) that it will, at any time during the continuance of any Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

     (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest or other payments, if any, on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, premium, interest or other payments so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or by any other obligor under the Debentures) to make any payment of the principal of and premium, if any, or interest or other payments, if any, on the Debentures when the same shall become due and payable.

     Whenever the Company shall have one or more paying agents for the Debentures, it will, on or prior to each due date of the principal of and premium, if any, or interest, if any, on the Debentures, deposit with a paying agent a sum sufficient to pay the principal, premium, interest or other payments so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such paying agent is the Trustee) the Company shall promptly notify the Trustee in writing of its action or failure to act.

     (c) Anything in this Section 3.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Debentures, or for any other reason, pay, or direct any paying agent to pay to the Trustee all sums held in trust by the Company or any such paying agent, such sums to be held by the Trustee upon the trusts herein contained.

     (d) Anything in this Section 3.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.4 is subject to Sections 12.3 and 12.4.

     (e) The Company hereby initially appoints the Trustee to act as Paying Agent (the "Paying Agent").

     Section 3.5. Certificate to Trustee. The Company will deliver to the Trustee on or before 120 days after the end of each fiscal year, so long as Debentures are outstanding hereunder, a Certificate stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default during such fiscal year by the Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge and the nature and status thereof.

     Section 3.6. Additional Sums. If and for so long as the Trust or a trustee of the Trust is the holder of all Debentures and the Trust is required to pay any additional taxes (excluding withholding taxes), duties, assessments or other governmental charges as a result of a Tax Event, then the Company will pay such additional amounts ("Additional Sums") on the Debentures as shall be required so that the net amounts received and retained by the Trust after paying such taxes (excluding withholding taxes), duties, assessments or other governmental charges will be equal to the amounts the Trust would have received if no such taxes (excluding withholding taxes), duties, assessments or other governmental charges had been imposed. Whenever in this Indenture or the Debentures there is a reference in any context to the payment of principal of or interest on the Debentures, such mention shall be deemed to include mention of payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided, however, that the deferral of the payment of interest during an Extension Period pursuant to Section 2.11 shall not defer the payment of any Additional Sums that may be due and payable.

     Section 3.7. Compliance with Consolidation Provisions. The Company will not, while any of the Debentures remain outstanding, consolidate with, or merge into any other Person, or sell, convey, transfer or otherwise dispose of, directly or indirectly through its subsidiaries, in a single transaction or in any series of transactions occurring during any twelve-month period, more than 51% of its assets, unless in each case of a consolidation, merger, sale, conveyance, transfer or other disposition of assets, the provisions of Article XI hereof are complied with.

     Section 3.8. Limitation on Dividends. If Debentures are initially issued to the Trust or a trustee of such Trust in connection with the issuance of Trust Securities by the Trust (regardless of whether Debentures continue to be held by such Trust) and (i) there shall have occurred and be continuing an Event of Default, (ii) the dollar amount of the Company's and the Subsidiaries' gross written premiums on a consolidated basis from insurance policies in any calendar year fails to exceed 51% of the Company's and the Subsidiaries' gross written premiums on a consolidated basis from insurance policies in the previous calendar year; (iii) the Company sells more than 51% of its rights to renew insurance policies in any single transaction or series of related transactions;
(iv) any Significant Subsidiary (as defined in Section 1-02(w) of Regulation S-X to the Securities Act (the "Significant Subsidiaries")) of the Company which is rated by A.M. Best Company, Inc. (x) receives a rating from A.M. Best Company Inc. of B- or lower; or (y) submits a request to withdraw its rating by A.M. Best Company, Inc.; or (v) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee, or (vi) the Company shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period as provided herein and such period, or any extension thereof, shall be continuing, then the Company shall not, and shall not permit any Affiliate of the Company controlled by the Company to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's or such Affiliates' Capital Stock (other than payments of dividends or distributions to the Company or a Subsidiary of the Company) (the "Restricted Payments") or make any payments with respect to the Restricted Payments, (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or any Affiliate of the Company controlled by the Company that rank pari passu in all respects with or junior in interest to the Debentures or (z) enter into, amend or modify any contract with a shareholder holding more than 10% of the outstanding shares of common stock of the Company, unless such contract contains terms that are substantially at least as favorable to the Company or any Affiliate of the Company controlled by the Company or CastlePoint Holdings, Ltd. as would be an unrelated third party transaction (other than, with respect to clauses (x) and (y) above, (1) repurchases, redemptions or other acquisitions of shares of Capital Stock of the Company or any Subsidiary of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of Capital Stock of the Company or of such Subsidiary (or securities convertible into or exercisable for such Capital Stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (2) as a result of any exchange, reclassification or conversion of any class or series of the Company's Capital Stock (or any Capital Stock of a Subsidiary of the Company) for any class or series of the Company's Capital Stock (or in the case of a Subsidiary of the Company, any class or series of such Subsidiary's Capital Stock) or of any class or series of the Company's indebtedness for any class or series of the Company's Capital Stock (or in the case of indebtedness of a Subsidiary of the Company, of any class or series of such Subsidiary's indebtedness for any class or series of such Subsidiary's Capital Stock), (3) the purchase of fractional interests in shares of the Company's Capital Stock (or the Capital Stock of a Subsidiary of the Company) pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (4) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (5) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (6) payments under the Capital Securities Guarantee).

     Section 3.9. Covenants as to the Trust. For so long as the Trust Securities remain outstanding, the Company shall maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company under this Indenture may succeed to the Company's ownership of such Common Securities. The Company, as owner of the Common Securities, shall, except in connection with a distribution of Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, use commercially reasonable efforts to cause the Trust (a) to remain a statutory trust, except in connection with a distribution of Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes, and (c) to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Debentures.

     Section 3.10. Additional Junior Indebtedness. The Company shall not, and it shall not cause or permit any Subsidiary of the Company to, incur, issue or be obligated on any Additional Junior Indebtedness, either directly or indirectly, by way of guarantee, suretyship or otherwise, other than Additional Junior Indebtedness that, by its terms, is expressly stated to be either junior and subordinate or pari passu in all respects to the Debentures.

     Section 3.11. Additional Amounts. All payments of principal of and premium, if any, interest (including any Additional Interest) and any other amounts on, or in respect of, the Debentures shall be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the Company is organized (each, a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof).

     If a withholding or deduction at source is required, the Company shall, subject to certain limitations and exceptions set forth below, pay to the holder of any such Debenture such additional amounts ("Additional Amounts") as may be necessary so that every net payment of principal, premium, if any, interest (including any Additional Interest) or any other amount made to such holder, after such withholding or deduction, shall not be less than the amount provided for in such Debenture and this Indenture to be then due and payable; provided, however, that the Company shall not be required to make payment of such Additional Amounts for or on account of:

     (a) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder: (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Debenture; (B) presented such Debenture, where presentation is required, for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such Debenture could not have been presented for payment elsewhere; or (C) presented such Debenture, where presentation is required, more than thirty (30) days after the date on which the payment in respect of such Debenture first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amounts if it had presented such Debenture for payment on any day within such period of thirty (30) days;

     (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (c) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such Debenture to comply with any reasonable request by the Company addressed to the holder within ninety (90) days of such request (A) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or
(B), is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

     (d) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to confirm to, such EU Directive; or

     (e) any combination of items (a), (b), (c) and (d);

nor shall Additional Amounts be paid with respect to any payment of the principal of, or premium, if any, interest or any other amounts on, any such Debenture to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such Debenture to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of the Debenture.

     Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest (including Additional Interest) or any other amounts on, or in respect of, any Debenture, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such Debenture established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of Additional Amounts in those provisions hereof where such express mention is not made.

                                  ARTICLE IV.

                        SECURITYHOLDERS LISTS AND REPORTS
                        ---------------------------------
                         BY THE COMPANY AND THE TRUSTEE
                         ------------------------------

     Section 4.1. Securityholders Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

     (a) on each regular record date for the Debentures, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Securityholders of the Debentures as of such record date; and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

except that no such lists need be furnished under this Section 4.1 so long as the Trustee is in possession thereof by reason of its acting as Debenture registrar.

     Section 4.2. Preservation and Disclosure of Lists.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures (1) contained in the most recent list furnished to it as provided in
Section 4.1 or (2) received by it in the capacity of Debentures registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

     (b) In case three or more holders of Debentures (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debentures with respect to their rights under this Indenture or under such Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within 5 Business Days after the receipt of such application, at its election, either:

          (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection
          (a) of this Section 4.2, or

          (2) inform such applicants as to the approximate number of holders of Debentures whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, if permitted or required by applicable law, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of all Debentures, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, as permitted or required by applicable law, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Each and every holder of Debentures, by receiving and holding the same, agrees with Company and the Trustee that neither the Company nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this Section 4.2, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

                                   ARTICLE V.
                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                   -------------------------------------------
                            UPON AN EVENT OF DEFAULT
                            ------------------------

     Section 5.1. Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) the Company defaults in the payment of any interest upon any Debenture when it becomes due and payable, and fails to cure such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of this Indenture shall not constitute a default in the payment of interest for this purpose; or

     (b) subject to Section 2.11 herein, the Company defaults in the payment of all or any part of the principal of (or premium, if any, on) any Debentures as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise; or

     (c) the Company defaults in the performance of, or breaches, any of its covenants or agreements in this Indenture or in the terms of the Debentures established as contemplated in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (d) a court of competent jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or shall appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall order the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

     (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

     (f) the Trust shall have voluntarily or involuntarily liquidated, dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Debentures to holders of the Trust Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Securities or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     If an Event of Default occurs and is continuing with respect to the Debentures, then, and in each and every such case, unless the principal of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of the Debentures and the interest accrued (but unpaid) thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

     The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures and the principal of and premium, if any, on the Debentures which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and Additional Interest) and such amount as shall be sufficient to cover reasonable compensation of the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other amounts due to the Trustee pursuant to Section 6.6, if any, and (ii) all Events of Default under this Indenture, other than the non-payment of the principal of or premium, if any, on the Debentures which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Debentures shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the holders of the Debentures shall continue as though no such proceeding had been taken.

     Section 5.2. Payment of Debentures on Default; Suit Therefor. The Company covenants that upon the occurrence and during the continuation of an Event of Default pursuant to Section 5.1(a) or Section 5.1(b) then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures the whole amount that then shall have become due and payable on all Debentures for principal and premium, if any, or interest, or both, as the case may be, with Additional Interest accrued on the Debentures (to the extent that payment of such interest is enforceable under applicable law and, if the Debentures are held by the Trust or a trustee of such Trust, without duplication of any other amounts paid by the Trust or a trustee of the Trust in respect thereof); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any other amounts due to the Trustee under Section 6.6. In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on such Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on such Debentures wherever situated the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Bankruptcy Law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.2, shall be entitled and empowered, by intervention in such proceedings or otherwise,

     (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debentures,

     (b) in case of any judicial proceedings, (i) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all other amounts due to the Trustee under Section 6.6), and of the Securityholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations and (ii) to vote on behalf of the holders of the Debentures in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings,

     (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and

     (d) to distribute the same after the deduction of its charges and expenses.

By its acceptance of any Debentures, each Securityholder shall be deemed to have authorized any receiver, assignee or trustee in bankruptcy or reorganization to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other amounts due to the Trustee under
Section 6.6.

     Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and, subject to Section 5.3, any recovery of judgment shall be for the ratable benefit of the holders of the Debentures.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

     Section 5.3. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Debentures in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     First: To the payment of costs and expenses incurred by, and reasonable fees of, the Trustee, its agents, attorneys and counsel, and of all other amounts due to the Trustee under Section 6.6;

     Second: To the payment of all Senior Indebtedness of the Company if and to the extent required by Article XV;

     Third: To the payment of the amounts then due and unpaid upon the Debentures for principal (and premium, if any), and interest on the Debentures, in respect of which or for the benefit of which money has been collected, ratably, without preference or priority of any kind, according to the amounts due on such Debentures for principal (and premium, if any) and interest (including Additional Interest), respectively; and

     Fourth: The balance, if any, to the Company.

     Section 5.4. Proceedings by Securityholders. No holder of any Debenture shall have any right to institute any suit, action or proceeding for any remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default with respect to the Debentures and unless the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have given the Trustee a written request to institute such action, suit or proceeding and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding.

     Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Debenture to receive payment of the principal of, premium, if any, and interest, on such Debenture when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder and by accepting a Debenture hereunder it is expressly understood, intended and covenanted by the taker and holder of every Debenture with every other such taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatsoever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 5.5. Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 5.6. Remedies Cumulative and Continuing; Delay or Omission Not a Waiver. Except as otherwise provided in Section 2.6 with respect to the replacement of mutilated, destroyed, lost or stolen Debentures, all powers and remedies given by this Article V to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Debentures, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right, remedy or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right, remedy or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.4, every power and remedy given by this Article V or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee (in accordance with its duties under Section 6.1) or by the Securityholders.

     No delay or omission of the Trustee or any Securityholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to Section 5.4 hereof, every right and remedy given by this Article or by law to the Trustee or to any Securityholder may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (in accordance with its duties under Section 6.1 hereof) or by such holder, as the case may be.

     Section 5.7. Direction of Proceedings and Waiver of Defaults by Majority of Securityholders. The holders of a majority in aggregate principal amount of the Debentures affected (voting as one class) at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such Debentures; provided, however, that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if a Responsible Officer of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability.

     The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive (or modify any previously granted waiver of) any past default or Event of Default, and its consequences, except an Event of Default (a) specified in Sections 5.1(a) and (b), (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Debenture affected, or (c) in respect of the covenants contained in Section 3.9; provided, however, that if the Debentures are held by the Trust or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in Liquidation Amount of the Trust Securities shall have consented to such waiver or modification to such waiver, provided, further, that if the consent of the holder of each outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing.

     Section 5.8. Notice of Defaults. The Trustee shall, within 90 days after the actual knowledge by a Responsible Officer of the Trustee of the occurrence of a default with respect to the Debentures, mail to all Securityholders, as the names and addresses of such holders appear upon the Debenture Register, notice of all defaults with respect to the Debentures known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 5.8 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e) and (f) of Section 5.1, not including periods of grace, if any, provided for therein); provided, however, that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

     Section 5.9. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this
Section 5.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Debentures outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture against the Company on or after the same shall have become due and payable.

                                   ARTICLE VI.
                             CONCERNING THE TRUSTEE
                             ----------------------

     Section 6.1. Duties and Responsibilities of Trustee. With respect to the holders of Debentures issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Debentures and after the curing or waiving of all Events of Default which may have occurred, with respect to the Debentures, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Debentures has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default with respect to Debentures and after the curing or waiving of all Events of Default which may have occurred

          (1) the duties and obligations of the Trustee with respect to Debentures shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to the Debentures as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

          (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Securityholders pursuant to Section 5.7, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is ground for believing that the repayment of such funds or liability is not assured to it under the terms of this Indenture or indemnity satisfactory to the Trustee against such risk is not reasonably assured to it.

     Section 6.2. Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 6.1:

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to the Debentures (that has not been cured or waived) to exercise with respect to Debentures such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the outstanding Debentures affected thereby; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care; and

     (h) with the exceptions of defaults under Sections 5.1(a) or 5.1(b), the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Debentures unless a written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Debentures or by any holder of the Debentures.

     Section 6.3. No Responsibility for Recitals, etc. The recitals contained herein and in the Debentures (except in the certificate of authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Company, and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

     Section 6.4. Trustee, Authenticating Agent, Paying Agents, Transfer Agents or Registrar May Own Debentures. The Trustee or any Authenticating Agent or any paying agent or any transfer agent or any Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, transfer agent or Debenture registrar.

     Section  6.5.  Moneys to be Held in Trust.  Subject  to the  provisions  of
Section 12.4, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time to the Company upon the written order of the Company, signed by the Chief Executive Officer, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company.

     Section 6.6. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Company also covenants to indemnify the Trustee and any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, action, suit, claim, liability, cost or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability. The obligations of the Company under this Section 6.6 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(d), Section 5.1(e) or Section 5.1(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the resignation or removal of the Trustee and the defeasance or other termination of this Indenture.

     Notwithstanding anything in this Indenture or any Debenture to the contrary, the Trustee shall have no obligation whatsoever to advance funds to pay any principal of or interest on or other amounts with respect to the Debentures or otherwise advance funds to or on behalf of the Company.

     Section 6.7. Officers' Certificate as Evidence. Except as otherwise provided in Sections 6.1 and 6.2, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 6.8. Eligibility of Trustee. The Trustee hereunder shall at all times be a banking corporation or national association organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having (or whose obligations under this Indenture are guaranteed by an affiliate having) a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000.00) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation or national association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8 the combined capital and surplus of such corporation or national association shall be deemed to be its combined capital and surplus as set forth in its most recent records of condition so published.

     The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.9.

     If the Trustee has or shall acquire any "conflicting interest" within the meaning of ss.310(b) of the Trust Indenture Act of 1939, the Trustee shall either eliminate such interest or resign, to the extent and in the manner described by this Indenture.

     Section 6.9. Resignation or Removal of Trustee.

     (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof, at the Company's expense, to the holders of the Debentures at their addresses as they shall appear on the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by order of its Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the affected Securityholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Securityholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 5.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

     (b) In case at any time any of the following shall occur --

          (1) the Trustee  shall fail to comply with the  provisions  of Section
          6.8 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Debenture or Debentures for at least 6 months, or

          (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.8 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

          (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor
          Trustee, or, subject to the provisions of Section 5.9, any Securityholder who has been a bona fide holder of a Debenture or Debentures for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

     (c) Upon prior written notice to the Company and the Trustee, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor Trustee, which shall be deemed appointed as successor Trustee unless within 10 Business Days after such nomination the Company objects thereto, in which case, or in the case of a failure by such holders to nominate a successor Trustee, the Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 6.9 provided, may petition any court of competent jurisdiction for an appointment of a successor Trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Trustee as provided in
Section 6.10.

     Section 6.10. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 6.9 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to the Debentures of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.6, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee thereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

     If a successor Trustee is appointed, the Company, the retiring Trustee and the successor Trustee shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

     No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 6.8.

     In no event shall a retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

     Upon  acceptance of appointment by a successor  Trustee as provided in this
Section 6.10, the Company shall mail notice of the succession of such Trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within 10 Business Days after the acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

     Section 6.11. Succession by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation shall be otherwise eligible and qualified under this Article.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 6.12. Authenticating Agents. There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Company with power to act on its behalf and subject to its direction in the authentication and delivery of the Debentures issued upon exchange or registration of transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Debentures; provided, however, that the Trustee shall have no liability to the Company for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of any Debentures. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $50,000,000.00 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.12 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 6.12 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent with respect to the Debentures by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.12, the Trustee may, and upon the request of the Company shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.12, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Debentures as the names and addresses of such holders appear on the Debenture Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities with respect to the Debentures of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

     The Company agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.

                                  ARTICLE VII.
                         CONCERNING THE SECURITYHOLDERS
                         ------------------------------

     Section 7.1. Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Debentures voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders or (d) by any other method the Trustee deems satisfactory.

     If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same, the Company may, at its option, as evidenced by an Officers'
Certificate, fix in advance a record date for such Debentures for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same, and for that purpose the outstanding Debentures shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 6 months after the record date.

     Section 7.2. Proof of Execution by Securityholders. Subject to the provisions of Section 6.1, 6.2 and 8.5, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debentures shall be proved by the Debenture Register or by a certificate of the Debenture registrar. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     The record of any Securityholders meeting shall be proved in the manner provided in Section 8.6.

     Section 7.3. Who Are Deemed Absolute Owners. Prior to due presentment for registration of transfer of any Debenture, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Debenture registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

     Section 7.4. Debentures Owned by Company Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent or waiver under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     Section 7.5. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder (in cases where no record date has been set pursuant to Section 7.1) or any holder as of an applicable record date (in cases where a record date has been set pursuant to Section 7.1) of a Debenture (or any Debenture issued in whole or in part in exchange or substitution therefor) the serial number of which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at the Principal Office of the Trustee and upon proof of holding as provided in Section 7.2, revoke such action so far as concerns such Debenture (or so far as concerns the principal amount represented by any exchanged or substituted Debenture). Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                  ARTICLE VIII.
                            SECURITYHOLDERS MEETINGS
                            ------------------------

     Section 8.1. Purposes of Meetings. A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this
Article VIII for any of the following purposes:

     (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article V;

     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.2; or

     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Debentures under any other provision of this Indenture or under applicable law.

     Section 8.2. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Debentures affected at their addresses as they shall appear on the Debentures Register and, if the Company is not a holder of Debentures, to the Company. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

     Section 8.3. Call of Meetings by Company or Securityholders. In case at any time the Company pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Debentures, as the case may be, then outstanding, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in
Section 8.1, by mailing notice thereof as provided in Section 8.2.

     Section 8.4. Qualifications for Voting. To be entitled to vote at any meeting of Securityholders a Person shall be (a) a holder of one or more Debentures with respect to which the meeting is being held or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more such Debentures. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 8.5. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

     Subject to the provisions of Section 7.4, at any meeting each holder of Debentures with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000.00 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.2 or 8.3 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     Section 8.6. Voting. The vote upon any resolution submitted to any meeting of holders of Debentures with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.2. The record shall show the serial numbers of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 8.7. Quorum; Actions. The Persons entitled to vote a majority in aggregate principal amount of the Debentures then outstanding shall constitute a quorum for a meeting of Securityholders; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in aggregate principal amount of the Debentures then outstanding, the Persons holding or representing such specified percentage in principal amount of the Debentures then outstanding will constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Securityholders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in
Section 8.2, except that such notice need be given only once not less than 5 days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Debentures then outstanding which shall constitute a quorum.

     Except as limited by the provisos in the first paragraph of Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the Debentures then outstanding; provided, however, that, except as limited by the provisos in the first paragraph of Section 9.2, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which this Indenture expressly provides may be given by the holders of not less than a specified percentage in aggregate principal amount of the Debentures then outstanding may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the holders of a not less than such specified percentage in principal amount of the Debentures then outstanding.

     Any resolution passed or decision taken at any meeting of holders of Debentures duly held in accordance with this Section shall be binding on all the Securityholders, whether or not present or represented at the meeting.

     Section 8.8. Written Consent Without a Meeting. Whenever under this Indenture, Securityholders are required to permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the Securityholders of all outstanding Debentures entitled to vote thereon. No consent shall be effective to take the action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section to the Trustee, written consents signed by a sufficient number of Securityholders to take action are delivered to the Trustee at its Principal Office. Delivery made to the Trustee at its Principal Office shall be by hand or by certificated or registered mail, return receipt requested. Written consent thus given by the Securityholders of such number of Debentures as is required hereunder, shall have the same effect as a valid vote of Securityholders of such number of Debentures.

                                   ARTICLE IX.
                             SUPPLEMENTAL INDENTURES
                             -----------------------

     Section 9.1. Supplemental Indentures without Consent of Securityholders. The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, without the consent of the Securityholders, for one or more of the following purposes:

     (a) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company, pursuant to Article XI hereof;

     (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of Debentures as the Board of Directors shall consider to be for the protection of the holders of such Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

     (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture; provided that any such action shall not materially adversely affect the interests of the holders of the Debentures;

     (d) to add to, delete from, or revise the terms of Debentures, including, without limitation, any terms relating to the issuance, exchange, registration or transfer of Debentures, including to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities as required by Section 2.5 (for purposes of assuring that no registration of Debentures is required under the Securities Act); provided, however, that any such action shall not adversely affect the interests of the holders of the Debentures then outstanding (it being understood, for purposes of this proviso, that transfer restrictions on Debentures substantially similar to those that were applicable to Capital Securities shall not be deemed to materially adversely affect the holders of the Debentures);

     (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

     (f) to make any change (other than as elsewhere provided in this paragraph) that does not adversely affect the rights of any Securityholder in any material respect; or

     (g) to provide for the issuance of and establish the form and terms and conditions of the Debentures, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or the Debentures, or to add to the rights of the holders of Debentures.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section 9.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 9.2.

     Section 9.2. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Section 7.1) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding affected by such supplemental indenture (voting as a class), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then outstanding and affected thereby (i) change the fixed maturity of any Debenture, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Debentures, or impair or affect the right of any Securityholder to institute suit for payment thereof or impair the right of repayment, if any, at the option of the holder, or (ii) reduce the aforesaid percentage of Debentures the holders of which are required to consent to any such supplemental indenture; provided further, however, that if the Debentures are held by a trust or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in aggregate Liquidation Amount of outstanding Trust Securities shall have consented to such supplemental indenture; provided further, however, that if the consent of the Securityholder of each outstanding Debenture is required, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Company, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     It shall not be necessary for the consent of the Securityholders under this
Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 9.3. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.4. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Debentures then outstanding.

     Section 9.5. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall, in addition to the documents required by Section 14.6, receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX. The Trustee shall receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this
Article IX is  authorized  or  permitted  by, and conforms to, the terms of this
Article IX and that it is proper for the Trustee  under the  provisions  of this
Article IX to join in the execution thereof.

                                   ARTICLE X.
                            REDEMPTION OF SECURITIES
                            ------------------------

     Section 10.1. Optional Redemption. The Company shall have the right to redeem the Debentures, in whole or in part, but in all cases in a principal amount with integral multiples of $1,000.00, on any Interest Payment Date on or after the Interest Payment Date in December 2012 (an "Optional Redemption Date"), at the Optional Redemption Price.

     Section 10.2. Special Event Redemption. If a Special Event shall occur and be continuing, the Company shall have the right to redeem the Debentures in whole, but not in part, at any Interest Payment Date, within 120 days following the occurrence of such Special Event (the "Special Redemption Date") at the Special Redemption Price. If the Special Event redemption occurs prior to the Interest Payment Date in December 2012, the Company shall appoint a Quotation Agent for the purpose of performing the services contemplated in, or by reference in, the definition of Special Redemption Price. Any error in the calculation of the Special Redemption Price by the Quotation Agent or the Trustee may be corrected at any time by notice delivered to the Company and the holders of the Debentures. Subject to the corrective rights set forth above, all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of the Special Redemption Price on the Debentures by the Trustee or the Quotation Agent, as the case may be, shall (in the absence of willful default, bad faith or manifest error) be final, conclusive and binding on the holders of the Debentures and the Company, and no liability shall attach (except as provided above) to the Trustee or the Quotation Agent in connection with the exercise or non-exercise by any of them of their respective powers, duties and discretion.

     Section 10.3. Notice of Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Debentures, it shall cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the Optional Redemption Date or the Special Redemption Date to the holders of Debentures so to be redeemed as a whole or in part at their last addresses as the same appear on the Debenture Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

     Each such notice of redemption shall specify the CUSIP number, if any, of the Debentures to be redeemed, the Optional Redemption Date or the Special Redemption Date, as applicable, the Optional Redemption Price or the Special Redemption Price, as applicable, at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Debentures are to be redeemed the notice of redemption shall specify the numbers of the Debentures to be redeemed. In case the Debentures are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

     Prior to 10:00 a.m. (New York City time) on the Optional Redemption Date or Special Redemption Date, as applicable, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the Optional Redemption Date or the Special Redemption Date, as applicable, all the Debentures so called for redemption at the appropriate Optional Redemption Price or Special Redemption Price, together with accrued interest to the Optional Redemption Date or Special Redemption Date, as applicable.

     If all, or less than all, the Debentures are to be redeemed, the Company will give the Trustee notice not less than 45 nor more than 60 days, respectively, prior to the Optional Redemption Date or Special Redemption Date, as applicable, as to the aggregate principal amount of Debentures to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof (in integral multiples of $1,000.00) to be redeemed.

     Section 10.4. Payment of Debentures Called for Redemption. If notice of redemption has been given as provided in Section 10.3, the Debentures or portions of Debentures with respect to which such notice has been given shall become due and payable on the Optional Redemption Date or Special Redemption Date, as applicable, and at the place or places stated in such notice at the applicable Optional Redemption Price or Special Redemption Price, together with interest accrued to the Optional Redemption Date or Special Redemption Date, as applicable, and on and after said date (unless the Company shall default in the payment of such Debentures at the Optional Redemption Price or Special Redemption Price, as applicable, together with interest accrued to said date) interest on the Debentures or portions of Debentures so called for redemption shall cease to accrue. On presentation and surrender of such Debentures at a place of payment specified in said notice, such Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable Optional Redemption Price or Special Redemption Price, together with interest accrued thereon to the Optional Redemption Date or Special Redemption Date, as applicable.

     Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations, in principal amount equal to the unredeemed portion of the Debenture so presented.

                                   ARTICLE XI.
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
                -------------------------------------------------

     Section 11.1. Company May Consolidate, etc., on Certain Terms. Nothing contained in this Indenture or in the Debentures shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of, directly or indirectly through the subsidiaries of the Company, in a single transaction or in any series of transactions occurring during any twelve-month period, more than 51% of the assets of the Company or its successor or successors, to any other Person (whether or not affiliated with the Company, or its successor or successors) authorized to acquire and operate the same; provided, however, that the Company hereby covenants and agrees that, upon any such -------- ------- consolidation, merger (where the Company is not the surviving corporation), sale, conveyance, transfer or other disposition of assets, the due and punctual payment of the principal of (and premium, if any) and interest on all of the Debentures in accordance with their terms, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company, shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such assets.

     Section 11.2. Successor Entity to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and thereupon the predecessor entity shall be relieved of any further liability or obligation hereunder or upon the Debentures. Such successor entity thereupon may cause to be signed, and may issue in its own name, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Debentures which previously shall have been signed and delivered by the officers of the Company, to the Trustee or the Authenticating Agent for authentication, and any Debentures which such successor entity thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

     Section 11.3. Opinion of Counsel to be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive, in addition to the Opinion of Counsel required by Section 9.5, an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or other disposition, and any assumption, permitted or required by the terms of this Article XI complies with the provisions of this Article XI.

                                  ARTICLE XII.
                     SATISFACTION AND DISCHARGE OF INDENTURE
                     ---------------------------------------

     Section 12.1. Discharge of Indenture. When

     (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) and not theretofore canceled, or

     (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within 1 year or are to be called for redemption within 1 year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds, which shall be immediately due and payable, sufficient to pay at maturity or upon redemption all of the Debentures (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of, and premium, if any, or interest on the Debentures (1) theretofore repaid to the Company in accordance with the provisions of Section 12.4, or
          (2) paid to any state or to the District of Columbia pursuant to its unclaimed property or similar laws,

and if in the case of either clause (a) or clause (b) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except for the provisions of Sections 2.5, 2.6, 2.8, 3.1, 3.2, 3.4, 6.6, 6.8, 6.9, 12.1 and 12.4 hereof shall survive until such Debentures shall mature and be paid. Thereafter, Sections 6.6 and 12.4 shall survive, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Debentures.

     Section 12.2. Deposited Moneys to be Held in Trust by Trustee. Subject to the provisions of Section 12.4, all moneys deposited with the Trustee pursuant to Section 12.1 shall be held in trust in a non-interest bearing account and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, and premium, if any, and interest.

     Section 12.3. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Debentures (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

     Section 12.4. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of, and premium, if any, or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for 2 years after the date upon which the principal of, and premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall, subject to applicable escheatment laws, be repaid to the Company by the Trustee or such paying agent on written demand; and the holder of any of the Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect, and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease.

                                  ARTICLE XIII.
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                    ----------------------------------------
                             OFFICERS AND DIRECTORS
                             ----------------------

     Section 13.1. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any such Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company or of any successor Person of the Company, either directly or through the Company or any successor Person of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                  ARTICLE XIV.
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Section 14.1. Successors. All the covenants, stipulations, promises and agreements of the Company in this Indenture shall bind its successors and assigns whether so expressed or not.

     Section 14.2. Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer or other authorized Person of the Company shall and may be done and performed with like force and effect by the like board, committee, officer or other authorized Person of any entity that shall at the time be the lawful successor of the Company.

     Section 14.3. Surrender of Company Powers. The Company by instrument in writing executed by authority of at least 2/3 (two-thirds) of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate both as to the Company, and as to any permitted successor.

     Section 14.4. Addresses for Notices, etc. Any notice, consent, direction, request, authorization, waiver or demand which by any provision of this Indenture is required or permitted to be given, made, furnished or served by the Trustee or by the Securityholders on or to the Company may be given or served in writing by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company, with the Trustee for the purpose) to the Company, Victoria Hall, 11 Victoria Street, Hamilton, HM 11, Bermuda, Attention: Joel Weiner. Any notice, consent, direction, request, authorization, waiver or demand by any Securityholder or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Trustee, addressed to the Trustee, 1100 North Market Street, Wilmington,
Delaware 19890-1600, Attention: Corporate Trust Administration. Any notice, consent, direction, request, authorization, waiver or demand on or to any Securityholder shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the address set forth in the Debenture Register.

     Section 14.5. Governing Law. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, this Indenture and each Debenture shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State without regard to its conflict of law provisions.

     Section 14.6. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of such person, such condition or covenant has been complied with.

     Section 14.7. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 14.8. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 14.9. Severability. In case any one or more of the provisions contained in this Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Debentures, but this Indenture and such Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 14.10. Assignment. The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

     Section 14.11. Acknowledgment of Rights. The Company agrees that, with respect to any Debentures held by the Trust or the Institutional Trustee of the Trust, if the Institutional Trustee of the Trust fails to enforce its rights under this Indenture as the holder of Debentures held as the assets of such Trust after the holders of a majority in Liquidation Amount of the Capital Securities of such Trust have so directed such Institutional Trustee, a holder of record of such Capital Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce such Institutional Trustee's rights under this Indenture without first instituting any legal proceedings against such trustee or any other Person. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest (or premium, if any) or principal on the Debentures on the date such interest (or premium, if any) or principal is otherwise payable (or in the case of redemption, on the redemption date), the Company agrees that a holder of record of Capital Securities of the Trust may directly institute a proceeding against the Company for enforcement of payment to such holder directly of the principal of (or premium, if any) or interest on the Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder on or after the respective due date specified in the Debentures.

                                   ARTICLE XV.
                           SUBORDINATION OF DEBENTURES
                           ---------------------------

     Section 15.1. Agreement to Subordinate. The Company covenants and agrees, and each holder of Debentures by such Securityholder's acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article XV and under any supplemental indenture; and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     The payment by the Company of the principal of, and premium, if any, and interest on all Debentures shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article XV shall prevent the occurrence of any default or Event of Default hereunder.

     Section 15.2. Default on Senior Indebtedness. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company following any grace period, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default and such acceleration has not been rescinded or canceled and such Senior Indebtedness has not been paid in full, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption) of, or premium, if any, or interest on the Debentures.

     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.2, such payment shall, subject to Section 15.7, be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

     Section 15.3. Liquidation, Dissolution, Bankruptcy. Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company, on account of the principal (and premium, if any) or interest on the Debentures. Upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Securityholders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article XV, shall be paid by the Company, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Securityholders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Securityholders or to the Trustee.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

     For purposes of this Article XV, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XV with respect to the Debentures to the payment of all Senior Indebtedness, that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in
Article XI of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XI of this Indenture. Nothing in Section 15.2 or in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6 of this Indenture.

     Section 15.4. Subrogation. Subject to the payment in full of all Senior Indebtedness, the Securityholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full. For the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Securityholders or the Trustee would be entitled except for the provisions of this Article XV, and no payment over pursuant to the provisions of this Article XV to or for the benefit of the holders of such Senior Indebtedness by Securityholders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Debentures be deemed to be a payment or distribution by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XV are and are intended solely for the purposes of defining the relative rights of the holders of the Securities, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

     Nothing contained in this Article XV or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee, subject to the provisions of Article VI of this Indenture, and the Securityholders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Securityholders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

     Section 15.5. Trustee to Effectuate Subordination. Each Securityholder by such Securityholder's acceptance thereof authorizes and directs the Trustee on such Securityholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XV and appoints the Trustee such Securityholder's attorney-in-fact for any and all such purposes.

     Section 15.6. Notice by the Company. The Company shall give prompt written notice to a Responsible Officer of the Trustee at the Principal Office of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XV. Notwithstanding the provisions of this
Article XV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XV, unless and until a Responsible Officer of the Trustee at the Principal Office of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least 2 Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within 2 Business Days prior to such date.

     The Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 15.7. Rights of the Trustee; Holders of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article VI of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Securityholders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

     Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6.

     Section 15.8. Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of the holders of the Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, and any other Person.

                     Signatures appear on the following page

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                            CASTLEPOINT BERMUDA HOLDINGS, LTD.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            WILMINGTON TRUST COMPANY, as Trustee

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT A

      FIXED/FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE

                               [FACE OF SECURITY]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO CASTLEPOINT BERMUDA HOLDINGS, LTD. (THE "COMPANY"), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

     HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                                      A-1-1

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL
RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

     THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000.00 AND MULTIPLES OF $1,000.00 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000.00 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

     THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

     THIS SECURITY IS IN REGISTERED FORM WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.871-14(c)(1)(i) FOR U.S. FEDERAL INCOME AND WITHHOLDING TAX PURPOSES.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                      A-1-2

      Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture

                                       of

                       CastlePoint Bermuda Holdings, Ltd.

                               September 27, 2007

     CastlePoint Bermuda Holdings, Ltd., a company limited by shares duly organized and existing under the laws of Bermuda (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to Wilmington Trust Company, not in its individual capacity but solely as Institutional Trustee for CastlePoint Bermuda Holdings Statutory Trust I (the "Holder") or registered assigns, the principal sum of Thirty Million Nine Hundred Twenty Eight Thousand dollars ($30,928,000) on December 15, 2037, and to pay interest on said principal sum from September 27, 2007, or from the most recent Interest Payment Date (as defined herein) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15 and December 15 of each year or if such day is not a Business Day, then the next succeeding Business Day (each such date, an "Interest Payment Date") commencing on the Interest Payment Date in December 2007, at an annual rate equal to 8.39% beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date in December 2012 and at an annual rate for each successive Distribution Period beginning on (and including) the Interest Payment Date in December 2012, and each succeeding Interest Payment Date, and ending on (but excluding) the next succeeding Interest Payment Date (each a "Distribution Period"), equal to 3-Month LIBOR, determined as described below, plus 3.50% (the "Coupon Rate"); applied to the principal amount hereof, until the principal hereof is paid or duly provided for or made available for payment, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest (including Additional Interest) at the Interest Rate in effect for each applicable period, compounded quarterly, from the dates such amounts are due until they are paid or made available for payment. The amount of interest payable (i) for any Distribution Period commencing on or after the date of original issuance but before the Interest Payment Date in December 2012 will be computed on the basis of a 360-day year of twelve 30-day months, it being understood that no additional interest shall accrue on non-Business Days for the given Distribution Period, and (ii) for the Distribution Period commencing on or after the Interest Payment Date in December 2012 and each succeeding Distribution Period will be computed on the basis of the actual number of days in the Distribution Period concerned divided by 360. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which shall be fifteen days prior to the day on which the relevant Interest Payment Date occurs. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date.

                                      A-1-3

     Capitalized terms used and not defined in this Debenture shall have the meanings assigned in the Indenture dated as of the date of original issuance of this Debenture between the Trustee and the Company.

     "3-Month LIBOR" as used herein, means the London interbank offered interest rate for three-month U.S. dollar deposits determined by the Trustee in the following order of priority: (i) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date ("Reuters Screen LIBOR01 Page" means the display designated as the "Reuters Screen LIBOR01 Page" or such other page as may replace the Reuters Screen LIBOR01 Page on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits); (ii) if such rate cannot be identified on the related Determination Date, the Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; (iii) if fewer than two such quotations are provided as requested in clause (ii) above, the Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and (iv) if fewer than two such quotations are provided as requested in clause (iii) above, 3-Month LIBOR will be a 3-Month LIBOR determined with respect to the Distribution Period immediately preceding such current Distribution Period. If the rate for U.S. dollar deposits having a three-month maturity that initially appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Reuters Screen LIBOR01 Page by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-Month LIBOR for such Determination Date. As used herein, "Determination Date" means the date that is two London Banking Days (i.e., a business day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the commencement of the relevant Distribution Period.

     "Interest Rate" means for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date in December 2012 the rate per annum of 8.39% and for each Distribution Period thereafter, the Coupon Rate.

     The Interest Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

     All percentages resulting from any calculations on the Debentures will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

                                      A-1-4

     The principal of and interest on this Debenture shall be payable at the office or agency of the Trustee (or other paying agent appointed by the Company) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made by check mailed to the registered holder at such address as shall appear in the Debenture Register if a request for a wire transfer by such holder has not been received by the Company or by wire transfer to an account appropriately designated by the holder hereof. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of and interest on this Debenture will be made in immediately available funds at such place and to such account as may be designated by the Trustee.

     So long as (i) no Event of Default has occurred and is continuing and (ii) a parent guarantee agreement between CastlePoint Holdings, Ltd., a Bermuda exempted company and the parent of the Company, and Wilmington Trust Company, as Guarantee Trustee, is in full force and effect, in the form attached to the Indenture (the "Parent Guarantee"), the Company shall have the right, from time to time, and without causing an Event of Default, to defer payments of interest on the Debentures by extending the interest payment period on the Debentures at any time and from time to time during the term of the Debentures, for up to 20 consecutive quarterly periods (each such extended interest payment period, an "Extension Period"), during which Extension Period no interest (including
Additional Interest) shall be due and payable (except any Additional Sums that may be due and payable); provided, however, that the Company shall not have the right to defer payments of interest on the Debentures at any time if the Parent Guarantee is not in full force and effect by November 15, 2007 or if the Parent Guarantee Opinion, as defined in Section 3.1 of the Placement Agreement, is not delivered to the Placement Agents as contemplated therein. No Extension Period may end on a date other than an Interest Payment Date. During an Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest will accrue at an annual rate equal to the Interest Rate in effect for such Extension Period, compounded quarterly from the date such interest would have been payable were it not for the Extension Period, to the extent permitted by law (such interest referred to herein as "Additional Interest"). At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date; provided further, however, that during any such Extension Period, the Company shall not and shall not permit any Affiliate of the Company controlled by the Company to engage in any of the activities or transactions described on the reverse side hereof and in the Indenture. Prior to the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during an Extension Period shall bear Additional Interest to the extent permitted by applicable law. The Company must give the Trustee notice of its election to begin or extend an Extension Period at least 5 Business Days prior to the regular record date (as such term is used in Section 2.8 of the Indenture) immediately preceding the Interest Payment Date with respect to which interest on the Debentures would have been payable except for the election to begin or extend an Extension Period. The Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Debentures.

                                      A-1-5

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

                                      A-1-6

     IN WITNESS WHEREOF, the Company has duly executed this certificate.

                                            CASTLEPOINT BERMUDA HOLDINGS, LTD.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Debentures  referred  to  in  the  within-mentioned
Indenture.

                                            WILMINGTON TRUST COMPANY, as Trustee

                                            By:
                                               ---------------------------------
                                               Authorized Officer

                                      A-1-7

                             [REVERSE OF DEBENTURE]

     This Debenture is one of the fixed/floating rate junior subordinated deferrable interest debentures of the Company, all issued or to be issued under and pursuant to the Indenture dated as of September 27, 2007 (the "Indenture"), duly executed and delivered between the Company and the Trustee, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

     Upon the occurrence and continuation of a Special Event prior to the Interest Payment Date in December 2012, the Company shall have the right to redeem the Debentures in whole, but not in part, at any Interest Payment Date, within 120 days following the occurrence of such Special Event, at the Special Redemption Price.

     In addition, the Company shall have the right to redeem the Debentures, in whole or in part, but in all cases in a principal amount with integral multiples of $1,000.00, on any Interest Payment Date on or after the Interest Payment Date in December 2012, at the Optional Redemption Price.

     Prior to 10:00 a.m. New York City time on the Optional Redemption Date or Special Redemption Date, as applicable, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the Optional Redemption Date or the Special Redemption Date, as applicable, all the Debentures so called for redemption at the appropriate Optional Redemption Price or Special Redemption Price.

     If all, or less than all, the Debentures are to be redeemed, the Company will give the Trustee notice not less than 45 nor more than 60 days prior to the Optional Redemption Date or Special Redemption Date, as applicable, as to the aggregate principal amount of Debentures to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof (in integral multiples of $1,000.00) to be redeemed.

     Notwithstanding the foregoing, any redemption of Debentures by the Company shall be subject to the receipt of any and all required regulatory approvals.

     In case an Event of Default shall have occurred and be continuing, upon demand of the Trustee, the principal of all of the Debentures shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then outstanding and affected thereby (i) change the fixed maturity of any Debenture, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Debentures, or impair or affect the right of any Securityholder to institute suit for payment thereof or impair the right of repayment, if any, at the option of the holder, or (ii) reduce the aforesaid percentage of Debentures the holders of which are required to consent to any such supplemental indenture.

                                      A-1-8

     The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time outstanding on behalf of the holders of all of the Debentures to waive (or modify any previously granted waiver of) any past default or Event of Default, and its consequences, except an Event of Default (a) specified in Sections 5.1(a) and
(b), (b) in respect of covenants or provisions hereof or of the Indenture which cannot be modified or amended without the consent of the holder of each Debenture affected, or (c) in respect of the covenants contained in Section 3.9 of the Indenture; provided, however, that if the Debentures are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in Liquidation Amount of the Trust Securities shall have consented to such waiver or modification to such waiver, provided, further, that if the consent of the holder of each outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of the Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by the Indenture, said default or Event of Default shall for all purposes of the Debentures and the Indenture be deemed to have been cured and to be not continuing.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, including Additional Interest, on this Debenture at the time and place and at the rate and in the money herein prescribed.

                                      A-1-9

     The Company has agreed that if Debentures are initially issued to the Trust or a trustee of such Trust in connection with the issuance of Trust Securities by the Trust (regardless of whether Debentures continue to be held by such Trust) and (i) there shall have occurred and be continuing an Event of Default,
(ii) the dollar amount of the Company's and the Subsidiaries' gross written premiums on a consolidated basis from insurance policies in any calendar year fails to exceed 51% of the Company's and the Subsidiaries' gross written premiums on a consolidated basis from insurance policies in the previous calendar year; (iii) the Company sells more than 51% of its rights to renew insurance policies in any single transaction or series of related transactions;
(iv) any Significant Subsidiary (as defined in Section 1-02(w) of Regulation S-X to the Securities Act (the "Significant Subsidiaries")) of the Company which is rated by A.M. Best Company, Inc. (x) receives a rating from A.M. Best Company Inc. of B- or lower; or (y) submits a request to withdraw its rating by A.M Best Company, Inc.; (v) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee, or (vi) the Company shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period as provided herein and such Extension Period, or any extension thereof, shall be continuing, then the Company shall not, and shall not permit any Affiliate of the Company controlled by the Company to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's or such Affiliates' Capital Stock (other than payments of dividends or distributions to the Company or a Subsidiary of the Company) (the "Restricted Payments") or make any payments with respect to the Restricted Payments, (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or any Affiliate of the Company controlled by the Company that rank pari passu in all respects with or junior in interest to the Debentures or (z) enter into, amend or modify any contract with a shareholder holding more than 10% of the outstanding shares of common stock of the Company, unless such contract contains terms that are substantially at least as favorable to the Company or any Affiliate of the Company controlled by the Company or CastlePoint Holdings, Ltd. as would be an unrelated third party transaction (other than, with respect to clauses (x) and (y) above, (1) repurchases, redemptions or other acquisitions of shares of Capital Stock of the Company or any Subsidiary of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of Capital Stock of the Company or of such Subsidiary (or securities convertible into or exercisable for such Capital Stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (2) as a result of any exchange, reclassification, or conversion of any class or series of the Company's Capital Stock (or any Capital Stock of a Subsidiary of the Company) for any class or series of the Company's Capital Stock (or in the case of a Subsidiary of the Company, any class or series of such Subsidiary's Capital Stock) or of any class or series of the Company's indebtedness for any class or series of the Company's Capital Stock (or in the case of indebtedness of a
Subsidiary of the Company, of any class or series of such Subsidiary's indebtedness or any class or series of such Subsidiary's Capital Stock), (3) the purchase of fractional interests in shares of the Company's Capital Stock (or the Capital Stock of a Subsidiary of the Company) pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (4) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (5) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or
(6) payments under the Capital Securities Guarantee).

     The Debentures are issuable only in registered, certificated form without coupons and in minimum denominations of $100,000.00 and any multiple of $1,000.00 in excess thereof. As provided in the Indenture and subject to the transfer restrictions and limitations as may be contained herein and therein from time to time, this Debenture is transferable by the holder hereof on the Debenture Register of the Company. Upon due presentment for registration of transfer of any Debenture at the Principal Office of the Trustee or at any office or agency of the Company maintained for such purpose as provided in
Section 3.2 of the Indenture, the Company shall execute, the Company or the Trustee shall register and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in the name of the transferee or transferees a new Debenture for a like aggregate principal amount. All Debentures presented for registration of transfer or for exchange or payment shall (if so required by the Company or the Trustee or the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to, the Company and the Trustee or the Authenticating Agent duly executed by the holder or his attorney duly authorized in writing. No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith.

                                     A-1-10

     Prior to due presentment for registration of transfer of any Debenture, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Debenture registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

     The Debentures are in registered form within the meaning of Treasury Regulations Section 1.871-14(c)(1)(i) for U.S. federal income and withholding tax purposes.

     No recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture, or in any such Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company or of any successor Person of the Company, either directly or through the Company or any successor Person of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Debentures.

     PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

                                     A-1-11

                                    EXHIBIT B

                       FORM OF PARENT GUARANTEE AGREEMENT


                                     A-1-12

                                                                     Exhibit 4.2

                                                                  Execution Copy



================================================================================


                               GUARANTEE AGREEMENT

                                 by and between

                       CASTLEPOINT BERMUDA HOLDINGS, LTD.

                                       and

                            WILMINGTON TRUST COMPANY

                         Dated as of September 27, 2007


================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page


ARTICLE I          DEFINITIONS AND INTERPRETATION.................................................................1

    Section 1.1       Definitions and Interpretation..............................................................1

ARTICLE II         POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE.............................................5

    Section 2.1       Powers and Duties of the Guarantee Trustee..................................................5
    Section 2.2       Certain Rights of the Guarantee Trustee.....................................................6
    Section 2.3       Not Responsible for Recitals or Issuance of Guarantee.......................................8
    Section 2.4       Events of Default; Waiver...................................................................8
    Section 2.5       Events of Default; Notice...................................................................8

ARTICLE III        GUARANTEE TRUSTEE..............................................................................9

    Section 3.1       Guarantee Trustee; Eligibility..............................................................9
    Section 3.2       Appointment, Removal and Resignation of the Guarantee Trustee...............................9

ARTICLE IV         GUARANTEE.....................................................................................10

    Section 4.1       Guarantee..................................................................................10
    Section 4.2       Waiver of Notice and Demand................................................................10
    Section 4.3       Obligations Not Affected...................................................................10
    Section 4.4       Rights of Holders..........................................................................11
    Section 4.5       Guarantee of Payment.......................................................................12
    Section 4.6       Subrogation................................................................................12
    Section 4.7       Independent Obligations....................................................................12
    Section 4.8       Enforcement by a Beneficiary...............................................................12

ARTICLE V          LIMITATION OF TRANSACTIONS; SUBORDINATION.....................................................13

    Section 5.1       Limitation of Transactions.................................................................13
    Section 5.2       Ranking....................................................................................14

ARTICLE VI         TERMINATION...................................................................................14

    Section 6.1       Termination................................................................................14

ARTICLE VII        INDEMNIFICATION...............................................................................14

    Section 7.1       Exculpation................................................................................14
    Section 7.2       Indemnification............................................................................15
    Section 7.3       Compensation; Reimbursement of Expenses....................................................16


ARTICLE VIII       MISCELLANEOUS.................................................................................16

    Section 8.1       Successors and Assigns.....................................................................16
    Section 8.2       Amendments.................................................................................17
    Section 8.3       Notices....................................................................................17
    Section 8.4       Benefit....................................................................................17
    Section 8.5       Governing Law..............................................................................18
    Section 8.6       Counterparts...............................................................................18
    Section 8.7       Separability...............................................................................18

                               GUARANTEE AGREEMENT


                 This GUARANTEE AGREEMENT (this "Guarantee"), dated as of September 27, 2007, is executed and delivered by CastlePoint Bermuda Holdings, Ltd., a Bermuda company limited by shares (the "Guarantor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of CastlePoint Bermuda Holdings Statutory Trust I, a Delaware statutory trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of the date hereof among Wilmington Trust Company, not in its individual capacity but solely as institutional trustee, the administrators of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof those undivided beneficial interests, having an aggregate liquidation amount of $30,000,000.00 (the "Capital Securities"); and

         WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the purchase by each Holder of the Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

Section 1.1     Definitions and Interpretation.

         In this Guarantee, unless the context otherwise requires:

(a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b)  a term defined anywhere in this Guarantee has the same meaning throughout;

(c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

(d) all references in this Guarantee to "Articles" or "Sections" are to Articles or Sections of this Guarantee, unless otherwise specified;

(e) terms defined in the Declaration as at the date of execution of this Guarantee have the same meanings when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires; and

(f) a reference to the singular includes the plural and vice versa.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Beneficiaries" means any Person to whom the Issuer is or hereafter becomes indebted or liable.

         "Capital Securities" has the meaning set forth in the recitals to this Guarantee.

         "Common Securities" means the common securities issued by the Issuer to the Guarantor pursuant to the Declaration.

         "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Guarantee is located at 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention: Corporate Trust Administration.

         "Covered Person" means any Holder of Capital Securities.

         "Debentures" means the debt securities of the Guarantor designated the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 held by the Institutional Trustee (as defined in the Declaration) of the Issuer.

         "Declaration Event of Default" means an "Event of Default" as defined in the Declaration.

         "Event of Default" has the meaning set forth in Section 2.4(a).

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) which are required to be paid on such Capital Securities to the extent the Issuer shall have funds available therefor, (ii) the Optional Redemption Price to the extent the Issuer has funds available therefor, with respect to any Capital Securities called for redemption by the Issuer, (iii) the Special Redemption Price to the extent the Issuer has funds available therefor, with respect to Capital Securities redeemed upon the occurrence of a Special Event, and (iv) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders of the Capital Securities in exchange therefor as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

         "Guarantee Trustee" means Wilmington Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

         "Guarantor" means CastlePoint Bermuda Holdings, Ltd. and each of its successors and assigns.

         "Holder" means any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that, in determining whether the Holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

         "Indenture" means the Indenture dated as of the date hereof between the Guarantor and Wilmington Trust Company, not in its individual capacity but solely as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the institutional trustee of the Issuer.

         "Issuer" has the meaning set forth in the opening paragraph to this Guarantee.

         "Liquidation Distribution" has the meaning set forth in the definition of "Guarantee Payments" herein.

         "Majority in liquidation amount of the Capital Securities" means Holder(s) of outstanding Capital Securities, voting together as a class, but separately from the holders of Common Securities, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital Securities then outstanding.

         "Obligations" means any costs, expenses or liabilities (but not including liabilities related to taxes) of the Issuer other than obligations of the Issuer to pay to holders of any Trust Securities the amounts due such holders pursuant to the terms of the Trust Securities.

         "Officer's Certificate" means, with respect to any Person, a certificate signed by one Authorized Officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

     (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by the officer in rendering the Officer's Certificate;

     (c) a statement that the officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of the officer, such condition or covenant has been complied with.

         "Optional Redemption Price" has the meaning set forth in the Indenture.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Special Event" has the meaning set forth in the Indenture.

         "Special Redemption Price" has the meaning set forth in the Indenture.

         "Subsidiary" means with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of the outstanding partnership or similar interests of which shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 3.1.

         "Trust Securities" means the Common Securities and the Capital Securities.

                                   ARTICLE II

                        POWERS, DUTIES AND RIGHTS OF THE
                                GUARANTEE TRUSTEE

Section 2.1       Powers and Duties of the Guarantee Trustee.

(a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Capital Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Capital Securities exercising his or her rights pursuant to Section 4.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

(b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Capital Securities.

(c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.4) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

          (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

          (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

     (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that such Responsible Officer of the Guarantee Trustee or the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

     (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or relating to the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

     (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds is not reasonably assured to it under the terms of this Guarantee or security and indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

Section 2.2       Certain Rights of the Guarantee Trustee.

(a)      Subject to the provisions of Section 2.1:

     (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (ii) Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officer's Certificate.

     (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate of the Guarantor which, upon receipt of such request, shall be promptly delivered by the Guarantor.

     (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any re-recording, refiling or re-registration thereof).

     (v) The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

     (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, however, that nothing contained in this
          Section 2.2(a)(vi) shall relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

     (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

     (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

     (x) Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

     (xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

(b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

Section 2.3       Not Responsible for Recitals or Issuance of Guarantee.

         The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

Section 2.4       Events of Default; Waiver.

(a) An Event of Default under this Guarantee will occur upon the failure of the Guarantor to perform any of its payment or other obligations hereunder.

(b) The Holders of a Majority in liquidation amount of the Capital Securities may, voting or consenting as a class, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 2.5       Events of Default; Notice.

     (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Capital Securities and the Guarantor, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, however, that the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Securities.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice from the Guarantor or a Holder of the Capital Securities (except in the case of a payment default), or a Responsible Officer of the Guarantee Trustee charged with the administration of this Guarantee shall have obtained actual knowledge thereof.

                                   ARTICLE III

                                GUARANTEE TRUSTEE

Section 3.1       Guarantee Trustee; Eligibility.

(a)  There shall at all times be a Guarantee Trustee which shall:

     (i)  not be an Affiliate of the Guarantor, and

     (ii) be a banking corporation or national association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or Person authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation or national association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 3.1(a)(ii), the combined capital and surplus of such corporation or national association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 3.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set forth in Section 3.2(c).

(c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee shall either eliminate such interest or resign to the extent and in the manner provided by, and subject to this Guarantee.

Section 3.2       Appointment, Removal and Resignation of the Guarantee Trustee.

(a) Subject to Section 3.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

(b) The Guarantee Trustee shall not be removed in accordance with Section 3.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

(c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by an instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

(d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 3.2 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

(e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

(f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 3.2, the Guarantor shall pay to the Guarantee Trustee all amounts owing to the Guarantee Trustee under Sections 7.2 and 7.3 accrued to the date of such termination, removal or resignation.

                                   ARTICLE IV

                                    GUARANTEE

Section 4.1       Guarantee.

(a) The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense (except the defense of payment by the Issuer), right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

(b) The Guarantor hereby also agrees to assume any and all Obligations of the Issuer and in the event any such Obligation is not so assumed, subject to the terms and conditions hereof, the Guarantor hereby irrevocably and unconditionally guarantees to each Beneficiary the full payment, when and as due, of any and all Obligations to such Beneficiaries. This Guarantee is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

Section 4.2       Waiver of Notice and Demand.

         The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 4.3       Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

(b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Optional Redemption Price, Special Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, Optional Redemption Price, Special Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

(c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

(d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

(e)  any invalidity of, or defect or deficiency in, the Capital Securities;

(f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

(g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 4.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

Section 4.4       Rights of Holders.

(a) The Holders of a Majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee; provided, however, that (subject to Section 2.1) the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Guarantee Trustee in good faith by its board of directors or trustees, executive committees or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Guarantee Trustee in personal liability.

(b) Any Holder of Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person. The Guarantor waives any right or remedy to require that any such action be brought first against the Issuer, the Guarantee Trustee or any other Person before so proceeding directly against the Guarantor.

Section 4.5       Guarantee of Payment.

         This Guarantee creates a guarantee of payment and not of collection.

Section 4.6       Subrogation.

         The Guarantor shall be subrogated to all (if any) rights of the Holders of Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by applicable provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, after giving effect to any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

Section 4.7       Independent Obligations.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 4.3 hereof.

Section 4.8       Enforcement by a Beneficiary.

         A Beneficiary may enforce the obligations of the Guarantor contained in
Section 4.1(b) directly against the Guarantor and the Guarantor waives any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against the Guarantor. The Guarantor shall be subrogated to all rights (if any) of any Beneficiary against the Issuer in respect of any amounts paid to the Beneficiaries by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if at the time of any such payment, and after giving effect to such payment, any amounts are due and unpaid under this Guarantee.

                                   ARTICLE V

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

Section 5.1       Limitation of Transactions.

         So long as any Debentures or Capital Securities remain outstanding, if
(a) there shall have occurred and be continuing an Event of Default or a Declaration Event of Default or (b the dollar amount of the Guarantor's and Subsidiaries' gross written premium on a consolidated basis from insurance policies in any calendar year fails to exceed 51% of the Guarantor's and Subsidiaries' gross written premium on a consolidated basis from insurance policies in the previous calendar year, (c) the Guarantor sells more than 51% of its rights to renew insurance policies in any single transaction or series of related transactions, (d) the Pooled Companies or any entity which becomes a significant subsidiary (as defined in Section 1-02(w) of Regulation S-X to the Securities Act) of the Guarantor which is rated by A.M. Best Company, Inc. (x) receives a rating from A.M. Best Guarantor Inc. of B- or lower; or (y) submits a request to withdraw its rating by A.M Best Guarantor, Inc; (e) the Company shall have selected an Extension Period as provided in the Declaration and such period, or any extension thereof, shall have commenced and be continuing, then the Guarantor shall not and shall not permit any Subsidiary to (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's or such Subsidiary's capital stock (other than payments of dividends or distributions to the Guarantor or any Subsidiary thereof) or make any guarantee payments with respect to the foregoing; (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor or any Subsidiary thereof that rank pari passu in all respects with or junior in interest to the Debentures; or (z) enter into, amend or modify any contract with a shareholder holding more than 10% of the outstanding shares of common stock of the Guarantor, unless such contract contains terms that are substantially at least as favorable to the Guarantor or any Subsidiary as would be an unrelated third party transaction (other than, with respect to clauses (x) and (y) above, (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor or any Subsidiary thereof in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Guarantor, or of such Subsidiary, as the case may be (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the occurrence of the Event of Default, Declaration Event of Default or Extension Period, as applicable, (ii) as a result of any exchange or conversion of any class or series of the Guarantor's capital stock (or any capital stock of a Subsidiary of the Guarantor) for any class or series of the Guarantor's capital stock, as the case may be (or in the case of a Subsidiary of the Guarantor, any class or series of such Subsidiary's capital stock), or of any class or series of the Guarantor's indebtedness for any class or series of the Guarantor's capital stock, as the case may be (or in the case of indebtedness of a Subsidiary of the Guarantor, of any class or series of such Subsidiary's indebtedness for any class or series of such Subsidiary's capital stock), (iii) the purchase of fractional interests in shares of the Guarantor's capital stock (or the capital stock of a Subsidiary of the Guarantor) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (vi) payments under this Guarantee).

Section 5.2       Ranking.

         This Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the Indenture) of the Guarantor. By their acceptance thereof, each Holder of Capital Securities agrees to the foregoing provisions of this Guarantee and the other terms set forth herein.

         The right of the Guarantor to participate in any distribution of assets of any of its Subsidiaries upon any such Subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that Subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that Subsidiary. Accordingly, the Guarantor's obligations under this Guarantee will be effectively subordinated to all existing and future liabilities of the Guarantor's Subsidiaries, and claimants should look only to the assets of the Guarantor for payments hereunder. This Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Guarantor, including Senior Indebtedness of the Guarantor, under any indenture that the Guarantor may enter into in the future or otherwise.

                                   ARTICLE VI

                                   TERMINATION

Section 6.1       Termination.

         This Guarantee shall terminate as to the Capital Securities (i) upon full payment of the Optional Redemption Price or Special Redemption Price of all Capital Securities then outstanding, (ii) upon the distribution of all of the Debentures to the Holders of all of the Capital Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon dissolution of the Issuer. This Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Capital Securities or under this Guarantee.

                                  ARTICLE VII

                                 INDEMNIFICATION

Section 7.1       Exculpation.

(a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

(b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Issuer or the Guarantor and upon such information, opinions, reports or statements presented to the Issuer or the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who, if selected by such Indemnified Person, has been selected with reasonable care by such Indemnified Person, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

Section 7.2       Indemnification.

(a) The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or willful misconduct on the part of the Indemnified Person, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including, but not limited to, the costs and expenses (including reasonable legal fees and expenses) of the Indemnified Person defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of the Indemnified Person's powers or duties hereunder. The obligation to indemnify as set forth in this Section 7.2 shall survive the resignation or removal of the Guarantee Trustee and the termination of this Guarantee.

(b) Promptly after receipt by an Indemnified Person under this Section 7.2 of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Guarantor under this
     Section 7.2, notify the Guarantor in writing of the commencement thereof; but the failure so to notify the Guarantor (i) will not relieve the Guarantor from liability under paragraph (a) above unless and to the extent that the Guarantor did not otherwise learn of such action and such failure results in the forfeiture by the Guarantor of substantial rights and defenses and (ii) will not, in any event, relieve the Guarantor from any obligations to any Indemnified Person other than the indemnification obligation provided in paragraph (a) above. The Guarantor shall be entitled to appoint counsel of the Guarantor's choice at the Guarantor's expense to represent the Indemnified Person in any action for which indemnification is sought (in which case the Guarantor shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person or Persons except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Guarantor's election to appoint counsel to represent the Guarantor in an action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Guarantor shall bear the reasonable fees, costs and expenses of such separate counsel if
     (i) the use of counsel chosen by the Guarantor to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Guarantor and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Person(s) which are different from or additional to those available to the Guarantor, (iii) the Guarantor shall not have employed counsel satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Guarantor shall authorize the Indemnified Person to employ separate counsel at the expense of the Guarantor. The Guarantor will not, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Persons are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

Section 7.3       Compensation; Reimbursement of Expenses.

         The Guarantor agrees:

(a) to pay to the Guarantee Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree to from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

         The provisions of this Section 7.3 shall survive the resignation or removal of the Guarantee Trustee and the termination of this Guarantee.

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1       Successors and Assigns.

         All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of the Guarantor's assets to another entity, in each case, to the extent permitted under the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Guarantee without the prior approval of the Holders of at least a Majority in liquidation amount of the Capital Securities.

Section 8.2       Amendments.

         Except with respect to any changes that do not adversely affect the rights of Holders of the Capital Securities in any material respect (in which case no consent of Holders will be required), this Guarantee may be amended only with the prior approval of the Holders of not less than a Majority in liquidation amount of the Capital Securities and the Guarantor. The provisions of the Declaration with respect to amendments thereof apply to the giving of such approval.

Section 8.3       Notices.

         All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

(a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Capital Securities and the Guarantor):

                  Wilmington Trust Company
                  1100 North Market Street
                  Wilmington, Delaware 19890-1600
                  Attention: Corporate Trust Administration
                  Telecopy:  302-636-4140


(b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Capital Securities and to the Guarantee Trustee):

                  CastlePoint Bermuda Holdings, Ltd.
                  Victoria Hall, 11 Victoria Street
                  Hamilton, HM 11, Bermuda
                  Attention:  Joel Weiner
                  Telecopy:  441-296-9715

(c) If given to any Holder of the Capital Securities, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 8.4       Benefit.

         This Guarantee is solely for the benefit of the Beneficiaries and, subject to Section 2.1(a), is not separately transferable from the Capital Securities.

Section 8.5       Governing Law.

         PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

Section 8.6       Counterparts.

         This Guarantee may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

Section 8.7       Separability.

         In case one or more of the provisions contained in this Guarantee shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Guarantee, but this Guarantee shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

                     Signatures appear on the following page

         THIS GUARANTEE is executed as of the day and year first above written.



                                CASTLEPOINT BERMUDA HOLDINGS, LTD., as Guarantor

                                By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                WILMINGTON TRUST COMPANY, as Guarantee Trustee

                                By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                     Exhibit 4.3


================================================================================





                        AMENDED AND RESTATED DECLARATION
                                    OF TRUST

                                  by and among

                            WILMINGTON TRUST COMPANY,
                            as Institutional Trustee,
                            WILMINGTON TRUST COMPANY,
                              as Delaware Trustee,
                          [CASTLEPOINT HOLDINGS, LTD.],
                                   as Sponsor,

                                       and
                  JOEL WEINER, JAMES DULLIGAN and ROGER BROWN,
                               as Administrators,
                        Dated as of [September 26, 2007]


================================================================================

                               TABLE OF CONTENTS
                               -----------------


                                                                                                                       Page
                                                                                                                       -----


ARTICLE I.     INTERPRETATION AND DEFINITIONS                                                                              1
   Section 1.1.     Definitions                                                                                            1

ARTICLE II.    ORGANIZATION                                                                                               10
   Section 2.1.     Name                                                                                                  10
   Section 2.2.     Office                                                                                                10
   Section 2.3.     Purpose                                                                                               10
   Section 2.4.     Authority                                                                                             10
   Section 2.5.     Title to Property of the Trust                                                                        10
   Section 2.6.     Powers and Duties of the Trustees and the Administrators.                                             10
   Section 2.7.     Prohibition of Actions by the Trust and the Institutional Trustee.                                    15
   Section 2.8.     Powers and Duties of the Institutional Trustee.                                                       16
   Section 2.9.     Certain Duties and Responsibilities of the Institutional Trustee and Administrators.                  17
   Section 2.10.    Certain Rights of Institutional Trustee                                                               19
   Section 2.11.    Delaware Trustee                                                                                      21
   Section 2.12.    Execution of Documents                                                                                21
   Section 2.13.    Not Responsible for Recitals or Issuance of Securities                                                21
   Section 2.14.    Duration of Trust                                                                                     21
   Section 2.15.    Mergers.                                                                                              22

ARTICLE III.   SPONSOR                                                                                                    23
   Section 3.1.     Sponsor's Purchase of Common Securities                                                               23
   Section 3.2.     Responsibilities of the Sponsor                                                                       23
   Section 3.3.     Reports                                                                                               24
   Section 3.4.     Expenses                                                                                              24
   Section 3.5.     Right to Proceed                                                                                      25

ARTICLE IV.    INSTITUTIONAL TRUSTEE AND ADMINISTRATORS                                                                   25
   Section 4.1.     Number of Trustees                                                                                    25
   Section 4.2.     Delaware Trustee                                                                                      25
   Section 4.3.     Institutional Trustee; Eligibility.                                                                   26
   Section 4.4.     Certain Qualifications of the Delaware Trustee Generally                                              26
   Section 4.5.     Administrators                                                                                        26
   Section 4.6.     Initial Delaware Trustee                                                                              26
   Section 4.7.     Appointment, Removal and Resignation of Institutional Trustee and Administrators.                     27
   Section 4.8.     Vacancies Among Trustees                                                                              28
   Section 4.9.     Effect of Vacancies                                                                                   29
   Section 4.10.    Meetings of the Trustees and the Administrators                                                       29
   Section 4.11.    Delegation of Power.                                                                                  29
   Section 4.12.    Merger, Conversion, Consolidation or Succession to Business                                           30


ARTICLE V.     DISTRIBUTIONS                                                                                              30
   Section 5.1.     Distributions                                                                                         30

ARTICLE VI.    ISSUANCE OF SECURITIES                                                                                     30
   Section 6.1.     General Provisions Regarding Securities.                                                              30
   Section 6.2.     Paying Agent, Transfer Agent and Registrar                                                            31
   Section 6.3.     Form and Dating                                                                                       32
   Section 6.4.     Book-Entry Capital Securities.                                                                        32
   Section 6.5.     Registration of Transfer and Exchange of Capital Securities Certificates.                             34
   Section 6.6.     Mutilated, Destroyed, Lost or Stolen Certificates.                                                    35
   Section 6.7.     Temporary Securities                                                                                  36
   Section 6.8.     Cancellation                                                                                          36
   Section 6.9.     CUSIP Numbers                                                                                         36
   Section 6.10.    Rights of Holders; Waivers of Past Defaults.                                                          36

ARTICLE VII.   DISSOLUTION AND TERMINATION OF TRUST                                                                       38
   Section 7.1.     Dissolution and Termination of Trust.                                                                 38

ARTICLE VIII.  TRANSFER OF INTERESTS                                                                                      39
   Section 8.1.     General.                                                                                              39
   Section 8.2.     Transfer Procedures and Restrictions.                                                                 40
   Section 8.3.     Deemed Security Holders                                                                               43

ARTICLE IX.    LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, INSTITUTIONAL TRUSTEE OR OTHERS                          44
   Section 9.1.     Liability.                                                                                            44
   Section 9.2.     Exculpation.                                                                                          44
   Section 9.3.     Fiduciary Duty.                                                                                       44
   Section 9.4.     Indemnification.                                                                                      45
   Section 9.5.     Outside Businesses                                                                                    48
   Section 9.6.     Compensation; Fee                                                                                     48

ARTICLE X.     TAX AND ACCOUNTING                                                                                         49
   Section 10.1.    Fiscal Year                                                                                           49
   Section 10.2.    Certain Accounting Matters.                                                                           49
   Section 10.3.    Banking                                                                                               49
   Section 10.4.    Withholding                                                                                           50
   Section 10.5.    Intention of the Parties                                                                              50

ARTICLE XI.    AMENDMENTS AND MEETINGS                                                                                    50
   Section 11.1.    Amendments.                                                                                           50
   Section 11.2.    Meetings of the Holders of the Securities; Action by Written Consent.                                 52

ARTICLE XII.   REPRESENTATIONS OF INSTITUTIONAL TRUSTEE AND THE DELAWARE TRUSTEE                                          53
   Section 12.1.    Representations and Warranties of Institutional Trustee                                               53

   Section 12.2.    Representations of the Delaware Trustee                                                               54

ARTICLE XIII.  MISCELLANEOUS                                                                                              54
   Section 13.1.    Notices                                                                                               54
   Section 13.2.    Governing Law                                                                                         56
   Section 13.3.    Intention of the Parties                                                                              56
   Section 13.4.    Headings                                                                                              56
   Section 13.5.    Successors and Assigns                                                                                56
   Section 13.6.    Partial Enforceability                                                                                56
   Section 13.7.    Counterparts                                                                                          56


Annex I             Terms of Securities
Exhibit A-1         Form of Capital Security Certificate
Exhibit A-2         Form of Common Security Certificate
Exhibit B-1         Form of Transferor Certificate to be Executed by QIBs
Exhibit B-2         Form of Transferor Certificate to be Executed by Transferees
                    Other than QIBs
Exhibit C           Specimen of Initial Debenture
Exhibit D           Placement Agreement

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                                  [TRUST NAME]

                              [September 26, 2007]

     AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated and effective as of [September 26, 2007], by the Trustees (as defined herein), the Administrators (as defined herein), the Sponsor (as defined herein) and the holders, from time to time, of undivided beneficial interests in the Trust (as defined herein) to be issued pursuant to this Declaration;

     WHEREAS, the Trustees, the Administrators and the Sponsor established [TRUST NAME](the "Trust"), a statutory trust under the Statutory Trust Act (as defined herein) pursuant to a Declaration of Trust dated as of [TRUST DECLARATION DATE] (the "Original Declaration"), and a Certificate of Trust filed with the Secretary of the State of Delaware on [DATE OF TRUST FORMATION] (the "Certificate of Trust"), for the sole purpose of issuing and selling the Securities (as defined herein) representing undivided beneficial interests in the assets of the Trust, investing the proceeds thereof in the Debentures (as defined herein) of the Debenture Issuer (as defined herein) and engaging in those activities necessary, advisable or incidental thereto;

     WHEREAS, as of the date hereof, no interests in the Trust have been issued; and

     WHEREAS, the Trustees, the Administrators and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration;

     NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory trust under the Statutory Trust Act and that this Declaration constitutes the governing instrument of such statutory trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the Securities, subject to the provisions of this Declaration, and, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, amend and restate in its entirety the Original Declaration and agree as follows:

                                    ARTICLE I

                         INTERPRETATION AND DEFINITIONS

Section 1.1       Definitions.  Unless the context otherwise requires:


(a) capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) a term defined anywhere in this Declaration has the same meaning throughout;

          (c) all references to "the Declaration" or "this Declaration" are to this Declaration and each Annex and Exhibit hereto, as modified, supplemented or amended from time to time;

          (d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified; and

          (e) a reference to the singular includes the plural and vice versa.

         "Additional Interest" has the meaning set forth in the Indenture.

         "Additional Sums" has the meaning set forth in the Indenture.

         "Administrative Action" has the meaning set forth in paragraph 4(a) of Annex I.

          "Administrators" means each of Joel Weiner, James Dulligan and Roger Brown, solely in such Person's capacity as Administrator of the Trust created and continued hereunder and not in such Person's individual capacity, or such Administrator's successor in interest in such capacity, or any successor appointed as herein provided.

          "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

          "Applicable Depositary Procedures" means, with respect to any transfer or transaction involving a Book-Entry Capital Security, the rules and procedures of the Depository for such Book-Entry Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

          "Bankruptcy Event" means, with respect to any Person:

          (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

          (b) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of such Person of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

     "Book-Entry Capital Security" means a Capital Security, the ownership and transfers of which shall be made through book entries by a Depositary.

     "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York City or Wilmington, Delaware are permitted or required by any applicable law to close.

     "Capital  Securities"  has the meaning set forth in paragraph 1(a) of Annex
I.

     "Capital Security Certificate" means a definitive Certificate in fully registered form representing a Capital Security substantially in the form of Exhibit A-1.

     "Certificate" means any certificate evidencing Securities.

     "Closing Date" has the meaning set forth in the Placement Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

     "Common Securities" has the meaning set forth in paragraph 1(b) of Annex I.

     "Common Security Certificate" means a definitive Certificate in fully registered form representing a Common Security substantially in the form of Exhibit A-2.

     "Company Indemnified Person" means (a) any Administrator; (b) any Affiliate of any Administrator; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrator; or (d) any officer, employee or agent of the Trust or its Affiliates.

     "Comparable Treasury Issue" has the meaning set forth in paragraph 4(a) of Annex I.

     "Comparable Treasury Price" has the meaning set forth in paragraph 4(a) of Annex I.

     "Corporate Trust Office" means the office of the Institutional Trustee at which the corporate trust business of the Institutional Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at 1100 North Market Street, Wilmington, Delaware 19890-1600, Attn: Corporate Trust Administration.

     "Coupon Rate" has the meaning set forth in paragraph 2(a) of Annex I.

     "Covered  Person"  means:  (a)  any   Administrator,   officer,   director,
shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) any of the Trust's Affiliates; and (b) any Holder of Securities.

     "Creditor" has the meaning set forth in Section 3.4.

     "Debenture  Issuer"  means  [CastlePoint   Holdings,   Ltd.],  a  [Bermuda]
corporation, in its capacity as issuer of the Debentures under the Indenture.

     "Debenture Trustee" means Wilmington Trust Company, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

     "Debentures" means the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 to be issued by the Debenture Issuer under the Indenture.

     "Defaulted Interest" has the meaning set forth in the Indenture.

     "Definitive Capital Securities Certificates" means Capital Securities issued in certificated, fully registered form that are not Global Capital Securities.

     "Delaware Trustee" has the meaning set forth in Section 4.2.

     "Depositary" means an organization registered as a clearing agency under the Exchange Act that is designated as Depositary by the Sponsor or any successor thereto. DTC will be the initial Depositary.

     "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

     "Determination  Date" has the meaning set forth in paragraph  2(a) of Annex
I.

     "Direct Action" has the meaning set forth in Section 2.8(d).

     "Distribution" means a distribution payable to Holders of Securities in accordance with Section 5.1.

     "Distribution Payment Date" has the meaning set forth in paragraph 2(b) of Annex I.

     "Distribution Period" means (i) with respect to the first Distribution Payment Date, the period beginning on (and including) the date of original issuance and ending on (but excluding) the Distribution Payment Date in [December 2007] and (ii) thereafter, with respect to each Distribution Payment Date, the period beginning on (and including) the preceding Distribution Payment Date and ending on (but excluding) such current Distribution Payment Date.

     "Distribution Rate" means, for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Distribution Payment Date in [September 2012], the rate per annum of [FIXED RATE]%, and for the period beginning on (and including) the Distribution Payment Date in [September 2012], and thereafter, the Coupon Rate.

     "DTC" means The Depository Trust Company or any successor thereto.

     "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the occurrence of an Indenture Event of Default; or

          (b) default by the Trust in the payment of any Optional Redemption Price of any Security when it becomes due and payable; or

          (c) default in the performance, or breach, in any material respect, of any covenant or warranty of the Institutional Trustee in this Declaration (other than those specified in clause (a) or (b) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail to the Institutional Trustee and to the Sponsor by the Holders of at least 25% in aggregate liquidation amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (d) the occurrence of a Bankruptcy Event with respect to the Institutional Trustee if a successor Institutional Trustee has not been appointed within 90 days thereof.

          "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

          "Extension Period" has the meaning set forth in paragraph 2(b) of Annex I.

          "Federal Reserve" has the meaning set forth in paragraph 4(a) of Annex I.

          "Fiduciary Indemnified Person" shall mean each of the Institutional Trustee (including in its individual capacity), the Delaware Trustee (including in its individual capacity), any Affiliate of the Institutional Trustee or Delaware Trustee and any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee or Delaware Trustee.

          "Fiscal Year" has the meaning set forth in Section 10.1.

          "Fixed Rate Period Remaining Life" has the meaning set forth in paragraph 4(a) of Annex I.

          "Global Capital Security" means a Capital Securities Certificate evidencing ownership of Book-Entry Capital Securities.

          "Guarantee" means the guarantee agreement, dated as of [September 26, 2007], of the Sponsor in respect of the Capital Securities.

          "Holder" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Statutory Trust Act.

          "Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.


          "Indenture" means the Indenture dated as of [September 26, 2007], between the Debenture Issuer and the Debenture Trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued, as such Indenture and any supplemental indenture may be amended, supplemented or otherwise modified from time to time.

          "Indenture Event of Default" means an "Event of Default" as defined in the Indenture.

          "Institutional Trustee" means the Trustee meeting the eligibility requirements set forth in Section 4.3

          "Interest" means any interest due on the Debentures including any Additional Interest and Defaulted Interest.

          "Interest  Rate" has the meaning set forth in paragraph  2(a) of Annex
I.

          "Investment Company" means an investment company as defined in the Investment Company Act.

          "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

          "Investment Company Event" has the meaning set forth in paragraph 4(a) of Annex I.

          "Liquidation" has the meaning set forth in paragraph 3 of Annex I.

          "Liquidation Distribution" has the meaning set forth in paragraph 3 of Annex I.

          "Majority in liquidation amount of the Securities" means Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

          "Maturity  Date" has the meaning set forth in paragraph  2(a) of Annex
I.

          "Officers' Certificates" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person, and, with respect to the Administrators, a certificate signed by at least two Administrators. Any Officers' Certificate delivered with respect to compliance with a condition or covenant providing for it in this Declaration shall include:

          (a) a statement that each individual signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief  statement of the nature and scope of the  examination  or
investigation   undertaken  by  each   individual  in  rendering  the  Officers'
Certificate;

          (c) a statement that each such individual signing the Officers' Certificate has made such examination or investigation as, in such individual's opinion, is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Optional Redemption Date" has the meaning set forth in paragraph 4(a) of Annex I.

          "Optional Redemption Price" has the meaning set forth in paragraph 4(a) of Annex I.

          "Owner" means each Person who is the beneficial owner of Book-Entry Capital Securities as reflected in the records of the Depositary or, if a Depositary Participant is not the beneficial owner, then the beneficial owner as reflected in the records of the Depositary Participant.

          "Paying Agent" has the meaning set forth in Section 6.2.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Placement Agreement" means the Placement Agreement relating to the offering and sale of Capital Securities in the form of Exhibit D.

          "Primary Treasury Dealer" has the meaning set forth in paragraph 4(a) of Annex I.

          "Property Account" has the meaning set forth in Section 2.8(c).

          "Pro Rata" has the meaning set forth in paragraph 8 of Annex I.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Quorum" means a majority of the Administrators or, if there are only two Administrators, both of them.

          "Quotation Agent" shall be a designee of the Trustee, after receiving consent from the Company, who is a Primary Treasury Dealer.

          "Redemption/Distribution   Notice"   has  the  meaning  set  forth  in
paragraph 4(e) of Annex I.

          "Reference Treasury Dealer" has the meaning set forth in paragraph 4(a) of Annex I.

          "Reference Treasury Dealer Quotations" has the meaning set forth in paragraph 4(a) of Annex I.

          "Registrar" has the meaning set forth in Section 6.2.

          "Relevant Trustee" has the meaning set forth in Section 4.7(a).

          "Responsible   Officer"  means,  with  respect  to  the  Institutional
Trustee, any officer within the Corporate Trust Office of the Institutional Trustee, including any vice-president, any assistant vice-president, any assistant secretary, any secretary, the treasurer, any assistant treasurer, any trust officer or other officer of the Corporate Trust Office of the Institutional Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Restricted Securities Legend" has the meaning set forth in Section 8.2(b).

          "Rule 3a-5" means Rule 3a-5 under the Investment Company Act.

          "Rule 3a-7" means Rule 3a-7 under the Investment Company Act.

          "Securities" means the Common Securities and the Capital Securities.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

          "Special  Event" has the meaning set forth in paragraph  4(a) of Annex
I.

          "Special Redemption Date" has the meaning set forth in paragraph 4(a) of Annex I.

          "Special Redemption Price" has the meaning set forth in paragraph 4(a) of Annex I.

          "Sponsor" means [CastlePoint Holdings, Ltd.], a [Bermuda] corporation, or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of the Trust.

          "Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801, et seq. as may be amended from time to time.

          "Subsidiary" means with respect to any Person, (a) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (b) any general partnership, joint venture or similar entity, at least a majority of the outstanding partnership or similar interests of which shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, and (c) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

          "Successor Entity" has the meaning set forth in Section 2.15(b).

          "Successor Delaware Trustee" has the meaning set forth in Section 4.7(e).

          "Successor Institutional Trustee" has the meaning set forth in Section 4.7(a).

          "Successor Securities" has the meaning set forth in Section 2.15(b).

          "Super  Majority" has the meaning set forth in paragraph 5(b) of Annex
I.

          "Tax Event" has the meaning set forth in paragraph 4(a) of Annex I.

          "10% in liquidation amount of the Securities" means Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

          "3-Month  LIBOR" has the meaning set forth in paragraph  2(a) of Annex
I.

          "Transfer Agent" has the meaning set forth in Section 6.2.

          "Treasury  Rate" has the meaning set forth in paragraph  4(a) of Annex
I.

          "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Property Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Institutional Trustee pursuant to the trusts of this Declaration.

          "Trustee or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

          "U.S. Person" means a United States Person as defined in Section 7701(a)(30) of the Code.

                                   ARTICLE II

                                  ORGANIZATION

     Section 2.1 Name. The Trust is named "[TRUST NAME]," as such name may be modified from time to time by the Administrators following written notice to the Institutional Trustee and the Holders of the Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrators.

     Section 2.2 Office. The address of the principal office of the Trust is c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600. On at least 10 Business Days written notice to the Institutional Trustee and the Holders of the Securities, the Administrators may designate another principal office, which shall be in a state of the United States or in the District of Columbia.

     Section 2.3 Purpose.  The exclusive purposes and functions of the Trust are
(a) to issue and sell the Securities representing undivided beneficial interests in the assets of the Trust, (b) to invest the gross proceeds from such sale to acquire the Debentures, (c) to facilitate direct investment in the assets of the Trust through issuance of the Common Securities and the Capital Securities, and
(d) except as otherwise limited herein, to engage in only those other activities necessary, advisable or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

     Section 2.4 Authority. Except as specifically provided in this Declaration, the Institutional Trustee shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by a Trustee in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration. The Administrators shall have only those ministerial duties set forth herein with respect to accomplishing the purposes of the Trust and are not intended to be trustees or fiduciaries with respect to the Trust or the Holders. The Institutional Trustee shall have the right, but shall not be obligated except as provided in Section 2.6, to perform those duties assigned to the Administrators.

     Section 2.5 Title to  Property of the Trust.  Except as provided in Section
2.8 with respect to the Debentures and the Property Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

     Section 2.6 Powers and Duties of the Trustees and the Administrators.

          (a) The Trustees and the Administrators shall conduct the affairs of the Trust in accordance with the terms of this Declaration. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Trustees and the Administrators shall have the authority to enter into all transactions and agreements determined by the Institutional Trustee to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees or the Administrators, as the case may be, under this Declaration, and to perform all acts in furtherance thereof, including without limitation, the following:

          (i) Each Administrator shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                (A) the issuance and sale of the Securities;

                (B) to acquire the Debentures with proceeds of the sale of the Securities; provided, however, that the Administrators shall cause legal title to the Debentures to be held of record in the name of the Institutional Trustee for the benefit of the Holders;

                (C) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, such agreements as may be necessary, advisable or incidental thereto in connection with the purposes and function of the Trust, including agreements with the Paying Agent;

                (D) ensuring compliance with the Securities Act and applicable securities or blue sky laws of states and other jurisdictions;

                (E) the sending of notices (other than notices of default), and other information regarding the Securities and the Debentures to the Holders in accordance with this Declaration including notice of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;

                (F) the consent to the appointment of a Paying Agent, Transfer Agent and Registrar in accordance with this Declaration, which consent shall not be unreasonably withheld or delayed;

                (G) execution and delivery of the Securities in accordance with this Declaration;

                (H) execution and delivery of closing  certificates  pursuant to
        the   Placement   Agreement   and  the   application   for  a   taxpayer
        identification number;

                (I) unless otherwise determined by the Holders of a Majority in liquidation amount of the Securities or as otherwise required by the Statutory Trust Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrators) any documents that the Administrators have the power to execute pursuant to this Declaration;

                (J) the taking of any action as the Sponsor or an Administrator may from time to time determine is necessary, advisable or incidental to the foregoing to give effect to the terms of this Declaration for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder);

                (K) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Capital Securities and Holders of Common Securities as to such actions and applicable record dates;

                (L) to duly prepare and file all applicable tax returns and tax information reports that are required to be filed with respect to the Trust on behalf of the Trust.

                (M) to negotiate the terms of, and the execution and delivery of, the Placement Agreement providing for the sale of the Capital Securities;

                (N) to employ or otherwise engage employees, agents (who may be designated as officers with titles), managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

                (O)  to  incur  expenses  that  are   necessary,   advisable  or
        incidental to carry out any of the purposes of the Trust; and

                (P) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory trust under the laws of each jurisdiction (other than the State of Delaware) in which such existence is necessary to protect the limited liability of the Holders of the Capital Securities or to enable the Trust to effect the purposes for which the Trust was created.

          (ii) As among the Trustees and the Administrators, the Institutional Trustee shall have the power, duty and authority, and is hereby authorized, to act on behalf of the Trust with respect to the following matters:

                (A) the establishment of the Property Account;

                (B) the receipt of the Debentures;

                (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Property Account;

                (D) the distribution through the Paying Agent of amounts owed to the Holders in respect of the Securities;

                (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

                (F) the sending of notices of default and other information regarding the Securities and the Debentures to the Holders in accordance with this Declaration;

                (G) the distribution of the Trust Property in accordance with the terms of this Declaration;

                (H) to the extent provided in this Declaration, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                (I) after any Event of Default (provided that such Event of Default is not by or with respect to the Institutional Trustee) the taking of any action incidental to the foregoing as the Institutional Trustee may from time to time determine is necessary, advisable or incidental to the foregoing to give effect to the terms of this Declaration and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and

                (J) to take all action that may be necessary for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware to protect the limited liability of the Holders of the Capital Securities or to enable the Trust to effect the purposes for which the Trust was created.

                (iii) The Institutional Trustee shall have the power and authority to act on behalf of the Trust with respect to any of the duties, liabilities, powers or the authority of the Administrators set forth in Section 2.6(a)(i)(E), (F) and (G) herein but shall not have a duty to do any such act unless specifically requested to do so in writing by the Sponsor, and shall then be fully protected in acting pursuant to such written request; and in the event of a conflict between the action of the Administrators and the action of the Institutional Trustee, the action of the Institutional Trustee shall prevail.

        (b) So long as this Declaration remains in effect, the Trust (or the Trustees or Administrators acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Trustees nor the Administrators may cause the Trust to (i) acquire any investments or engage in any activities not authorized by this Declaration, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein,
(iii) take any action that would reasonably be expected (A) to cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes or (B) to require the trust to register as an Investment Company under the Investment Company Act, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a lien on any of the Trust Property. The Institutional Trustee shall, at the sole cost and expense of the Trust, defend all claims and demands of all Persons at any time claiming any lien on any of the Trust Property adverse to the interest of the Trust or the Holders in their capacity as Holders.

        (c) In connection with the issuance and sale of the Capital Securities, the Sponsor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Sponsor in furtherance of the following prior to the date of this Declaration are hereby ratified and confirmed in all respects):

                (i) the taking of any action necessary to obtain an exemption from the Securities Act;

                (ii) the determination of the jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Administrators of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

                (iii) the negotiation of the terms of, and the execution and delivery of, the Placement Agreement providing for the sale of the Capital Securities; and

                (iv) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

        (d) Notwithstanding anything herein to the contrary, the Administrators and the Holders of a Majority in liquidation amount of the Common Securities are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not (i) be deemed to be an Investment Company required to be registered under the Investment Company Act, and (ii) fail to be classified as a "grantor trust" for United States federal income tax purposes. The Administrators and the Holders of a Majority in liquidation amount of the Common Securities shall not take any action inconsistent with the treatment of the Debentures as indebtedness of the Debenture Issuer for United States federal income tax purposes. In this connection, the Administrators and the Holders of a Majority in liquidation amount of the Common Securities are authorized to take any action, not inconsistent with applicable laws, the Certificate of Trust or this Declaration, as amended from time to time, that each of the Administrators and the Holders of a Majority in liquidation amount of the Common Securities determines in their discretion to be necessary or desirable for such purposes.

        (e) All expenses incurred by the Administrators or the Trustees pursuant to this Section 2.6 shall be reimbursed by the Sponsor, and the Trustees and the Administrators shall have no obligations with respect to such expenses.

        (f) The assets of the Trust shall consist of the Trust Property.

        (g) Legal title to all Trust Property shall be vested at all times in the Institutional Trustee (in its capacity as such) and shall be held and administered by the Institutional Trustee and the Administrators for the benefit of the Trust in accordance with this Declaration.

        (h) If the Institutional Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Declaration and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Institutional Trustee or to such Holder, then and in every such case the Sponsor, the Institutional Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Institutional Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 2.7. Prohibition of Actions by the Trust and the Institutional Trustee.


        (a) The Trust shall not, and the Institutional Trustee shall cause the Trust not to, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Institutional Trustee shall cause the Trust not to:

                (i) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of the Securities pursuant to the terms of this Declaration and of the Securities;

                (ii) acquire any assets other than as expressly provided herein;

                (iii) possess Trust Property for other than a Trust purpose;

                (iv) make any loans or incur any indebtedness other than loans represented by the Debentures;

                (v) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever other than as expressly provided herein;

                (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities;

                (vii) carry on any "trade or business" as that phrase is used in the Code; or

                (viii) other than as provided in this Declaration (including Annex I), (A) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or
        (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received a written opinion of counsel to the effect that such modification will not cause the Trust to cease to be classified as a "grantor trust" for United States federal income tax purposes.

Section 2.8. Powers and Duties of the Institutional Trustee.


        (a) The legal title to the Debentures shall be owned by and held of record in the name of the Institutional Trustee in trust for the benefit of the Trust and the Holders of the Securities. The right, title and interest of the Institutional Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Institutional Trustee in accordance with
Section 4.7. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

        (b) The Institutional Trustee shall not transfer its right, title and interest in the Debentures to the Administrators or to the Delaware Trustee.

        (c) The Institutional Trustee shall:

                (i) establish and maintain a segregated non-interest bearing trust account (the "Property Account") in the name of and under the exclusive control of the Institutional Trustee, maintained in the Institutional Trustee's trust department, on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Institutional Trustee, deposit such funds into the Property Account and make payments, or cause the Paying Agent to make payments, to the Holders of the Capital Securities and Holders of the Common Securities from the Property Account in accordance with Section 5.1. Funds in the Property Account shall be held uninvested until disbursed in accordance with this Declaration;

                (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Capital Securities and the Common Securities to the extent the Debentures are redeemed or mature; and

                (iii) upon written notice of distribution issued by the Administrators in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain circumstances pursuant to the terms of the Securities.

        (d) The Institutional Trustee may bring or defend, pay, collect, compromise, arbitrate, resort to legal action with respect to, or otherwise adjust claims or demands of or against, the Trust that arise out of or in connection with an Event of Default of which a Responsible Officer of the Institutional Trustee has actual knowledge or arises out of the Institutional Trustee's duties and obligations under this Declaration; provided, however, that if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or premium, if any, on or principal of the Debentures on the date such interest, premium, if any, or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of the Capital Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or premium, if any, or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of the Capital Securities to the extent of any payment made by the Debenture Issuer to such Holder of the Capital Securities in such Direct Action; provided, however, that no Holder of the Common Securities may exercise such right of subrogation so long as an Event of Default with respect to the Capital Securities has occurred and is continuing.

        (e) The Institutional Trustee shall continue to serve as a Trustee until either:

                (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of the Securities pursuant to the terms of the Securities and this Declaration; or

                (ii) a Successor Institutional Trustee has been appointed and has accepted that appointment in accordance with Section 4.7.

        (f) The Institutional Trustee shall have the legal power to exercise all of the rights, powers and privileges of a Holder of the Debentures under the Indenture and, if an Event of Default occurs and is continuing, the Institutional Trustee may, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to this Declaration (including Annex I) and the terms of the Securities.

     The  Institutional  Trustee  must  exercise  the  powers  set forth in this
Section 2.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 2.3, and the Institutional Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 2.3.

Section 2.9. Certain Duties and Responsibilities of the Institutional Trustee and Administrators.

        (a) The Institutional Trustee, before the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Institutional Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 6.10), the Institutional Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        (b) The duties and responsibilities of the Institutional Trustee and the Administrators shall be as provided by this Declaration. Notwithstanding the foregoing, no provision of this Declaration shall require the Institutional Trustee or Administrators to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers if the Institutional Trustee or such Administrator shall have reasonable grounds to believe that repayment of such funds or adequate protection against such risk of liability is not reasonably assured to the Institutional Trustee or such Administrator. Whether or not therein expressly so provided, every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Institutional Trustee or Administrators shall be subject to the provisions of this Article. Nothing in this Declaration shall be construed to relieve an Administrator or the Institutional Trustee from liability for the Institutional Trustee's or such Administrator's own negligent act, Institutional Trustee's or such Administrator's own negligent failure to act, or the Institutional Trustee's or such Administrator's own willful misconduct. To the extent that, at law or in equity, the Institutional Trustee or an Administrator has duties and liabilities relating to the Trust or to the Holders, the Institutional Trustee or such Administrator shall not be liable to the Trust or to any Holder for the Institutional Trustee's or such Administrator's good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of the Administrators or the Institutional Trustee otherwise existing at law or in equity, are agreed by the Sponsor and the Holders to replace such other duties and liabilities of the Administrators or the Institutional Trustee.

        (c) All payments made by the Institutional Trustee or a Paying Agent in respect of the Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable any Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees and the Administrators are not personally liable to it for any amount distributable in respect of any Security or for any other liability in respect of any Security. This Section 2.9(c) does not limit the liability of the Trustees expressly set forth elsewhere in this Declaration.

        (d) The Institutional Trustee shall not be liable for its own acts or omissions hereunder except as a result of its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i) the Institutional Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer of the Institutional Trustee, unless it shall be proved that the Institutional Trustee was negligent in ascertaining the pertinent facts;

                (ii) the Institutional Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities or the Common Securities, as applicable, relating to the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under this Declaration;

                (iii) the Institutional Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Debentures and the Property Account shall be to deal with such property in a similar manner as the Institutional Trustee deals with similar property for its fiduciary accounts generally, subject to the protections and limitations on liability afforded to the Institutional Trustee under this Declaration;

                (iv) the Institutional Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor; and money held by the Institutional Trustee need not be segregated from other funds held by it except in relation to the Property Account maintained by the Institutional Trustee pursuant to
        Section  2.8(c)(i) and except to the extent  otherwise  required by law;
        and

                (v) the Institutional Trustee shall not be responsible for monitoring the compliance by the Administrators or the Sponsor with their respective duties under this Declaration, nor shall the Institutional Trustee be liable for any default or misconduct of the Administrators or the Sponsor.

Section 2.10. Certain Rights of Institutional Trustee. Subject to the provisions of Section 2.9:

        (a) the Institutional Trustee may conclusively rely and shall fully be protected in acting, or refraining from acting, in good faith upon any resolution, opinion of counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

        (b) if (i) in performing its duties under this Declaration, the Institutional Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Declaration, the Institutional Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Institutional Trustee is unsure of the application of any provision of this Declaration, then, except as to any matter as to which the Holders of Capital Securities are entitled to vote under the terms of this Declaration, the Institutional Trustee may deliver a notice to the Sponsor requesting the Sponsor's written instructions as to the course of action to be taken and the Institutional Trustee shall take such action, or refrain from taking such action, as the Institutional Trustee shall be instructed in writing, in which event the Institutional Trustee shall have no liability except for its own negligence or willful misconduct;

        (c)  any  direction  or  act  of  the  Sponsor  or  the   Administrators
contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

        (d)   whenever  in  the   administration   of  this   Declaration,   the
Institutional Trustee shall deem it desirable that a matter be proved or established before undertaking, suffering or omitting any action hereunder, the Institutional Trustee (unless other evidence is herein specifically prescribed) may request and conclusively rely upon an Officers' Certificate as to factual matters which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Administrators;

        (e) the Institutional Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

        (f) the Institutional Trustee may consult with counsel of its selection (which counsel may be counsel to the Sponsor or any of its Affiliates) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Institutional Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

        (g) the Institutional Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any of the Holders pursuant to this Declaration, unless such Holders shall have offered to the Institutional Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, that nothing contained in this Section 2.10(g) shall be taken to relieve the Institutional Trustee, subject to Section 2.9(b), upon the occurrence of an Event of Default (that has not been cured or waived pursuant to Section 6.10), of the power to exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

        (h) the Institutional Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Institutional Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

                (i) the Institutional Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Institutional Trustee shall not be responsible for any misconduct or negligence on the part of or for the supervision of, any such agent or attorney appointed with due care by it hereunder;

                (j) whenever in the administration of this Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Institutional Trustee (i) may request instructions from the Holders of the Capital Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Capital Securities as would be entitled to direct the Institutional Trustee under the terms of the Capital Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions;

                (k) except as otherwise expressly provided in this Declaration, the Institutional Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

                (l) when the Institutional Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally;

                (m) the Institutional Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Institutional Trustee obtains actual knowledge of such event or the Institutional Trustee receives written notice of such event from any Holder, the Sponsor or the Debenture Trustee;

                (n) any action taken by the Institutional Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Institutional Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Institutional Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Institutional Trustee's or its agent's taking such action; and

                (o) no provision of this Declaration shall be deemed to impose any duty or obligation on the Institutional Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Institutional Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Institutional Trustee shall be construed to be a duty.

     Section 2.11. Delaware Trustee. Notwithstanding any other provision of this Declaration other than Section 4.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of any of the Trustees or the Administrators described in this Declaration (except as may be required under the Statutory Trust Act). Except as set forth in Section 4.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of ss. 3807 of the Statutory Trust Act.

     Section 2.12. Execution of Documents. Unless otherwise determined in writing by the Institutional Trustee, and except as otherwise required by the Statutory Trust Act, the Institutional Trustee, or any one or more of the Administrators, as the case may be, is authorized to execute and deliver on behalf of the Trust any documents, agreements, instruments or certificates that the Trustees or the Administrators, as the case may be, have the power and authority to execute pursuant to Section 2.6.

     Section 2.13. Not Responsible for Recitals or Issuance of Securities. The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration, the Debentures or the Securities.

     Section 2.14. Duration of Trust. The Trust, unless earlier dissolved pursuant to the provisions of Article VII hereof, shall be in existence for 35 years from the Closing Date.

     Section 2.15. Mergers.

        (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in Sections 2.15(b) and (c) and except in connection with the liquidation of the Trust and the distribution of the Debentures to Holders of Securities pursuant to Section 7.1(a)(iv) of the Declaration or Section 3 of Annex I.

        (b) The Trust may, with the consent of the Institutional Trustee and without the consent of the Holders of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state; provided that:

                (i) if the Trust is not the surviving entity, such successor entity (the "Successor Entity") either:

          (A) expressly assumes all of the obligations of the Trust under the Securities; or

          (B) substitutes for the Securities other securities having substantially the same terms as the Securities (the "Successor Securities") so that the Successor Securities rank the same as the Securities rank with respect to Distributions and payments upon Liquidation, redemption and otherwise;

                (ii) the Sponsor expressly appoints a trustee of the Successor Entity that possesses substantially the same powers and duties as the Institutional Trustee as the Holder of the Debentures;

                (iii) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such Holders' interests in the Successor Entity as a result of such merger, consolidation, amalgamation or replacement);

                (iv) the Institutional Trustee receives written confirmation from a nationally recognized statistical rating organization that rates securities issued by the initial purchaser of the Capital Securities that it will not reduce or withdraw the rating of any such securities because of such merger, conversion, consolidation, amalgamation or replacement;

                (v) such Successor Entity has a purpose substantially identical to that of the Trust;

                (vi) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

       (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such Holders' interests in the Successor Entity as a result of such merger, consolidation, amalgamation or replacement);

          (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

          (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the Successor Entity) will continue to be classified as a "grantor trust" for United States federal income tax purposes;

                (vii) the Sponsor guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Guarantee;

                (viii) the Sponsor owns 100% of the common securities of any Successor Entity; and

                (ix) prior to such merger, consolidation, amalgamation or replacement, the Institutional Trustee shall have received an Officers' Certificate of the Administrators and an opinion of counsel, each to the effect that all conditions precedent under this Section 2.15(b) to such transaction have been satisfied.

        (c) Notwithstanding Section 2.15(b), the Trust shall not, except with the consent of Holders of 100% in aggregate liquidation amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                  ARTICLE III.

                                     SPONSOR

        Section 3.1. Sponsor's Purchase of Common Securities. On the Closing Date, the Sponsor will purchase all of the Common Securities issued by the Trust in an amount at least equal to 3% of the capital of the Trust, at the same time as the Capital Securities are sold.

        Section 3.2. Responsibilities of the Sponsor. In connection with the issue and sale of the Capital Securities, the Sponsor shall have the exclusive right and responsibility to engage in, or direct the Administrators to engage in, the following activities:

        (a) to determine the jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary, advisable or incidental thereto in order to comply with the applicable laws of any such jurisdictions;

        (b) to negotiate the terms of and/or execute and deliver on behalf of the Trust, the Placement Agreement and other related agreements providing for the sale of the Capital Securities; and

        (c) to prepare for filing and request the Administrators to cause the filing by the Trust, as may be appropriate, of an application to the PORTAL system, for listing or quotation upon notice of issuance of any Capital Securities, as requested by Holders of not less than a Majority in liquidation amount of the Capital Securities.

        Section 3.3. Reports. In the event that either (a) an Event of Default occurred and is continuing, or (b) the dollar amount of the Sponsor's premium volume from insurance policies in any calendar year fails to exceed 51% of the Sponsor's premium volume from insurance policies in the previous calendar year;
(c) the Sponsor sells more than 51% of its rights to renew insurance policies in any single transaction or series of related transactions; (d) any Significant Subsidiary (as defined in Section 1-02(w) of Regulation S-X to the Securities Act (the "Significant Subsidiaries")) of the Sponsor which is rated by A.M. Best Company, Inc. (x) receives a rating from A.M. Best Company Inc. of B- or lower; or (y) submits a request to withdraw its rating by A.M. Best Company, Inc.; (e) the Sponsor shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee; or (f) the Sponsor shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period as provided under the Indenture or to any debt obligation ranked pari passu to such Debentures, Sponsor shall provide to the Institutional Trustee and the Institutional Trustee shall provide to the Holders of the Capital Securities the following documents and information relating to the Sponsor or its Affiliates (i) all public filings with any governmental authority, (ii) all private filings with any governmental authority, provided such governmental authority does not object to sharing such private filings, (iii) all annual and quarterly financial statements, including, but not limited to financial statements prepared in accordance with GAAP and SAP, (iv) any documents or other information not covered by subclauses (i) through (iii) above that are provided to any other creditor of the Sponsor or its Affiliates or any issuer of Trust Preferred Securities, and (v) any other information reasonably requested by a Holder of Capital Securities.

        Section 3.4. Expenses. In connection with the offering, sale and issuance of the Debentures to the Trust and in connection with the sale of the Securities by the Trust, the Sponsor, in its capacity as Debenture Issuer, shall:

        (a) pay all reasonable costs and expenses relating to the offering, sale and issuance of the Debentures, including compensation of the Debenture Trustee under the Indenture in accordance with the provisions of the Indenture;

        (b) be responsible for and shall pay all debts and obligations (other than with respect to the Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust), the offering, sale and issuance of the Securities (including fees to the placement agents in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Institutional Trustee and the Administrators, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, Paying Agents, Registrars, Transfer Agents, duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Institutional Trustee of the rights of the Holders; and

        (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

        The Sponsor's obligations under this Section 3.4 shall be for the benefit of, and shall be enforceable by, any Person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Sponsor's obligations under this Section 3.4 directly against the Sponsor and the Sponsor irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Sponsor. The Sponsor agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 3.4.

        Section 3.5. Right to Proceed. The Sponsor acknowledges the rights of Holders to institute a Direct Action as set forth in Section 2.8(d) hereto.

                                  ARTICLE IV.

                    INSTITUTIONAL TRUSTEE AND ADMINISTRATORS

        Section 4.1. Number of Trustees. The number of Trustees shall initially be two, and;

        (a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

        (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holder of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holder of the Common Securities; provided, however, that there shall be a Delaware Trustee if required by Section 4.2; and there shall always be one Trustee who shall be the Institutional Trustee, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements, in which case Section 2.11 shall have no application to such entity in its capacity as Institutional Trustee.

        Section 4.2. Delaware Trustee. If required by the Statutory Trust Act, one Trustee (the "Delaware Trustee") shall be:

        (a) a natural person who is a resident of the State of Delaware; or

        (b) if not a natural person, an entity which is organized under the laws of the United States or any state thereof or the District of Columbia, has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, including ss. 3807 of the Statutory Trust Act.

        Section 4.3. Institutional Trustee; Eligibility.

        (a) There shall at all times be one Institutional Trustee which shall:

                (i) not be an Affiliate of the Sponsor;

                (ii) not offer or provide credit or credit enhancement to the Trust; and

                (iii) be a banking corporation or national association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($[30,000],000.00), and subject to supervision or examination by Federal, state, or District of Columbia authority. If such corporation or national association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 4.3(a)(iii), the combined capital and surplus of such corporation or national association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

        (b) If at any time the Institutional Trustee shall cease to be eligible to so act under Section 4.3(a), the Institutional Trustee shall immediately resign in the manner and with the effect set forth in Section 4.7.

        (c) If the Institutional Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act of 1939, as amended, the Institutional Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to this Declaration.

        (d) The initial Institutional Trustee shall be Wilmington Trust Company.

        Section 4.4. Certain Qualifications of the Delaware Trustee Generally. The Delaware Trustee shall be a U.S. Person and either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

        Section 4.5. Administrators. Each Administrator shall be a U.S. Person, 21 years of age or older and authorized to bind the Sponsor. The initial Administrators shall be Joel Weiner, James Dulligan and Roger Brown. There shall at all times be at least one Administrator. Except where a requirement for action by a specific number of Administrators is expressly set forth in this Declaration and except with respect to any action the taking of which is the subject of a meeting of the Administrators, any action required or permitted to be taken by the Administrators may be taken by, and any power of the Administrators may be exercised by, or with the consent of, any one such Administrator.

        Section 4.6. Initial Delaware Trustee. The initial Delaware Trustee shall be Wilmington Trust Company.

        Section 4.7. Appointment, Removal and Resignation of Institutional Trustee and Administrators.


        (a)  Notwithstanding  anything to the contrary in this  Declaration,  no
resignation  or  removal  of  any  Trustee  (the  "Relevant   Trustee")  and  no
appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 4.7.

        (b) Subject to Section 4.7(a), a Relevant Trustee may resign at any time by giving written notice thereof to the Holders of the Securities and by appointing a successor Relevant Trustee. Upon the resignation of the Institutional Trustee, the Institutional Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements their expenses and charges to serve as the successor Institutional Trustee on a form provided by the Administrators, and selecting the Person who agrees to the lowest expense and charges (the "Successor Institutional Trustee"). If the instrument of acceptance by the successor Relevant Trustee required by this
Section 4.7 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation or delivery of the instrument of removal, the Relevant Trustee may petition, at the expense of the Trust, any Federal, state or District of Columbia court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Relevant Trustee. The Institutional Trustee shall have no liability for the selection of such successor pursuant to this Section 4.7.

        (c) Unless an Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by an act of the Holders of a Majority in liquidation amount of the Common Securities. If any Trustee shall be so removed, the Holders of the Common Securities, by act of the Holders of a Majority in liquidation amount of the Common Securities delivered to the Relevant Trustee, shall promptly appoint a successor Relevant Trustee, and such Successor Institutional Trustee shall comply with the applicable requirements of this
Section 4.7. If an Event of Default shall have occurred and be continuing, the Institutional Trustee or the Delaware Trustee, or both of them, may be removed by the act of the Holders of a Majority in liquidation amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). If any Trustee shall be so removed, the Holders of Capital Securities, by act of the Holders of a Majority in liquidation amount of the Capital Securities then outstanding delivered to the Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of this Section 4.7. If no successor Relevant Trustee shall have been so appointed by the Holders of a Majority in liquidation amount of the Capital Securities and accepted appointment in the manner required by this Section 4.7, within 30 days after delivery of an instrument of removal, the Relevant Trustee or any Holder who has been a Holder of the Securities for at least 6 months may, on behalf of himself and all others similarly situated, petition any Federal, state or District of Columbia court of competent jurisdiction for the appointment of the a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a successor Relevant Trustee or Trustees.

        (d) The Institutional Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 13.1(d) and 13.1(e) and shall give notice to the Sponsor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Institutional Trustee.

        (e) Notwithstanding the foregoing or any other provision of this Declaration, in the event a Delaware Trustee who is a natural person dies or is adjudged by a court to have become incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Institutional Trustee following the procedures in this Section 4.7 (with the successor being a Person who satisfies the eligibility requirement for a Delaware Trustee set forth in this Declaration) (the "Successor Delaware Trustee").

        (f) In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Securities and the Trust and (ii) shall add to or change any of the provisions of this Declaration as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Institutional Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee, such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Securities and the Trust subject to the payment of all unpaid fees, expenses and indemnities of such retiring Relevant Trustee.

        (g) No Institutional Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Institutional Trustee or Successor Delaware Trustee, as the case may be.

        (h) The Holders of the Capital Securities will have no right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Holder of the Common Securities.

        (i) Any successor Delaware Trustee shall file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business of such Delaware Trustee in the State of Delaware.

        Section 4.8. Vacancies Among Trustees. If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to
Section 4.1, or if the number of Trustees is increased pursuant to Section 4.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Trustees or, if there are more than two, a majority of the Trustees, shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 4.7.

        Section 4.9. Effect of Vacancies. The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust or terminate this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled by the appointment of a Trustee in accordance with Section 4.7, the Institutional Trustee shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

        Section 4.10. Meetings of the Trustees and the Administrators. Meetings of the Administrators shall be held from time to time upon the call of an Administrator. Regular meetings of the Administrators may be held in person in the United States or by telephone, at a place (if applicable) and time fixed by resolution of the Administrators. Notice of any in-person meetings of the Trustees with the Administrators or meetings of the Administrators shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Trustees with the Administrators or meetings of the Administrators or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Trustee or an Administrator, as the case may be, at a meeting shall constitute a waiver of notice of such meeting except where the Trustee or an Administrator, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any activity on the grounds that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Trustees or the Administrators, as the case may be, may be taken at a meeting by vote of a majority of the Trustees or the Administrators present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Trustees or the Administrators. Meetings of the Trustees and the Administrators together shall be held from time to time upon the call of any Trustee or an Administrator.

        Section 4.11. Delegation of Power.

        (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 that is a U.S. Person his or her power for the purpose of executing any documents contemplated in Section 2.6; and

        (b) the Administrators shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

        Section 4.12. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Institutional Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Institutional Trustee or the Delaware Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Institutional Trustee or the Delaware Trustee shall be the successor of the Institutional Trustee or the Delaware Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article and, provided, further, that such Person shall file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware as contemplated in Section 4.7(i).

                                   ARTICLE V.

                                  DISTRIBUTIONS

        Section 5.1. Distributions. Holders shall receive Distributions in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Capital Securities and the Common Securities in accordance with the preferences set forth in their respective terms. If and to the extent that the Debenture Issuer makes a payment of Interest (including any Additional Interest or premium, if any, and/or any principal on the Debentures held by the Institutional Trustee, the Institutional Trustee shall and is directed to, to the extent funds are available in the Property Account for that purpose, make a distribution (a "Distribution") of such amounts to Holders. For the avoidance of doubt, funds in the Property Account shall be distributed to Holders to the extent of any taxes payable by the Trust, in the case of withholding taxes, as determined by the Institutional Trustee or any Paying Agent and, in the case of taxes other than withholding taxes, as determined by the Administrators in a written notice to the Institutional Trustee.

                                  ARTICLE VI.

                             ISSUANCE OF SECURITIES

        Section 6.1. General Provisions Regarding Securities.

        (a) The Administrators shall, on behalf of the Trust, issue one series of capital securities, evidenced by a certificate substantially in the form of Exhibit A-1, representing undivided beneficial interests in the assets of the Trust and having such terms as are set forth in Annex I and one series of common securities, evidenced by a certificate substantially in the form of Exhibit A-2, representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I. The Trust shall issue no securities or other interests in the assets of the Trust other than the Capital Securities and the Common Securities. The Capital Securities rank pari passu to, and payment thereon shall be made Pro Rata with, the Common Securities except that, where an Event of Default has occurred and is continuing, the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Capital Securities as set forth in Annex I.

        (b) The Certificates shall be signed on behalf of the Trust by one or more Administrators. Such signature shall be the facsimile or manual signature of any Administrator. In case any Administrator of the Trust who shall have signed any of the Securities shall cease to be such Administrator before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Administrator, and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be an Administrator of the Trust, although at the date of the execution and delivery of the Declaration any such person was not such an Administrator. A Capital Security shall not be valid until authenticated by the facsimile or manual signature of an Authorized Officer of the Institutional Trustee. Such signature shall be conclusive evidence that the Capital Security has been authenticated under this Declaration. Upon written order of the Trust signed by one Administrator, the Institutional Trustee shall authenticate the Capital Securities for original issue. The Institutional Trustee may appoint an authenticating agent that is a U.S. Person acceptable to the Trust to authenticate the Capital Securities. A Common Security need not be so authenticated and shall be valid upon execution by one or more administrators.

        (c) The Capital Securities issued to QIBs shall be, except as provided in Section 6.4, Book-Entry Capital Securities issued in the form of one or more Global Capital Securities registered in the name of the Depositary, or its nominee and deposited with the Depositary or a custodian for the Depositary for credit by the Depositary to the respective accounts of the Depositary Participants thereof (or such other accounts as they may direct). The Capital Securities issued to a Person other than a QIB shall be issued in the form of Definitive Capital Securities Certificates.

        (d) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

        (e) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and, except as provided in Section 9.1(b) with respect to the Common Securities, non-assessable.

        (f) Every Person, by virtue of having become a Holder in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration and the Guarantee.

        Section 6.2. Paying Agent, Transfer Agent and Registrar. The Trust shall maintain in Wilmington Delaware, an office or agency where the Securities may be presented for payment ("Paying Agent"), and an office or agency where the Securities may be presented for registration of transfer or exchange (the "Transfer Agent"). The Trust shall keep or cause to be kept at such office or agency a register for the purpose of registering Securities, transfers and exchanges of Securities, such register to be held by a registrar (the "Registrar"). The Administrators may appoint the Paying Agent, the Registrar and the Transfer Agent and may appoint one or more additional Paying Agents or one or more co-Registrars, or one or more co-Transfer Agents in such other locations as they shall determine. The term "Paying Agent" includes any additional paying agent, the term "Registrar" includes any additional registrar or co-Registrar and the term "Transfer Agent" includes any additional transfer agent. The Administrators may change any Paying Agent, Transfer Agent or Registrar at any time without prior notice to any Holder. The Administrators shall notify the Institutional Trustee of the name and address of any Paying Agent, Transfer Agent and Registrar not a party to this Declaration. The Administrators hereby initially appoint the Institutional Trustee to act as Paying Agent, Transfer Agent and Registrar for the Capital Securities and the Common Securities. The Institutional Trustee or any of its Affiliates in the United States may act as Paying Agent, Transfer Agent or Registrar.

        Section 6.3. Form and Dating. The Capital Securities and the Institutional Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A-1, and the Common Securities shall be substantially in the form of Exhibit A-2, each of which is hereby incorporated in and expressly made a part of this Declaration. Certificates may be typed, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrators, as conclusively evidenced by their execution thereof. The Securities may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Sponsor). The Trust at the direction of the Sponsor shall furnish any such legend not contained in Exhibit A-1 to the Institutional Trustee in writing. Each Capital Security shall be dated on or before the date of its authentication. The terms and provisions of the Securities set forth in Annex I and the forms of Securities set forth in Exhibits A-1 and A-2 are part of the terms of this Declaration and to the extent applicable, the Institutional Trustee, the Delaware Trustee, the Administrators and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby. Capital Securities will be issued only in blocks having an aggregate liquidation amount of not less than $100,000.00 and any multiple of $1,000.00 in excess thereof.

        The Capital Securities are being offered and sold by the Trust pursuant to the Placement Agreement in definitive, registered form in the name of the Holder thereof, without coupons and with the Restricted Securities Legend.

        Section 6.4. Book-Entry Capital Securities.

        (a) A Global Capital Security may be exchanged, in whole or in part, for Definitive Capital Securities Certificates registered in the names of the Owners only if such exchange complies with Section 6.5 and (i) the Depositary advises the Administrators and the Institutional Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities with respect to the Global Capital Security, and no qualified successor is appointed by the Administrators within ninety (90) days of receipt of such notice, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act and the Administrators fail to appoint a qualified successor within ninety (90) days of obtaining knowledge of such event, (iii) the Administrators at their option advise the Institutional Trustee in writing that the Trust elects to terminate the book-entry system through the Depositary or (iv) an Indenture Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) above, the Administrators shall notify the Depositary and instruct the Depositary to notify all Owners of Book-Entry Capital Securities, the Delaware Trustee and the Trustee of the occurrence of such event and of the availability of the Definitive Capital Securities Certificates to Owners of the Capital Securities requesting the same. Upon the issuance of Definitive Capital Securities Certificates, the Trustees shall recognize the Holders of the Definitive Capital Securities Certificates as Holders. Notwithstanding the foregoing, if an Owner of a beneficial interest in a Global Capital Security wishes at any time to transfer an interest in such Global Capital Security to a Person other than a QIB, such transfer shall be effected, subject to the Applicable Depositary Procedures, in accordance with the provisions of this Section 6.4 and Section 6.5, and the transferee shall receive a Definitive Capital Securities Certificate in connection with such transfer. A holder of a Definitive Capital Securities Certificate that is a QIB may, upon request and in accordance with the provisions of this Section 6.4 and
Section 6.5, exchange such Definitive Capital Securities Certificate for a beneficial interest in a Global Capital Security.

        (b) If any Global Capital Security is to be exchanged for Definitive Capital Securities Certificates or canceled in part, or if any Definitive
Capital Securities Certificate is to be exchanged in whole or in part for any Global Capital Security, then either (i) such Global Capital Security shall be so surrendered for exchange or cancellation as provided in this Article VI or
(ii) the aggregate Liquidation Amount represented by such Global Capital Security shall be reduced, subject to Section 6.3, or increased by an amount equal to the Liquidation Amount represented by that portion of the Global Capital Security to be so exchanged or canceled, or equal to the Liquidation Amount represented by such Definitive Capital Securities Certificates to be so exchanged for any Global Capital Security, as the case may be, by means of an appropriate adjustment made on the records of the Registrar, whereupon the Institutional Trustee, in accordance with the Applicable Depositary Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender to the Administrators or the Registrar of any Global Capital Security or Securities by the Depositary, accompanied by registration instructions, the Administrators, or any one of them, shall execute the Definitive Capital Securities Certificates in accordance with the instructions of the Depositary. None of the Registrar, Administrators or the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

        (c) Every Definitive Capital Securities Certificate executed and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Capital Security or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Capital Security, unless such Definitive Capital Securities Certificate is registered in the name of a Person other than the Depositary for such Global Capital Security or a nominee thereof.

        (d) The Depositary or its nominee, as registered owner of a Global Capital Security, shall be the Holder of such Global Capital Security for all purposes under this Declaration and the Global Capital Security, and Owners with respect to a Global Capital Security shall hold such interests pursuant to the Applicable Depositary Procedures. The Registrar, the Administrators and the Trustees shall be entitled to deal with the Depositary for all purposes of this Declaration relating to the Global Capital Securities (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Capital Securities represented thereby and the giving of instructions or directions by Owners of Book-Entry Capital Securities represented thereby and the giving of notices) as the sole Holder of the Book-Entry Capital Securities represented thereby and shall have no obligations to the Owners thereof. None of the Administrators, Trustees nor the Registrar shall have any liability in respect of any transfers effected by the Depositary.

        (e) The rights of the Owners of the Book-Entry Capital Securities shall be exercised only through the Depositary and shall be limited to those established by law, the Applicable Depositary Procedures and agreements between such Owners and the Depositary and/or the Depositary Participants; provided, solely for the purpose of determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Declaration, to the extent that Capital Securities are represented by a Global Capital Security, the Administrators and the Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Institutional Trustee by the Depositary setting forth the Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part. To the extent that Capital Securities are represented by a Global Capital Security, the initial Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments on the Capital Securities that are represented by a Global Capital Security to such Depositary Participants, and none of the Sponsor, the Administrators or the Trustees shall have any responsibility or obligation with respect thereto.

        (f) To the extent that a notice or other communication to the Holders is required under this Declaration, for so long as Capital Securities are represented by a Global Capital Security, the Administrators and the Trustees shall give all such notices and communications to the Depositary, and shall have no obligations to the Owners.

        Section 6.5. Registration of Transfer and Exchange of Capital Securities Certificates.

        (a) The Institutional Trustee shall keep or cause to be kept, at the Corporate Trust Office, a register or registers (the "Securities Register") in which the registrar and transfer agent with respect to the Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates and registration of transfers and exchanges of Capital Securities Certificates as herein provided. The Person acting as the Institutional Trustee shall at all times also be the Registrar. The provisions of Article IV shall apply to the Institutional Trustee in its role as Registrar.

        (b) Subject to this Section 6.5, upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 6.5(f), the Administrators or any one of them shall execute by manual or facsimile signature and deliver to the Institutional Trustee, and the Institutional Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount as may be required by this Declaration dated the date of execution by such Administrator or Administrators. At the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificate to be exchanged at the office or agency maintained pursuant to Section 6.5(f). Whenever any Capital Securities Certificates are so surrendered for exchange, the Administrators or any one of them shall execute by manual or facsimile signature and deliver to the Institutional Trustee, and the Institutional Trustee shall authenticate and deliver, the Capital Securities Certificates that the Holder making the exchange is entitled to receive.

        (c) The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Capital Security during a period beginning at the opening of business fifteen (15) days before the day of selection for redemption of such Capital Securities pursuant to Section 4 of Annex I hereto and ending at the close of business on the day of mailing of the notice of redemption or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except, in the case of any such Capital Security to be redeemed in part, any portion thereof not to be redeemed.

        (d) Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing and (i) if such Capital Securities Certificate is being transferred to a QIB, accompanied by a certificate of the transferor substantially in the form set forth as Exhibit B-1 hereto or (ii) if such Capital Securities Certificate is being transferred otherwise than to a QIB, accompanied by a certificate of the transferee substantially in the form set forth as Exhibit B-2 hereto.

        (e) No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Institutional Trustee on behalf of the Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

        (f) The Administrators shall designate an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange. The Sponsor initially designates the Corporate Trust Office as its office and agency for such purposes. The
Administrators shall give prompt written notice to the Sponsor, the Institutional Trustee and to the Holders of any change in the location of any such office or agency.

        Section 6.6. Mutilated, Destroyed, Lost or Stolen Certificates.

         If:

        (a) any mutilated Certificates should be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate; and

        (b) there shall be delivered to the Registrar, the Administrators and the Institutional Trustee such security or indemnity as may be required by them to keep each of them harmless;

        then, in the absence of notice that such Certificate shall have been acquired by a protected purchaser, an Administrator on behalf of the Trust shall execute (and in the case of a Capital Security Certificate, the Institutional Trustee shall authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this
Section 6.6, the Registrar or the Administrators may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        Section 6.7. Temporary Securities. Until definitive Securities are ready for delivery, the Administrators may prepare and, in the case of the Capital Securities, the Institutional Trustee shall authenticate, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Administrators consider appropriate for temporary Securities. Without unreasonable delay, the Administrators shall prepare and, in the case of the Capital Securities, the Institutional Trustee shall authenticate, definitive Securities in exchange for temporary Securities.

        Section 6.8. Cancellation. The Administrators at any time may deliver Securities to the Institutional Trustee for cancellation. The Registrar shall forward to the Institutional Trustee any Securities surrendered to it for registration of transfer, redemption or payment. The Institutional Trustee shall promptly cancel all Securities surrendered for registration of transfer, payment, replacement or cancellation and shall dispose of such canceled Securities as the Administrators direct. The Administrators may not issue new Securities to replace Securities that have been paid or that have been delivered to the Institutional Trustee for cancellation.

        Section 6.9. CUSIP Numbers. The Trust in issuing the Securities may use "CUSIP" number (if then generally in use), and, if so, the Institutional Trustee shall use CUSIP numbers in any notice of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Trust shall promptly notify the Institutional Trustee in writing of any change in the CUSIP numbers.

        Section 6.10. Rights of Holders; Waivers of Past Defaults.


        (a) The legal title to the Trust Property is vested exclusively in the Institutional Trustee (in its capacity as such) in accordance with Section 2.5, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Securities shall be personal property giving only the rights specifically set forth therein and in this Declaration. The Securities shall have no preemptive or similar rights.

        (b) For so long as any Capital Securities remain outstanding, if upon an Indenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of a Majority in liquidation amount of the Capital Securities then outstanding shall have the right to make such declaration by a notice in writing to the Institutional Trustee, the Sponsor and the Debenture Trustee.

        At any time after a declaration of acceleration of maturity with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, if the Institutional Trustee, subject to the provisions hereof, fails to annul any such declaration and waive such default, the Holders of a Majority in liquidation amount of the Capital Securities, by written notice to the Institutional Trustee, the Sponsor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

                (i) the Debenture Issuer has paid or deposited with the Debenture Trustee a sum sufficient to pay

                        (A) all overdue  installments  of interest on all of the
                Debentures,

                        (B) any accrued Additional Interest on all of the Debentures,

                        (C) the  principal  of  (and  premium,  if any,  on) any
                Debentures that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Debentures, and

                        (D) all sums paid or advanced by the  Debenture  Trustee
                under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Institutional Trustee, their agents and counsel; and

                (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by such acceleration, have been cured or waived as provided in Section 5.7 of the Indenture.

        The Holders of at least a Majority in liquidation amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture or any Indenture Event of Default, except a default or Indenture Event of Default in the payment of principal or interest (unless such default or Indenture Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default under the Indenture or an Indenture Event of Default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such waiver shall affect any subsequent default or impair any right consequent thereon.

        Upon receipt by the Institutional Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Capital Securities, a record date shall be established for determining Holders of outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Institutional Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.10.

        (c)  Except as  otherwise  provided  in  paragraphs  (a) and (b) of this
Section 6.10, the Holders of at least a Majority in liquidation amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                  ARTICLE VII.

                      DISSOLUTION AND TERMINATION OF TRUST

        Section 7.1. Dissolution and Termination of Trust.

        (a) The Trust shall dissolve on the first to occur of:

                (i) unless earlier dissolved, on [December 15, 2042], the expiration of the term of the Trust;

                (ii) upon a Bankruptcy Event with respect to the Sponsor, the Trust or the Debenture Issuer;

                (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, this Declaration or the Guarantee, as the case may be) upon (A) the filing of a certificate of dissolution or its equivalent with respect to the Sponsor, and (B)(I) upon the consent of Holders of a Majority in liquidation amount of the Securities voting together as a single class to file a certificate of cancellation with respect to the Trust or (II) upon the revocation of the charter of the Sponsor and the expiration of 90 days after the date of revocation without a reinstatement thereof;

                (iv) upon the distribution of the Debentures to the Holders of the Securities following the exercise of the right of the Holder of all of the outstanding Common Securities to dissolve the Trust as provided in Section 3 of Annex I hereto;

                (v) upon the entry of a decree of judicial dissolution of the Holder of the Common Securities, the Sponsor, the Trust or the Debenture Issuer;

                (vi) when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities; or

                (vii) before the issuance of any Securities, with the consent of all of the Trustees and the Sponsor.

        (b) As soon as is practicable after the occurrence of an event referred to in Section 7.1(a), and after satisfaction of liabilities to creditors of the Trust as required by applicable law, including of the Statutory Trust Act, and subject to the terms set forth in Annex I, the Institutional Trustee shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

        (c) The provisions of Section 2.9 and Article IX shall survive the termination of the Trust.

                                 ARTICLE VIII.

                              TRANSFER OF INTERESTS

        Section 8.1. General.

        (a) Subject to Section 8.1(c), where Capital Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal aggregate liquidation amount of Capital Securities represented by different certificates, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Trust shall issue and the Institutional Trustee shall authenticate Capital Securities at the Registrar's request.

        (b) Upon issuance of the Common Securities, the Sponsor shall acquire and retain beneficial and record ownership of the Common Securities and for so long as the Securities remain outstanding, the Sponsor shall maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Sponsor, in its capacity as Debenture Issuer, under the Indenture that is a U.S. Person may succeed to the Sponsor's ownership of the Common Securities.

        (c) Capital Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Capital Securities. To the fullest extent permitted by applicable law, any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void and will be deemed to be of no legal effect whatsoever and any such transferee shall be deemed not to be the Holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

        (d) The Registrar shall provide for the registration of Securities and of transfers of Securities, which will be effected without charge but only upon payment (with such indemnity as the Registrar may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Securities, the Registrar shall cause one or more new Securities of the same tenor to be issued in the name of the designated transferee or transferees. Any Security issued upon any registration of transfer or exchange pursuant to the terms of this Declaration shall evidence the same Security and shall be entitled to the same benefits under this Declaration as the Security surrendered upon such registration of transfer or exchange. Every Security surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Security surrendered for registration of transfer shall be canceled by the Institutional Trustee pursuant to Section 6.8. A transferee of a Security shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Security. By acceptance of a Security, each transferee shall be deemed to have agreed to be bound by this Declaration.

        (e) The Trust shall not be required (i) to issue, register the transfer of, or exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of the Securities to be redeemed, or (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

        Section 8.2. Transfer Procedures and Restrictions.

        (a) The Capital Securities shall bear the Restricted Securities Legend, which shall not be removed unless there is delivered to the Trust such satisfactory evidence, which may include an opinion of counsel satisfactory to the Institutional Trustee, as may be reasonably required by the Trust, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act. Upon provision of such satisfactory evidence, the Institutional Trustee, at the written direction of the Trust, shall authenticate and deliver Capital Securities that do not bear the legend.

        (b) Without the written consent of the Sponsor, Capital Securities may only be transferred: (i) to a QIB if the instrument of transfer is accompanied by a certificate of the transferor substantially in the form set forth as Exhibit B-1 hereto; or (ii) otherwise than to a QIB if the instrument of transfer is accompanied by a certificate of the transferee substantially in the form set forth in Exhibit B-2 hereto. Each certificate furnished pursuant to this Section 8.2(b) may be an original or a copy (which may be furnished by facsimile or other form of electronic transmission).

        (c) Except as permitted by Section 8.2(a), each Capital Security shall bear a legend (the "Restricted Securities Legend") in substantially the following form and a Capital Security shall not be transferred except in compliance with such legend, unless otherwise determined by the Sponsor, upon the advice of counsel expert in securities law, in accordance with applicable law:

                  THIS CAPITAL SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION, AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                  UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO [TRUST NAME]OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO THE SPONSOR OR THE TRUST, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT,
         (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE SPONSOR'S AND THE TRUST'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ACCORDANCE WITH THE DECLARATION (DEFINED HEREIN), A COPY OF WHICH MAY BE OBTAINED FROM THE SPONSOR OR THE TRUST. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                  HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

                  THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000.00 (100 SECURITIES) AND MULTIPLES OF $1,000.00 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000.00 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

                  THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

                THIS SECURITY IS IN REGISTERED FORM WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.871-14(c)(1)(i) FOR U.S. FEDERAL INCOME AND WITHHOLDING TAX PURPOSES.

                IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE DECLARATION TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

        (d) To permit registrations of transfers and exchanges, the Trust shall execute and the Institutional Trustee shall authenticate Capital Securities at the Registrar's request.

        (e) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Registrar or the Sponsor may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

        (f) All Capital Securities issued upon any registration of transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the Capital Securities surrendered upon such registration of transfer or exchange.

        Section 8.3. Deemed Security Holders. The Trust, the Administrators, the Trustees, the Paying Agent, the Transfer Agent or the Registrar may treat the Person in whose name any Certificate shall be registered on the books and records  of  the  Trust  as the  sole  holder  of  such  Certificate  and of the
Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust, the Administrators, the Trustees, the Paying Agent, the Transfer Agent or the Registrar shall have actual or other notice thereof

                                  ARTICLE IX.

                           LIMITATION OF LIABILITY OF
             HOLDERS OF SECURITIES, INSTITUTIONAL TRUSTEE OR OTHERS

        Section 9.1. Liability.

        (a) Except as expressly set forth in this Declaration, the Guarantee and the terms of the Securities, the Sponsor shall not be:

                (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; or

                (ii) required to pay to the Trust or to any Holder of the Securities any deficit upon dissolution of the Trust or otherwise.

        (b) The Holder of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

        (c) Pursuant to the Statutory Trust Act, the Holders of the Capital Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

        Section 9.2. Exculpation.

        (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

        (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and, if selected by such Indemnified Person, has been selected by such Indemnified Person with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

        Section 9.3. Fiduciary Duty.

        (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Indemnified Person.

        (b) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

                (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

        Section 9.4. Indemnification.

        (a) The Sponsor shall indemnify, to the full extent permitted by law, any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) arising out of or in connection with the acceptance or administration of this Declaration by reason of the fact that he is or was an Indemnified Person against expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) The Sponsor shall indemnify, to the full extent permitted by law, any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor arising out of or in connection with the acceptance or administration of this Declaration by reason of the fact that he is or was an Indemnified Person against expenses (including reasonable attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        (c) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Sponsor under this Section 9.4, notify the Sponsor in writing of the commencement thereof; but the omission to so notify the Sponsor shall not relieve it from any liability pursuant to Section 9.4 which the Sponsor may have to any Indemnified Party unless and to the extent that the Sponsor did not otherwise learn of such action and such failure by the Indemnified Party results in the forfeiture by the Sponsor of substantial rights and defenses. In case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from the Sponsor, the Sponsor shall be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Sponsor and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Sponsor and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Sponsor, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party. Upon receipt of notice from the Sponsor to such Indemnified Party of their election to so assume the defense of such action and approval by the Indemnified Party of counsel, the Sponsor shall not be liable to such Indemnified Party under this Section 9.4 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (a) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso in the preceding sentence (it being understood, however, that the Sponsor shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action), or (b) the Sponsor shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel of such Indemnified Party shall be at the expense of the Sponsor.

        (d) To the extent that an Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 9.4, or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection therewith.

        (e) Any indemnification of an Administrator under paragraphs (a) and (b) of this Section 9.4 (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and
(b). Such determination shall be made (i) by the Administrators by a majority vote of a Quorum consisting of such Administrators who were not parties to such action, suit or proceeding, (ii) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Administrators so directs, by independent legal counsel in a written opinion, or (iii) by the Common Security Holder of the Trust.

        (f) To the fullest extent permitted by law, and subject to paragraph (c) above, expenses (including reasonable attorneys' fees and expenses) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 9.4 shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this Section 9.4. Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (i) by the Administrators by a majority vote of a Quorum of disinterested Administrators, (ii) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Administrators so directs, by independent legal counsel in a written opinion, or (iii) by the Common Security Holder of the Trust, that, based upon the facts known to the Administrators, counsel or the Common Security Holder at the time such determination is made, such Indemnified Person acted in bad faith or in a manner that such Indemnified Person did not believe to be in the best interests of the Trust, or, with respect to any criminal proceeding, that such Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrators, independent legal counsel or the Common Security Holder reasonably determine that such Indemnified Person deliberately breached his duty to the Trust or its Common or Capital Security Holders.

        (g) The Trustees, at the sole cost and expense of the Sponsor, retain the right to representation by counsel of their own choosing in any action, suit or any other proceeding for which it is indemnified under paragraphs (a) and (b) of this Section 9.4, without affecting their right to indemnification hereunder or waiving any rights afforded to them under this Declaration or applicable law.

        (h) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 9.4 shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Sponsor or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 9.4 shall be deemed to be provided by a contract between the Sponsor and each Indemnified Person who serves in such capacity at any time while this Section 9.4 is in effect. Any repeal or modification of this Section 9.4 shall not affect any rights or obligations then existing.

        (i) The Sponsor or the Trust may purchase and maintain insurance on behalf of any Person who is or was an Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Sponsor would have the power to indemnify him against such liability under the provisions of this Section 9.4.

        (j) For purposes of this Section 9.4, references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section
9.4 with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

        (k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.4 shall, unless otherwise provided when authorized or ratified, (i) continue as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person, and (ii) survive the termination or expiration of this Declaration or the earlier removal or resignation of an Indemnified Person.

        Section 9.5. Outside Businesses. Any Covered Person, the Sponsor, the Delaware Trustee and the Institutional Trustee (subject to Section 4.3(c)) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. None of any Covered Person, the Sponsor, the Delaware Trustee or the Institutional Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Institutional Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Institutional Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

        Section 9.6. Compensation; Fee. The Sponsor agrees:

        (a) to pay to the Trustees from time to time such compensation for all services rendered by them hereunder as the parties shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

        (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration (including the reasonable compensation and the expenses and disbursements of their respective agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct.

        The provisions of this Section 9.6 shall survive the dissolution of the Trust and the termination of this Declaration and the removal or resignation of any Trustee.

        No Trustee may claim any lien or charge on any property of the Trust as a result of any amount due pursuant to this Section 9.6.

                                   ARTICLE X.

                               TAX AND ACCOUNTING

        Section 10.1. Fiscal Year. The fiscal year (the "Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

        Section 10.2. Certain Accounting Matters.

        (a) At all times during the existence of the Trust, the Administrators shall keep, or cause to be kept at the principal office of the Trust in the United States, as defined for purposes of Treasury Regulations Section 301.7701-7, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained, at the Sponsor's expense, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Trust shall be examined by and reported upon (either separately or as part of the Sponsor's regularly prepared consolidated financial report) as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Administrators.

        (b) The Administrators shall cause to be duly prepared and delivered to each of the Holders of Securities all annual United States federal income tax information statements required by the Code, if any, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrators shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

        (c) The Administrators, at the Sponsor's expense, shall cause to be duly prepared at the principal office of the Sponsor in the United States, as `United States' is defined in Section 7701(a)(9) of the Code (or at the principal office of the Trust if the Sponsor has no such principal office in the United States), and filed an annual United States federal income tax return on a Form 1041 or such other form required by United States federal income tax law, if any, and any other annual income tax returns required to be filed by the Administrators on behalf of the Trust with any state or local taxing authority.

        Section 10.3. Banking. The Trust shall maintain in the United States, as defined for purposes of Treasury Regulations Section 301.7701-7, one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Institutional Trustee shall be made directly to the Property Account and no other funds of the Trust shall be deposited in the Property Account. The sole signatories for such accounts (including the Property Account) shall be designated by the Institutional Trustee.

        Section 10.4. Withholding. The Institutional Trustee or any Paying Agent and the Administrators shall comply with all withholding requirements under United States federal, state and local law. The Institutional Trustee or any Paying Agent shall request, and each Holder shall provide to the Institutional Trustee or any Paying Agent, such forms or certificates as are necessary to establish an exemption from withholding with respect to the Holder, and any representations and forms as shall reasonably be requested by the Institutional Trustee or any Paying Agent to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrators shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Institutional Trustee or any Paying Agent is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Institutional Trustee or any Paying Agent may reduce subsequent Distributions by the amount of such withholding.

        Section 10.5. Intention of the Parties. It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

                                  ARTICLE XI.

                             AMENDMENTS AND MEETINGS

        Section 11.1. Amendments.

        (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by the Institutional Trustee, or (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, by the Delaware Trustee.

        (b) Notwithstanding any other provision of this Article XI, an amendment may be made, and any such purported amendment shall be valid and effective only if:

        (i) the Institutional Trustee shall have first received:

          (A) an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

          (B) an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities) and all conditions precedent to the execution and delivery of such amendment have been satisfied; and

        (ii) the result of such amendment would not be to

          (A) cause the Trust to cease to be classified for purposes of United States federal income taxation as a grantor trust; or

          (B) cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act.

        (c) Except as provided in Section 11.1(d), (e) or (h), no amendment shall be made, and any such purported amendment shall be void and ineffective unless the Holders of a Majority in liquidation amount of the Capital Securities shall have consented to such amendment.

        (d) In addition to and notwithstanding any other provision in this Declaration, without the consent of each affected Holder, this Declaration may not be amended to (i) change the amount or timing of any Distribution on the Securities or any redemption or liquidation provisions applicable to the Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date.

        (e) Sections 9.1(b) and 9.1(c) and this Section 11.1 shall not be amended without the consent of all of the Holders of the Securities.

        (f) Article III shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities.

        (g) The rights of the Holders of the Capital Securities or Common Securities, as applicable, under Article IV to appoint and remove the Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Capital Securities or Common Securities, as applicable.

        (h) This Declaration may be amended by the Institutional Trustee and the Holders of a Majority in liquidation amount of the Common Securities without the consent of the Holders of the Capital Securities to:

        (i) cure any ambiguity;

        (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

        (iii) add to the covenants,  restrictions or obligations of the Sponsor;
or

        (iv) modify, eliminate or add to any provision of this Declaration to such extent as may be necessary to ensure that the Trust will be classified for United States federal income tax purposes at all times as a grantor trust and will not be required to register as an "investment company" under the Investment Company Act (including without limitation to conform to any change in Rule 3a-5, Rule 3a-7 or any other applicable rule under the Investment Company Act or written change in interpretation or application thereof by any legislative body, court, government agency or regulatory authority) which amendment does not have a material adverse effect on the rights, preferences or privileges of the Holders of Securities;

        provided, however, that no such modification, elimination or addition referred to in clauses (i), (ii), (iii) or (iv) shall adversely affect in any material respect the powers, preferences or special rights of Holders of Capital Securities.

        Section 11.2. Meetings of the Holders of the Securities; Action by Written Consent.

        (a) Meetings of the Holders of the Capital Securities or the Common Securities may be called at any time by the Administrators (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such Securities are entitled to act under the terms of this Declaration or the terms of the Securities. The Administrators shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such Securities. Such direction shall be given by delivering to the Administrators one or more notices in a writing stating that the signing Holders of such Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of the Securities calling a meeting shall specify in writing the Certificates held by the Holders of the Securities exercising the right to call a meeting and only those Securities represented by such Certificates shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

        (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of the
Securities:

                (i) notice of any such meeting shall be given to all the Holders of the Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of the Securities is permitted or required under this Declaration, such vote, consent or approval may be given at a meeting of the Holders of the Securities. Any action that may be taken at a meeting of the Holders of the Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of the Securities owning not less than the minimum liquidation amount of Securities that would be necessary to authorize or take such action at a meeting at which all Holders of the Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of the Securities entitled to vote who have not consented in writing. The Administrators may specify that any written ballot submitted to the Holders of the Securities for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrators;

                (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of the Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation; each meeting of the Holders of the Securities shall be conducted by the Administrators or by such other Person that the Administrators may designate; and

                (iii) unless the Statutory Trust Act, this Declaration, or the terms of the Securities otherwise provides, the Administrators, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of the Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote; provided, however, that each meeting shall be conducted in the United States (as that term is defined in Treasury Regulations section 301.7701-7).

                                  ARTICLE XII.

        REPRESENTATIONS OF INSTITUTIONAL TRUSTEE AND THE DELAWARE TRUSTEE

        Section 12.1. Representations and Warranties of Institutional Trustee. The initial Institutional Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Institutional Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Institutional Trustee's acceptance of its appointment as Institutional Trustee, that:

        (a) the Institutional Trustee is a banking corporation or national association with trust powers, duly organized and validly existing under the laws of the United States of America or any state thereof with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

        (b) the Institutional Trustee has a combined capital and surplus of at least fifty million U.S. dollars ($[30,000,000]);

        (c) the execution, delivery and performance by the Institutional Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Institutional Trustee. This Declaration has been duly executed and delivered by the Institutional Trustee, and it constitutes a legal, valid and binding obligation of the Institutional Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law);

        (d) the execution, delivery and performance of this Declaration by the Institutional Trustee does not conflict with or constitute a breach of the charter or by-laws of the Institutional Trustee; and

        (e) no consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution, delivery or performance by the Institutional Trustee of this Declaration.

        Section 12.2. Representations of the Delaware Trustee. The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

        (a) if it is not a natural person, the Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware;

        (b) if it is not a natural person, the execution, delivery and performance by the Delaware Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. This Declaration has been duly executed and delivered by the Delaware Trustee, and under Delaware law (excluding any securities laws) constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether considered in a proceeding in equity or at law);

        (c) if it is not a natural person, the execution, delivery and performance of this Declaration by the Delaware Trustee does not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee;

        (d) it has trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

        (e) no consent, approval or authorization of, or registration with or notice to, any state or federal banking authority governing the trust powers of the Delaware Trustee is required for the execution, delivery or performance by the Delaware Trustee of this Declaration; and

        (f) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, it is an entity which has its principal place of business in the State of Delaware and, in either case, a Person that satisfies for the Trust the requirements of Section 3807 of the Statutory Trust Act.

                                 ARTICLE XIII.

                                  MISCELLANEOUS

        Section 13.1. Notices. All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied (which telecopy shall be followed by notice delivered or mailed by first class mail) or mailed by first class mail, as follows:

        (a) if given to the Trust in care of the Administrators at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

                  [TRUST NAME]
                  c/o [CastlePoint Holdings, Ltd.]
                  [ADDRESS 1]
                  [ADDRESS 2]
                  Attention:  [Joel Weiner]
                  Telecopy: [+1 (212) 847-9549]

        (b) if given to the Delaware Trustee, at the Delaware Trustee's mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Holders of the Securities):

                  Wilmington Trust Company
                  1100 North Market Street
                  Wilmington, Delaware 19890-1600
                  Attention:  Corporate Trust Administration
                  Telecopy:  302-636-4140

        (c)  if  given  to  the  Institutional  Trustee,  at  the  Institutional
Trustee's mailing address set forth below (or such other address as the Institutional Trustee may give notice of to the Holders of the Securities):

                  Wilmington Trust Company
                  1100 North Market Street
                  Wilmington, Delaware  19890-1600
                  Attention:  Corporate Trust Administration
                  Telecopy:  302-636-4140

        (d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice of to the Trust):


                  [TRUST NAME]
                  c/o [CastlePoint Holdings, Ltd.]
                  [ADDRESS 1]
                  [ADDRESS 2]
                  Attention:  [Joel Weiner]
                  Telecopy:  [+1(212) 847-9549]

        (e) if given to any other Holder, at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

        Section 13.2. Governing Law. This Declaration and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the law of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration any provision of the laws (statutory or common) of the State of Delaware pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, or (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets.

        Section 13.3. Intention of the Parties. It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

        Section 13.4. Headings. Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

        Section 13.5. Successors and Assigns. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

        Section 13.6. Partial Enforceability. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

        Section 13.7. Counterparts. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees and Administrators to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                     Signatures appear on the following page

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                              WILMINGTON TRUST COMPANY
                              as Institutional Trustee

                              By:
                                 -----------------------------------------------
                                       Name:
                                       Title:

                              WILMINGTON TRUST COMPANY
                              as Delaware Trustee

                              By:
                                 -----------------------------------------------
                                       Name:
                                       Title:


                              [CASTLEPOINT HOLDINGS, LTD.], as Sponsor

                              By:
                                 -----------------------------------------------
                                       Name:
                                       Title:



                              By:
                                 -----------------------------------------------
                                       Joel Weiner, Administrator

                              By:
                                 -----------------------------------------------
                                       James Dulligan, Administrator

                              By:
                                 -----------------------------------------------
                                       Roger Brown, Administrator

                                     ANNEX I

                               TERMS OF SECURITIES

                  Pursuant to Section 6.1 of the Amended and Restated Declaration of Trust, dated as of [September 26, 2007] (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities and the Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration):

        1.      Designation and Number.

          (a) [30,000] Fixed/Floating Rate Capital Securities of [TRUST NAME](the "Trust"), with an aggregate stated liquidation amount with respect to the assets of the Trust of Thirty Million dollars ($[30,000,000]) and a stated liquidation amount with respect to the assets of the Trust of $1,000.00 per Capital Security, are hereby designated for the purposes of identification only as the "Capital Securities". The Capital Security Certificates evidencing the Capital Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

          (b) 928 Fixed/Floating Rate Common Securities of the Trust (the "Common Securities") will be evidenced by Common Security Certificates substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

        2.      Distributions.

          (a) Distributions will be payable on each Security for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Distribution Payment Date in [September 2012] at a rate per annum of [FIXED RATE]% and shall bear interest for each successive period beginning on (and including) the Distribution Payment Date in [September 2012], and each succeeding Distribution Payment Date, and ending on (but excluding) the next succeeding Distribution Payment Date (each, a "Distribution Period") at a rate per annum equal to the 3-Month LIBOR, determined as described below, plus 3.50% (the "Coupon Rate") applied to the stated liquidation amount thereof, such rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears will bear interest thereon compounded quarterly at the applicable Distribution Rate (to the extent permitted by law). Distributions, as used herein, include cash distributions, any such compounded distributions and any Additional Sums payable on the Debentures unless otherwise noted. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available therefor. The amount of the Distribution payable (i) for any Distribution Period commencing on or after the date of original issuance but before the Distribution Payment Date in [September 2012] will be computed on the basis of a 360-day year of twelve 30-day months, it being understood that if a Distribution is payable on a non Business Day, and the Distribution Payment Date is on the next succeeding Business Day, no additional interest or other Distributions shall accrue in respect of any such delay, and (ii) for the Distribution Period commencing on or after the Distribution Payment Date in [September 2012] and each succeeding Distribution Period will be calculated by applying the Distribution Rate to the stated liquidation amount outstanding at the commencement of the Distribution Period and multiplying each such amount by the actual number of days in the Distribution Period concerned divided by 360. All percentages resulting from any calculations on the Capital Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

         "3-Month LIBOR" means the London interbank offered interest rate for three-month, U.S. dollar deposits determined by the Debenture Trustee in the following order of priority:

                  (1) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date (as defined below). "Reuters Screen LIBOR01 Page" means the display designated as "Reuters Screen LIBOR01 Page" or such other page as may replace Reuters Screen LIBOR01 Page on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits;

                  (2) if such rate cannot be identified on the related Determination Date, the Debenture Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations;

                  (3) if fewer than two such quotations are provided as requested in clause (2) above, the Debenture Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and

                  (4) if fewer than two such quotations are provided as requested in clause (3) above, 3-Month LIBOR will be a 3-Month LIBOR determined with respect to the Distribution Period immediately preceding such current Distribution Period.

         If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Reuters Screen LIBOR01 Page by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-Month LIBOR for such Determination Date.

         The Interest Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

         "Determination Date" means the date that is two London Banking Days (i.e., a business day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the particular Distribution Period for which a Coupon Rate is being determined.

         "Interest Rate" means for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Distribution Payment Date in [September 2012] the rate per annum of [FIXED RATE]% and for each Distribution Period thereafter, the Coupon Rate.

         "Maturity Date" means [September 15, 2037].

          (b) Distributions on the Securities will be cumulative, will accrue from the date of original issuance, and will be payable, subject to extension of distribution payment periods as described herein, quarterly in arrears on December 15, March 15, June 15 and September 15 of each year or if such day is not a Business Day, then the next succeeding Business Day (each a "Distribution Payment Date"), commencing on the Distribution Payment Date in December 2007 when, as and if available for payment. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures, so long as no Indenture Event of Default has occurred and is continuing, by deferring the payment of interest on the Debentures for up to 20 consecutive quarterly periods (each an "Extension Period") at any time and from time to time, subject to the conditions described below, during which Extension Period no interest shall be due and payable. During any Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest will accrue at an annual rate equal to the Distribution Rate in effect for each such Extension Period, compounded quarterly (from the date such interest would have been payable were it not for the Extension Period, to the extent permitted by law (such interest referred to herein as "Additional Interest") during any Extension Period. No Extension Period may end on a date other than a Distribution Payment Date. At the end of any such Extension Period the Debenture Issuer shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date and provided further, however, that during any such Extension Period, the Debenture Issuer shall not, and shall not permit any Affiliate of the Debenture Issuer controlled by the Debenture Issuer to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Debenture Issuer's or such Affiliates' capital stock (other than payments of dividends or distributions to the Debenture Issuer or a Subsidiary of the Debenture Issuer) (the "Restricted Payments") or make any payments with respect to the Restricted Payments, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Debenture Issuer or any Affiliate of the Debenture Issuer controlled by the Debenture Issuer that rank pari passu in all respects with or junior in interest to the Debentures or (iii) enter into, amend or modify any contract with a shareholder that directly or indirectly beneficially owns (as determined under Rule 13d-3 of the Exchange Act and which shall include securities beneficially owned by (i) all controlled Affiliates of such shareholder and (ii) all other Persons with whom such shareholder would constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) more than 10% of the outstanding shares of common stock of the Sponsor (other than, with respect to clauses (i) and (ii) above, (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Debenture Issuer or any Subsidiary of the Debenture Issuer in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Debenture Issuer or of such Subsidiary (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange, reclassification, or conversion of any class or series of the Debenture Issuer's capital stock (or any capital stock of a Subsidiary of the Debenture Issuer) for any class or series of the Debenture Issuer's capital stock (or in the case of a Subsidiary of the Debenture Issuer, any class or series of such Subsidiary's capital stock) or of any class or series of the Debenture Issuer's indebtedness for any class or series of the Debenture Issuer's capital stock (or in the case of indebtedness of a Subsidiary of the Debenture Issuer, of any class or series of such Subsidiary's indebtedness for any class or series of such Subsidiary's capital stock), (c) the purchase of fractional interests in shares of the Debenture Issuer's capital stock (or the capital stock of a Subsidiary of the Sponsor) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or
(f) payments under the Capital Securities Guarantee). Prior to the termination of any Extension Period, the Debenture Issuer may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Debenture Issuer may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest. During any Extension Period, Distributions on the Securities shall be deferred for a period equal to the Extension Period. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates, to Holders of the Securities as they appear on the books and records of the Trust on the record date immediately preceding such date. Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account of the Trust. The Trust's funds available for Distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer. The payment of Distributions out of moneys held by the Trust is guaranteed by the Guarantor pursuant to the Guarantee.

(c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates. The relevant record dates shall be 15 days before the relevant Distribution Payment Date. Distributions payable on any Securities that are not punctually paid on any Distribution Payment Date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, as the case may be, when due (taking into account any Extension Period), will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture.

          (d) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

          3. Liquidation Distribution Upon Dissolution. In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation") other than in connection with a redemption of the Debentures, the Holders of the Securities will be entitled to receive out of the assets of the Trust available for distribution to Holders of the Securities, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Debenture Issuer), distributions equal to the lesser of (i) the aggregate of the stated liquidation amount of $1,000.00 per Security plus accrued and unpaid Distributions thereon to the date of payment, to the extent the Trust shall have funds available therefor, and (ii) the amount of assets of the Trust remaining available for contributions to Holders in liquidation of the Trust (such amount being, the "Liquidation Distribution"), unless in connection with such Liquidation, the Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Securities, with an interest rate equal to the Distribution Rate of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, and having the same record date as, such Securities, after paying or making reasonable provision to pay all claims and obligations of the Trust in accordance with the Statutory Trust Act, shall be distributed on a Pro Rata basis to the Holders of the Securities in exchange for such Securities.

          The Sponsor, as the Holder of all of the Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Special Event) and, after satisfaction of liabilities to creditors of the Trust, cause the Debentures to be distributed to the Holders of the Securities on a Pro Rata basis in accordance with the aggregate stated liquidation amount thereof.

          If a Liquidation of the Trust occurs as described in clause (i), (ii),
(iii) or (v) in Section 7.1(a) of the Declaration, the Trust shall be liquidated by the Institutional Trustee as expeditiously as it determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust, to the Holders of the Securities, the Debentures on a Pro Rata basis to the extent not satisfied by the Debenture Issuer, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such Holders will be entitled to receive out of the assets of the Trust available for distribution to the Holders, after satisfaction of liabilities of creditors of the Trust to the extent not satisfied by the Debenture Issuer, an amount equal to the Liquidation Distribution. An early Liquidation of the Trust pursuant to clause
(iv) of Section 7.1(a) of the Declaration shall occur if the Institutional Trustee determines that such Liquidation is possible by distributing, after satisfaction of liabilities to creditors of the Trust, to the Holders of the Securities on a Pro Rata basis, the Debentures, and such distribution occurs.

          If, upon any such Liquidation the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on such Capital Securities shall be paid to the Holders of the Securities on a Pro Rata basis, except that if an Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

          After the date for any distribution of the Debentures upon dissolution of the Trust (i) the Securities of the Trust will be deemed to be no longer outstanding, (ii) upon surrender of a Holder's Securities certificate, such Holder of the Securities will receive a certificate representing the Debentures to be delivered upon such distribution, (iii) any certificates representing the Securities still outstanding will be deemed to represent undivided beneficial interests in such of the Debentures as have an aggregate principal amount equal to the aggregate stated liquidation amount with an interest rate identical to the Distribution Rate of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissuance (and until such certificates are so surrendered, no payments of interest or principal shall be made to Holders of Securities in respect of any payments due and payable under the Debentures; provided, however that such failure to pay shall not be deemed to be an Event of Default and shall not entitle the Holder to the benefits of the Guarantee), and (iv) all rights of Holders of Securities under the Declaration shall cease, except the right of such Holders to receive Debentures upon surrender of certificates representing such Securities.

        4.      Redemption and Distribution.

          (a) The Debentures will mature on [September 15, 2037]. The Debentures may be redeemed by the Debenture Issuer, in whole or in part on any Distribution Payment Date on or after the Distribution Payment Date in [September 2012], at the Optional Redemption Price. In addition, the Debentures may be redeemed by the Debenture Issuer at the Special Redemption Price, in whole but not in part, at any Distribution Payment Date, upon the occurrence and continuation of a Special Event within 120 days following the occurrence of such Special Event at the Special Redemption Price, upon not less than 30 nor more than 60 days' notice to holders of such Debentures so long as such Special Event is continuing. The Sponsor shall appoint a Quotation Agent for the purpose of performing the services contemplated in or by reference in, the definition of Special Redemption Price. Any error in the calculation of the Special Redemption Price by the Quotation Agent or the Debenture Trustee may be corrected at any time by notice delivered to the Sponsor and the holders of the Capital Securities. Subject to the corrective rights set forth above, all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of the Special Redemption Price on the Debentures or the Capital Securities by the Debenture Trustee, the Quotation Agent or the Institutional Trustee, as the case may be, shall (in the absence of willful default, bad faith or manifest error) be final, conclusive and binding on the holders of the Debentures and the Capital Securities, the Trust and the Sponsor, and no liability shall attach (except as provided above) to the Debenture Trustee, the Quotation Agent or the Institutional Trustee in connection with the exercise or non-exercise by any of them of their respective powers, duties and discretion.

          "Comparable Treasury Issue" means with respect to any Special Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Fixed Rate Period Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Fixed Rate Period Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Distribution Payment Date in [September 2012], the two most closely corresponding fixed, non-callable United States Treasury securities, as selected by the Quotation Agent, shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated and extrapolated on a straight-line basis, rounding to the nearest month using such securities.

          "Comparable Treasury Price" means (a) the average of five Reference Treasury Dealer Quotations for such Special Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

          "Federal Reserve" means the Board of Governors of the Federal Reserve System and any successor federal agency.

         "Fixed Rate Period Remaining Life" means, with respect to any Debenture, the period from the Special Redemption Date for such Debenture to the Distribution Payment Date in [September 2012].

          "Investment Company Event" means the receipt by the Debenture Issuer and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or, within 90 days of the date of such opinion, will be considered an Investment Company that is required to be registered under the Investment Company Act which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Debentures.

          "Optional   Redemption  Date"  shall  mean  the  date  fixed  for  the redemption of Capital Securities, which shall be any Distribution Payment Date on or after the Distribution Payment Date in [September 2012].

          "Optional Redemption Price" means 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest on such Debentures to the Optional Redemption Date.

          "Primary Treasury Dealer" means either a nationally recognized primary United States Government securities dealer or an entity of recognized standing in matters pertaining to the quotation of treasury securities that is reasonably acceptable to the Sponsor and the Institutional Trustee.

          "Quotation Agent" shall be a designee of the Trustee, after receiving consent from the Company, who is a Primary Treasury Dealer.

          "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Sponsor.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Special Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

          "Special Event" means a Tax Event or an Investment Company Event.

          "Special Redemption Date" means a date on which a Special Event redemption occurs, which shall be any Distribution Payment Date.

          "Special Redemption Price" means (a) if the Special Redemption Date occurs before the Distribution Payment Date in [September 2012], the greater of
(i) 107.5% of the principal amount of the Debentures, plus accrued and unpaid Interest on the Debentures to the occurrence of the Special Redemption Date, or
(ii) as determined by the Quotation Agent, (A) the sum of the present values of the scheduled payments of principal and Interest on the Debentures during the Fixed Rate Period Remaining Life of the Debentures (assuming the Debentures matured on the Distribution Payment Date in [September 2012] discounted to the Special Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus (B) accrued and unpaid Interest on the Debentures to such Special Redemption Date, or (b) if the Special Redemption Date occurs on or after the Distribution Payment Date in [September 2012], 100% of the principal amount of the Debentures being redeemed, plus, in each case, accrued and unpaid interest (including any Additional Interest) on such Debentures to the Special Redemption Date.

          "Tax Event" means the receipt by the Debenture Issuer and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement (including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action")) or judicial decision interpreting or applying such laws or regulations, regardless of whether such Administrative Action or judicial decision is issued to or in connection with a proceeding involving the Debenture Issuer or the Trust and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case on or after the date of original issuance of the Debentures, there is more than an insubstantial risk that: (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures; (ii) interest payable by the Debenture Issuer on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Debenture Issuer, in whole or in part, for United States federal income tax purposes; or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes (excluding withholding taxes), duties or other governmental charges.

          "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15 (519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Fixed Rate Period Remaining Life (if no maturity is within three months before or after the Fixed Rate Period Remaining Life, yields for the two published maturities, most closely corresponding to the Fixed Rate Period Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Special Redemption Date. The Treasury Rate shall be calculated by the Quotation Agent on the third Business Day preceding the Special Redemption Date.

          (b) Upon the repayment in full at maturity or redemption in whole or in part of the Debentures (other than following the distribution of the Debentures to the Holders of the Securities), the proceeds from such repayment or payment shall concurrently be applied to redeem Pro Rata at the applicable Optional Redemption Price or Special Redemption Price, as applicable, Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so repaid or redeemed; provided, however, that holders of such Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at the scheduled maturity of the Debentures).

          (c) If fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Capital Securities will be redeemed Pro Rata and the Capital Securities to be redeemed will be redeemed Pro Rata from each Holder of Capital Securities.

          (d) The Trust may not redeem fewer than all the outstanding Capital Securities unless all accrued and unpaid Distributions have been paid on all Capital Securities for all quarterly Distribution periods terminating on or before the date of redemption.

          (e) Redemption or Distribution Procedures.

          (i) Notice of any redemption of or notice of distribution of the Debentures in exchange for, the Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this paragraph 4(e)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of such Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of such Securities at the address of each such Holder appearing on the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

          (ii)  If the  Securities  are to be  redeemed  and the  Trust  gives a
Redemption/ Distribution Notice, which notice may only be issued if the Debentures are redeemed as set out in this paragraph 4 (which notice will be irrevocable), then, provided that the Institutional Trustee has a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Institutional Trustee will, with respect to Book Entry Capital Securities, irrevocably deposit with the Depositary for such Book Entry Capital Securities, to the extent available therefor, funds sufficient to pay the relevant Optional Redemption Price or Special Redemption Price and will give such Depositary irrevocable instructions and authority to pay such Optional Redemption Price or Special Redemption Price, as applicable, to the Owners of the Capital Securities and with respect to Capital Securities that are not Book Entry Capital Securities, the Institutional Trustee will pay, to the extent available therefor, the relevant Optional Redemption Price or Special Redemption Price, as applicable, to the Holders of such Securities by check mailed to the address of each such Holder appearing on the books and records of the Trust on the Optional Redemption Date or Special Redemption Date. If a Redemption/Distribution Notice shall have been given and funds deposited as required then immediately prior to the close of business on the date of such deposit Distributions will cease to accrue on the Securities so called for redemption and all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the applicable Optional Redemption Price or Special Redemption Price specified in paragraph 4(a), but without interest on such Optional Redemption Price or Special Redemption Price. If any date fixed for redemption of Securities is not a Business Day, then payment of any such Optional Redemption Price or Special Redemption Price payable on such date will be made on the next succeeding day that is a Business Day. If payment of the Optional Redemption Price or Special Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Trust or by the Debenture Issuer as guarantor pursuant to the Guarantee, Distributions on such Securities will continue to accrue at the Distribution Rate from the original Optional Redemption Date or Special Redemption Date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Optional Redemption Price or Special Redemption Price. In the event of any redemption of the Capital Securities issued by the Trust in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of the Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of the Capital Securities to be so redeemed, or (ii) register the transfer of or exchange any Capital Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Capital Securities being redeemed in part.

                (iii) Redemption/Distribution Notices shall be sent by the Administrators on behalf of the Trust to (A) in respect of the Capital Securities, the Holders thereof and (B) in respect of the Common Securities, the Holder thereof.

                (iv) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), and provided that the acquiror is not the Holder of the Common Securities or the obligor under the Indenture, the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

        5.      Voting Rights - Capital Securities.

          (a) Except as provided under paragraphs 5(b) and 7 and as otherwise required by law and the Declaration, the Holders of the Capital Securities will have no voting rights. The Administrators are required to call a meeting of the Holders of the Capital Securities if directed to do so by Holders of at least 10% in liquidation amount of the Capital Securities.

          (b) Subject to the requirements of obtaining a tax opinion by the Institutional Trustee in certain circumstances set forth in the last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Capital Securities, voting separately as a class, have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture as the holder of the Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent on behalf of all the Holders of the Capital Securities to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of the holders of greater than a simple majority in aggregate principal amount of Debentures (a "Super Majority") affected thereby, the Institutional Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Capital Securities outstanding which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. If the Institutional Trustee fails to enforce its rights under the Debentures after the Holders of a Majority in liquidation amount of such Capital Securities have so directed the Institutional Trustee, to the fullest extent permitted by law, a Holder of the Capital Securities may institute a legal proceeding directly against the Debenture Issuer to enforce the Institutional Trustee's rights under the Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date the interest or principal is payable (or in the case of redemption, the Optional Redemption Date or the Special Redemption Date, as applicable), then a Holder of record of the Capital Securities may directly institute a proceeding for enforcement of payment on or after the respective due dates specified in the Debentures, to such Holder directly of the principal of or interest on the Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such Holder. The Institutional Trustee shall notify all Holders of the Capital Securities of any default actually known to the Institutional Trustee with respect to the Debentures unless (x) such default has been cured prior to the giving of such notice, or (y) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the Holders of such Capital Securities, except where the default relates to the payment of principal of or interest on any of the Debentures. Such notice shall state that such Indenture Event of Default also constitutes an Event of Default hereunder. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

          In the event the consent of the Institutional Trustee, as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the Securities outstanding which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the Holders of the Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

          A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Event of Default hereunder. Any required approval or direction of Holders of the Capital Securities may be given at a separate meeting of Holders of the Capital Securities convened for such purpose, at a meeting of all of the Holders of the Securities in the Trust or pursuant to written consent. The Institutional Trustee will cause a notice of any meeting at which Holders of the Capital Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of the Capital Securities. Each such notice will include a statement setting forth the following information (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought, and (iii) instructions for the delivery of proxies or consents. No vote or consent of the Holders of the Capital Securities will be required for the Trust to redeem and cancel Capital Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

          Notwithstanding that Holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not entitle the Holder thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

          In no event will Holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Sponsor as the Holder of all of the Common Securities of the Trust. Under certain circumstances as more fully described in the Declaration, Holders of Capital Securities have the right to vote to appoint, remove or replace the Institutional Trustee and the Delaware Trustee.

        6.      Voting Rights - Common Securities.

          (a) Except as provided under paragraphs 6(b), 6(c) and 7 and as otherwise required by law and the Declaration, the Common Securities will have no voting rights.

          (b) The Holders of the Common Securities are entitled, in accordance with Article IV of the Declaration, to vote to appoint, remove or replace any Administrators.

          (c) Subject to Section 6.10 of the Declaration and only after each Event of Default (if any) with respect to the Capital Securities has been cured, waived, or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Common Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waiving any past default and its consequences that is waivable under the Indenture, or (iii) exercising any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable; provided, however, that, where a consent or action under the Indenture would require a Super Majority, the Institutional Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Common Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. Notwithstanding this paragraph 6(c), the Institutional Trustee shall not revoke any action previously authorized or approved by a vote or consent of the Holders of the Capital Securities. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or the Debenture Trustee as set forth above, the Institutional Trustee shall not take any action described in (i),
(ii) or (iii) above, unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Institutional Trustee fails to enforce its rights under the Declaration to the fullest extent permitted by law, any Holder of the Common Securities may institute a legal proceeding directly against any Person to enforce the Institutional Trustee's rights under the Declaration, without first instituting a legal proceeding against the Institutional Trustee or any other Person.

          Any approval or direction of Holders of the Common Securities may be given at a separate meeting of Holders of the Common Securities convened for such purpose, at a meeting of all of the Holders of the Securities in the Trust or pursuant to written consent. The Administrators will cause a notice of any meeting at which Holders of the Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of the Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought, and (iii) instructions for the delivery of proxies or consents.

          No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

        7.      Amendments to Declaration and Indenture.

          (a) In addition to any requirements under Section 11.1 of the Declaration, if any proposed amendment to the Declaration provides for, or the Trustees, Sponsor or Administrators otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the Liquidation of the Trust, other than as described in Section 7.1 of the Declaration, then the Holders of outstanding Securities, voting together as a single class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in liquidation amount of the Securities, affected thereby; provided, however, if any amendment or proposal referred to in clause
(i) above would adversely affect only the Capital Securities or only the Common Securities, then only the affected Securities will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Securities.

          (b) In the event the consent of the Institutional Trustee as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Institutional Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification, or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require a Super Majority, the Institutional Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

          (c) Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee, or (iii) cause the Trust to be deemed an Investment Company which is required to be registered under the Investment Company Act.

          (d) Notwithstanding any provision of the Declaration, the right of any Holder of the Capital Securities to receive payment of Distributions and other payments upon redemption, liquidation or otherwise, on or after their respective due dates, or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. For the protection and enforcement of the foregoing provision, each and every Holder of the Capital Securities shall be entitled to such relief as can be given either at law or equity.

          8. Pro Rata. A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of the Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities then outstanding unless, in relation to a payment, an Event of Default has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Capital Securities Pro Rata according to the aggregate liquidation amount of the Capital Securities held by the relevant Holder relative to the aggregate liquidation amount of all Capital Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Capital Securities, to each Holder of the Common Securities Pro Rata according to the aggregate liquidation amount of the Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

          9. Ranking. The Capital Securities rank pari passu with and payment thereon shall be made Pro Rata with the Common Securities except that, where an Event of Default has occurred and is continuing, the rights of Holders of the Common Securities to receive payment of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the Holders of the Capital Securities with the result that no payment of any Distribution on, or Optional Redemption Price (or Special Redemption Price) of, any Common Security, and no other payment on account of redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Optional Redemption Price (or Special Redemption Price) the full amount of such Optional Redemption Price (or Special Redemption Price) on all outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Institutional Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Optional Redemption Price (or Special Redemption Price) of, the Capital Securities then due and payable.

          10. Acceptance of Guarantee and Indenture. Each Holder of the Capital Securities and the Common Securities, by the acceptance of such Securities, agrees to the provisions of the Guarantee and the Indenture, including the subordination provisions therein.

          11. Compliance with Rule 144A(d)(4) under the Securities Act. So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Trust will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Trust is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. The information provided by the Trust pursuant to this paragraph 11 will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          12. No Preemptive Rights. The Holders of the Securities shall have no, and the issuance of the Securities is not subject to, preemptive or similar rights to subscribe for any additional securities.

          13. Miscellaneous. These terms constitute a part of the Declaration. The Sponsor will provide a copy of the Declaration, the Guarantee, and the Indenture to a Holder without charge on written request to the Sponsor at its principal place of business.

                                   EXHIBIT A-1
                      FORM OF CAPITAL SECURITY CERTIFICATE
                               [FACE OF SECURITY]

          THIS CAPITAL SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION, AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

          UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO [TRUST NAME]OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO THE SPONSOR OR THE TRUST, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER
THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE SPONSOR'S AND THE TRUST'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ACCORDANCE WITH THE DECLARATION (DEFINED HEREIN), A COPY OF WHICH MAY BE OBTAINED FROM THE SPONSOR OR THE TRUST. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.


                                     A-1-1

          HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL
RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

          THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000.00 (100 SECURITIES) AND MULTIPLES OF $1,000.00 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000.00 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

          THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

          THIS SECURITY IS IN REGISTERED FORM WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.871-14(c)(1)(i) FOR U.S. FEDERAL INCOME AND WITHHOLDING TAX PURPOSES.

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE DECLARATION TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.


                                     A-1-2

Certificate Number P-1                                           CUSIP No. [TBD]
                                                     [30,000] Capital Securities

                              [September 26, 2007]

          Certificate Evidencing Fixed/Floating Rate Capital Securities

                                       of

                                  [TRUST NAME]

               (liquidation amount $1,000.00 per Capital Security)

          [TRUST NAME], a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder"), as nominee of The Depository Trust Company is the registered owner of [30,000] capital securities or such other number of Capital Securities represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Declaration (as defined below) of the Trust representing undivided beneficial interests in the assets of the Trust, (liquidation amount $1,000.00 per capital security) (the "Capital Securities"). Subject to the Declaration, the Capital Securities are transferable on the books and records of the Trust in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The Capital Securities represented hereby are issued pursuant to, and the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of [September 26, 2007], among Joel Weiner, James Dulligan and Roger Brown, as Administrators, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, [CastlePoint Holdings, Ltd.], as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, including the designation of the terms of the Capital Securities as set forth in Annex I to such amended and restated declaration as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee and the Indenture to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Guarantee, and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.

          Upon receipt of this Security, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

          By acceptance of this Security, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of beneficial ownership in the Debentures.

          This Capital Security is governed by, and shall be construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

          Signatures appear on following page


                                     A-1-3

         IN WITNESS WHEREOF, the Trust has duly executed this certificate.

                                  [TRUST NAME]

                                  By:
                                     -------------------------------------------
                                       Name:
                                       Title:  Administrator


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

This is one of the Capital Securities referred to in the within-mentioned Declaration.

                                  WILMINGTON TRUST COMPANY,
                                  as the Institutional Trustee

                                  By:
                                     -------------------------------------------
                                                  Authorized Officer


                                     A-1-4

                          [REVERSE OF CAPITAL SECURITY]

          Distributions payable on each Capital Security will be payable at an annual rate equal to [FIXED RATE]% beginning on (and including) the date of original issuance and ending on (but excluding) the Distribution Payment Date (defined herein) in [September 2012], and at an annual rate for each successive period beginning on (and including) the Distribution Payment Date in [September 2012], and ending on (but excluding) the next succeeding Distribution Payment Date (each such period, a "Distribution Period"), equal to 3-Month LIBOR, determined as described below, plus 3.50% (the "Coupon Rate"), applied to the stated liquidation amount of $1,000.00 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears will bear interest thereon compounded quarterly at the Distribution Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes payments of cash distributions and any such compounded distributions and any Additional Sums payable on the Debentures unless otherwise noted. The term "Distribution Payment Date" as used herein means each March 15, June 15, September 15 and December 15 of each year or if such day is not a Business Day, then the next succeeding Business Day. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available therefor. As used herein,
"Determination Date" means the date that is two London Banking Days (i.e., a business day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the commencement of the relevant Distribution Period. The amount of the Distribution payable for any Distribution Period commencing on or after the date of the original issuance but before the Distribution Payment Date in [September 2012] will be computed on the basis of a 360-day year of twelve 30-day months, it being understood that if a Distribution is payable on a non Business Day, and the Distribution Payment Date is on the next succeeding Business Day, no additional interest or other Distributions shall accrue in respect of any such delay, and (ii) for the Distribution Period commencing on or after the Distribution Payment Date in [September 2012] and each succeeding Distribution Period will be computed on the Distribution Rate to the stated liquidation amount outstanding at the commencement of the Distribution Period and multiplying each such amount by the actual number of days in the Distribution Period concerned divided by 360.

          "3-Month LIBOR" as used herein, means the London interbank offered interest rate for three-month U.S. dollar deposits determined by the Debenture Trustee in the following order of priority: (i) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date ("Reuters Screen LIBOR01 Page" means the display designated as "Reuters Screen LIBOR01 Page" or such other page as may replace Reuters Screen LIBOR01 Page on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits); (ii) if such rate cannot be identified on the related Determination Date, the Debenture Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations;
(iii) if fewer than two such quotations are provided as requested in clause (ii) above, the Debenture Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and (iv) if fewer than two such quotations are provided as requested in clause (iii) above, 3-Month LIBOR will be a 3-Month LIBOR determined with respect to the Distribution Period immediately preceding such current Distribution Period. If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Reuters Screen LIBOR01 Page by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-Month LIBOR for such Determination Date.


                                     A-1-5

          "Interest Rate" means for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Distribution Payment Date in [September 2012] the rate per annum of [FIXED RATE]% and for each Distribution Period thereafter, the Coupon Rate.

          The Interest Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

          All percentages resulting from any calculations on the Capital Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

          Except as otherwise described below, Distributions on the Capital Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on each Distribution Payment Date, commencing on the Distribution Payment Date in [December 2007]. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures, so long as no Indenture Event of Default has occurred and is continuing, by extending the interest payment period for up to 20 consecutive quarterly periods (each an "Extension Period") at any time and from time to time on the Debentures, subject to the conditions described below, during which Extension Period no interest shall be due and payable. During any Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest will accrue at an annual rate equal to the Distribution Rate in effect for each such Extension Period, compounded quarterly from the date such interest would have been payable were it not for the Extension Period, to the extent permitted by law (such interest referred to herein as "Additional Interest"). No Extension Period may end on a date other than a Distribution Payment Date. At the end of any such Extension Period the Debenture Issuer shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date. Prior to the termination of any Extension Period, the Debenture Issuer may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Debenture Issuer may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest. During any Extension Period, Distributions on the Capital Securities shall be deferred for a period equal to the Extension Period. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates, to Holders of the Securities as they appear on the books and records of the Trust on the record date immediately preceding such date. Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account of the Trust. The Trust's funds available for Distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer. The payment of Distributions out of moneys held by the Trust is guaranteed by the Guarantor pursuant to the Guarantee.


                                     A-1-6

          The Capital Securities shall be redeemable as provided in the Declaration.


                                     A-1-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

         (Insert assignee's social security or tax identification number)
                                                                         -------

         -----------------------------------------------------------------------



        (Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

         Date:
              ---------------------------------------

         Signature:
                   ----------------------------------

(Sign exactly as your name appears on the other side of this Capital Security Certificate)

         Signature Guarantee:(1)

-----------------------
(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Security registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-1-8

                                   EXHIBIT A-2

                       FORM OF COMMON SECURITY CERTIFICATE

                           COMMON SECURITY CERTIFICATE

        THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION.

        THIS CERTIFICATE IS NOT  TRANSFERABLE  EXCEPT IN COMPLIANCE WITH SECTION
8.1 OF THE DECLARATION (DEFINED HEREIN).

        THIS  COMMON  SECURITY  IS IN  REGISTERED  FORM  WITHIN  THE  MEANING OF
TREASURY REGULATIONS SECTION 1.871-14(c)(1)(i) FOR U.S. FEDERAL INCOME AND WITHHOLDING TAX PURPOSES.

         Certificate Number C-1              [928] Common Securities

                              [September 26, 2007]

          Certificate Evidencing Fixed/Floating Rate Common Securities

                                       of

                                  [TRUST NAME]

        [TRUST NAME], a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that [CastlePoint Holdings, Ltd.] (the "Holder") is the registered owner of common securities of the Trust representing undivided beneficial interests in the assets of the Trust (the "Common
Securities"). Subject to the Declaration (as defined below), the Common Securities are transferable on the books and records of the Trust in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The Common Securities represented hereby are issued pursuant to, and the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of [September 26, 2007], among Joel Weiner, James Dulligan and Roger Brown, as Administrators, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, [CastlePoint Holdings, Ltd.] as Sponsor, and the holders from time to time of undivided beneficial interest in the assets of the Trust including the designation of the terms of the Common Securities as set forth in Annex I to such amended and restated declaration, as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee and the Indenture to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.

        As set forth in the Declaration, when an Event of Default has occurred and is continuing, the rights of Holders of Common Securities to payment in respect of Distributions and payments

                                     A-2-1
upon Liquidation, redemption or otherwise are subordinated to the rights of payment of Holders of the Capital Securities.

        Upon receipt of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

        By acceptance of this Certificate, the Holder agrees to treat, for United States federal income tax purposes, the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures ("Debentures") as indebtedness and the Common Securities as evidence of undivided beneficial ownership in the Debentures.

        This Common Security is governed by, and shall be construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

                                     A-2-2

        IN WITNESS WHEREOF, the Trust has duly executed this certificate.

                                                    [TRUST NAME]

                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title: Administrator

                                     A-2-3

                          [REVERSE OF COMMON SECURITY]

        Distributions payable on each Common Security will be payable at an annual rate equal to [FIXED RATE]% beginning on (and including) the date of original issuance and ending on (but excluding) the Distribution Payment Date (defined herein) in [September 2012] and at an annual rate for each successive period beginning on (and including) the Distribution Payment Date in [September 2012], and ending on (but excluding) the next succeeding Distribution Payment Date (each such period, a "Distribution Period"), equal to 3-Month LIBOR, determined as described below, plus 3.50% (the "Coupon Rate"), applied to the stated liquidation amount of $1,000.00 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears will bear interest thereon compounded quarterly at the Distribution Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes payments of cash distributions and any such compounded distributions and any Additional Sums payable on the Debentures unless otherwise noted. The term "Distribution Payment Date" as under herein means each March 15, June 15, September 15 and December 15 of each year or if such day is not a Business Day, then the next succeeding Business Day. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available therefor. As used herein,
"Determination Date" means the date that is two London Banking Days (i.e., a business day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the commencement of the relevant Distribution Period. The amount of the Distribution payable (i) for any Distribution Period commencing on or after the date of the original issuance but before the Distribution Payment Date in [September 2012] will be computed on the basis of a 360-day year of twelve 30-day months, it being understood that if a Distribution is payable on a non Business Day, and the Distribution Payment Date is on the next succeeding Business Day, no additional interest or other Distributions shall accrue in respect of any such delay, and (ii) for the Distribution Period commencing on or after the Distribution Payment Date in [September 2012] and each succeeding Distribution Period will be calculated by applying the Distribution Rate to the stated liquidation amount outstanding at the commencement of the Distribution Period and multiplying each such amount by the actual number of days in the Distribution Period concerned divided by 360.

        "3-Month LIBOR" as used herein, means the London interbank offered interest rate for three-month U.S. dollar deposits determined by the Debenture Trustee in the following order of priority: (i) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date ("Reuters Screen LIBOR01 Page" means the display designated as "Reuters Screen LIBOR01 Page" or such other page as may replace Reuters Screen LIBOR01 Page on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits); (ii) if such rate cannot be identified on the related Determination Date, the Debenture Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations;
(iii) if fewer than two such quotations are provided as requested in clause (ii) above, the Debenture Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading

                                     A-2-4

European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and (iv) if fewer than two such quotations are provided as requested in clause (iii) above, 3-Month LIBOR will be a 3-Month LIBOR determined with respect to the Distribution Period immediately preceding such current Distribution Period. If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Reuters Screen LIBOR01 Page by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-Month LIBOR for such Determination Date.

        The Coupon Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

        All percentages resulting from any calculations on the Common Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

        Except as otherwise described below, Distributions on the Common Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on each Distribution Payment Date, commencing on the Distribution Payment Date [December 2007]. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures, so long as no Indenture Event of Default has occurred and is continuing, by extending the interest payment period for up to 20 consecutive quarterly periods (each an "Extension Period") at any time and from time to time on the Debentures, subject to the conditions described below, during which Extension Period no interest shall be due and payable. During any Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest will accrue at an annual rate equal to the Distribution Rate in effect for each such Extension Period, compounded quarterly from the date such interest would have been payable were it not for the Extension Period, to the extent permitted by law (such interest referred to herein as "Additional Interest"). No Extension Period may end on a date other than a Distribution Payment Date. At the end of any such Extension Period the Debenture Issuer shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date. Prior to the termination of any Extension Period, the Debenture Issuer may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Debenture Issuer may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest. During any Extension Period, Distributions on the Common Securities shall be deferred for a period equal to the Extension Period. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates, to Holders of the Common Securities as they appear on the books and records of the Trust on the record date immediately preceding such date. Distributions on the Common Securities must be

                                     A-2-5
paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account of the Trust. The Trust's funds available for Distribution to the Holders of the Common Securities will be limited to payments received from the Debenture Issuer.

        The  Common   Securities   shall  be   redeemable  as  provided  in  the
Declaration.


                                     A-2-6

                                         ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:


         -----------------------------------------------------------------------
         (Insert assignee's social security or tax identification number)


         -----------------------------------------------------------------------


         -----------------------------------------------------------------------
         (Insert address and zip code of assignee)

         and irrevocably appoints


         -----------------------------------------------------------------------


                                                                           agent
         ------------------------------------------------------------------
         to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.



                           Date:
                                ------------------------------------------------

                           Signature:
                                     -------------------------------------------

                           (Sign exactly as your name appears on the other side of this Common Security Certificate)



         Signature Guarantee(2)

-----------------------
(2) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union, meeting the requirements of the Security registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                     A-2-7

                                   EXHIBIT B-1
                         Form of Transferor Certificate
                             to be Executed by QIBs
                                                               ----------, [   ]

[TRUST NAME]
C/o [CastlePoint Holdings, Ltd.]
128 Broadway
New York, New York  10005-1116


                    Re: Purchase of $1,000 stated liquidation amount of Fixed/Floating Rate Capital Securities (the "Capital Securities") of [TRUST NAME]
                                                        ----------

        Reference is hereby made to the Amended and Restated Declaration of Trust of [TRUST NAME], dated as of [September 26, 2007] (the "Declaration"), among Joel Weiner, James Dulligan and Roger Brown, as Administrators, Wilmington Trust Company, as Delaware Trustee, Wilmingtosn Trust Company, as Institutional Trustee, [CastlePoint Holdings, Ltd.], as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of [TRUST NAME]. Capitalized terms used but not defined herein shall have the meanings given them in the Declaration.

        This letter relates to $________________________ aggregate liquidation amount of Capital Securities which are held in the name of [name of transferor] (the "Transferor").

        In accordance with Article VI of the Declaration, the Transferor hereby certifies that such Capital Securities are being transferred in accordance with
(i) the transfer restrictions set forth in the Capital Securities and (ii) Rule 144A under the Securities Act ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Capital Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

        You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         (Name of Transferor)
                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:
Date:
     -------------------------------


                                     B-1-1

                                   EXHIBIT B-2
                         Form of Transferee Certificate
                  to be Executed by Transferees other than QIBs


                                                               ----------, [   ]

[TRUST NAME]
C/o [CastlePoint Holdings, Ltd.]
[ADDRESS 1]
[ADDRESS 2]


                  Re: Purchase of $____________ stated liquidation amount of Fixed/Floating Rate Capital Securities (the "Capital Securities") of [TRUST NAME]
                                -------------

Ladies and Gentlemen:

        In connection with our purchase of the Capital Securities we confirm that:

        1. We understand that the Fixed/Floating Rate Capital Securities (the "Capital Securities") of [TRUST NAME] ](the "Trust") (including the guarantee (the "Guarantee") of [CastlePoint Holdings, Ltd.] (the "Company") executed in connection therewith) and the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture due 2037 of the Company (the "Debenture") (the entire amount of the Trust's outstanding Capital Securities, the Guarantee and the Debenture together being referred to herein as the "Offered Securities"), have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Offered Securities that, if we decide to offer, sell or otherwise transfer any such Offered Securities, (i) such offer, sale or transfer will be made only (a) to the Company or the Trust, (b) to a person we reasonably believe is a "qualified institutional buyer" (a "QIB") (as defined in Rule 144 under the Securities Act) in a transaction meeting the requirements of Rule 144A, (c) to an institutional "accredited investor" within the meaning of subparagraph (a)
(1), (2), (3), (7) or (8) of Rule 501 under the Securities Act that is acquiring Offered Securities for its own account, or for the account of such an "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, (d) pursuant to an effective registration statement under the Securities Act, or (e) pursuant to an exemption from the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and, in the case of (c) or
(e), subject to the right of the Trust and the depositor to require an opinion of counsel and other information satisfactory to each of them. The foregoing restrictions on resale will not apply subsequent to the date on which, in the written opinion of counsel, the Capital Securities are not "restricted securities" within the meaning of Rule 144 under the Securities Act. If any resale or other transfer of the Offered Securities is proposed to be made pursuant to clause (c) or (e) above, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Institutional Trustee as Securities Registrar, which shall provide as applicable, among other things, that the transferee is an institutional "accredited investor" within the meaning of

                                     B-2-1
subparagraph (a) (1), (2), (3), (7) or (8) of Rule 501 under the Securities Act that is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. We acknowledge on our behalf and on behalf of any investor account for which we are purchasing Securities that the Trust and the Company reserve the right prior to any offer, sale or other transfer pursuant to clause (c) or (e) to require the delivery of any opinion of counsel, certifications and/or other information satisfactory to the Trust and the Company. We understand that the certificates for any Offered Security that we receive will bear a legend substantially to the effect of the foregoing.

        2. We are an institutional "accredited investor" within the meaning of subparagraph (a) (1), (2), (3), (7) or (8) of Rule 501 under the Securities Act purchasing for our own account or for the account of such an "accredited investor," and we are acquiring the Offered Securities for investment purposes and not with view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Offered Securities, and we and any account for which we are acting are each able to bear the economic risks of our or its investment.

        3. We are acquiring the Offered Securities purchased by us for our own account (or for one or more accounts as to each of which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Offered Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

        4. In the event that we purchase any Capital Securities or any Debentures, we will acquire such Capital Securities having an aggregate stated liquidation amount of not less than $100,000 or such Debentures having an aggregate principal amount not less than $100,000, for our own account and for each separate account for which we are acting.

        5. We acknowledge that we are not a fiduciary of (i) an employee benefit, individual retirement account or other plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Plan"); or (ii) an entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity, and are not purchasing any of the Offered Securities on behalf of or with "plan assets" by reason of any Plan's investment in the entity.

        6. We acknowledge that the Trust and the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that if any of the acknowledgments, representations, warranties and agreements deemed to have been made by our purchase of any of the Offered Securities are no longer accurate, we shall promptly notify the Company. If we are acquiring any Offered Securities as a fiduciary or agent for one or more investor accounts, we represent that we have sole discretion with respect to each such investor account and that we have full power to make the foregoing acknowledgments, representations and agreement on behalf of each such investor account.

                                     B-2-2

                                   ---------------------------------------------
                                   (Name of Purchaser)

                                   By:
                                        ----------------------------------------

                                   Date:
                                        ----------------------------------------

        Upon transfer, the Capital Securities (having a stated liquidation amount of $_____________) would be registered in the name of the new beneficial owner as follows.

Name:
     -----------------------------------------------------

Address:
        ---------------------------------------------

Taxpayer ID Number:
                   -----------------


                                     B-2-3

                                    EXHIBIT C

                          SPECIMEN OF INITIAL DEBENTURE

                                  (See Tab ___)

                                    EXHIBIT D

                               PLACEMENT AGREEMENT

                                  (See Tab____)

                                                                     Exhibit 4.4


                                    EXHIBIT A

      FIXED/FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE

                               [FACE OF SECURITY]

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER
APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO CASTLEPOINT BERMUDA HOLDINGS, LTD. (THE "COMPANY"), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

        HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

        THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL
RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF

1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER
APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF
SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

        THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000.00 AND MULTIPLES OF $1,000.00 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000.00 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

        THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

        THIS SECURITY IS IN REGISTERED FORM WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.871-14(c)(1)(i) FOR U.S. FEDERAL INCOME AND WITHHOLDING TAX PURPOSES.

        IN  CONNECTION  WITH  ANY  TRANSFER,  THE  HOLDER  WILL  DELIVER  TO THE
REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

      Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture

                                       of

                       CastlePoint Bermuda Holdings, Ltd.

                               September 27, 2007

        CastlePoint Bermuda Holdings, Ltd., a company limited by shares duly organized and existing under the laws of Bermuda (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to Wilmington Trust Company, not in its individual capacity but solely as Institutional Trustee for CastlePoint Bermuda Holdings Statutory Trust I (the "Holder") or registered assigns, the principal sum of Thirty Million Nine Hundred Twenty Eight Thousand dollars ($30,928,000) on December 15, 2037, and to pay interest on said principal sum from September 27, 2007, or from the most recent Interest Payment Date (as defined herein) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15 and December 15 of each year or if such day is not a Business Day, then the next succeeding Business Day (each such date, an "Interest Payment Date") commencing on the Interest Payment Date in December 2007, at an annual rate equal to 8.39% beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date in December 2012 and at an annual rate for each successive Distribution Period beginning on (and including) the Interest Payment Date in December 2012, and each succeeding Interest Payment Date, and ending on (but excluding) the next succeeding Interest Payment Date (each a "Distribution Period"), equal to 3-Month LIBOR, determined as described below, plus 3.50% (the "Coupon Rate"); applied to the principal amount hereof, until the principal hereof is paid or duly provided for or made available for payment, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest (including Additional Interest) at the Interest Rate in effect for each applicable period, compounded quarterly, from the dates such amounts are due until they are paid or made available for payment. The amount of interest payable (i) for any Distribution Period commencing on or after the date of original issuance but before the Interest Payment Date in December 2012 will be computed on the basis of a 360-day year of twelve 30-day months, it being understood that no additional interest shall accrue on non-Business Days for the given Distribution Period, and (ii) for the Distribution Period commencing on or after the Interest Payment Date in December 2012 and each succeeding Distribution Period will be computed on the basis of the actual number of days in the Distribution Period concerned divided by 360. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which shall be fifteen days prior to the day on which the relevant Interest Payment Date occurs. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date.

        Capitalized terms used and not defined in this Debenture shall have the meanings assigned in the Indenture dated as of the date of original issuance of this Debenture between the Trustee and the Company.

        "3-Month LIBOR" as used herein, means the London interbank offered interest rate for three-month U.S. dollar deposits determined by the Trustee in the following order of priority: (i) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date ("Reuters Screen LIBOR01 Page" means the display designated as the "Reuters Screen LIBOR01 Page" or such other page as may replace the Reuters Screen LIBOR01 Page on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits); (ii) if such rate cannot be identified on the related Determination Date, the Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; (iii) if fewer than two such quotations are provided as requested in clause (ii) above, the Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and (iv) if fewer than two such quotations are provided as requested in clause (iii) above, 3-Month LIBOR will be a 3-Month LIBOR determined with respect to the Distribution Period immediately preceding such current Distribution Period. If the rate for U.S. dollar deposits having a three-month maturity that initially appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Reuters Screen LIBOR01 Page by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-Month LIBOR for such Determination Date. As used herein, "Determination Date" means the date that is two London Banking Days (i.e., a business day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the commencement of the relevant Distribution Period.

        "Interest Rate" means for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date in December 2012 the rate per annum of 8.39% and for each Distribution Period thereafter, the Coupon Rate.

        The Interest Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

        All percentages resulting from any calculations on the Debentures will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

        The principal of and interest on this Debenture shall be payable at the office or agency of the Trustee (or other paying agent appointed by the Company) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made by check mailed to the registered holder at such address as shall appear in the Debenture Register if a request for a wire transfer by such holder has not been received by the Company or by wire transfer to an account appropriately designated by the holder hereof. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of and interest on this Debenture will be made in immediately available funds at such place and to such account as may be designated by the Trustee.

        So long as (i) no Event of Default has  occurred and is  continuing  and
(ii) a parent guarantee agreement between CastlePoint Holdings, Ltd., a Bermuda exempted company and the parent of the Company, and Wilmington Trust Company, as Guarantee Trustee, is in full force and effect, in the form attached to the Indenture (the "Parent Guarantee"), the Company shall have the right, from time to time, and without causing an Event of Default, to defer payments of interest on the Debentures by extending the interest payment period on the Debentures at any time and from time to time during the term of the Debentures, for up to 20 consecutive quarterly periods (each such extended interest payment period, an "Extension Period"), during which Extension Period no interest (including
Additional Interest) shall be due and payable (except any Additional Sums that may be due and payable); provided, however, that the Company shall not have the right to defer payments of interest on the Debentures at any time if the Parent Guarantee is not in full force and effect by November 15, 2007 or if the Parent Guarantee Opinion, as defined in Section 3.1 of the Placement Agreement, is not delivered to the Placement Agents as contemplated therein. No Extension Period may end on a date other than an Interest Payment Date. During an Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest will accrue at an annual rate equal to the Interest Rate in effect for such Extension Period, compounded quarterly from the date such interest would have been payable were it not for the Extension Period, to the extent permitted by law (such interest referred to herein as "Additional Interest"). At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date; provided further, however, that during any such Extension Period, the Company shall not and shall not permit any Affiliate of the Company controlled by the Company to engage in any of the activities or transactions described on the reverse side hereof and in the Indenture. Prior to the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during an Extension Period shall bear Additional Interest to the extent permitted by applicable law. The Company must give the Trustee notice of its election to begin or extend an Extension Period at least 5 Business Days prior to the regular record date (as such term is used in Section 2.8 of the Indenture) immediately preceding the Interest Payment Date with respect to which interest on the Debentures would have been payable except for the election to begin or extend an Extension Period. The Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Debentures.

        The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

        This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

        The provisions of this Debenture are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has duly executed this certificate.

                                            CASTLEPOINT BERMUDA HOLDINGS, LTD.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Debentures referred to in the within-mentioned Indenture.

                                            WILMINGTON TRUST COMPANY, as Trustee

                                            By:
                                               ---------------------------------
                                               Authorized Officer

                             [REVERSE OF DEBENTURE]

        This Debenture is one of the fixed/floating rate junior subordinated deferrable interest debentures of the Company, all issued or to be issued under and pursuant to the Indenture dated as of September 27, 2007 (the "Indenture"), duly executed and delivered between the Company and the Trustee, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

        Upon the occurrence and continuation of a Special Event prior to the Interest Payment Date in December 2012, the Company shall have the right to redeem the Debentures in whole, but not in part, at any Interest Payment Date, within 120 days following the occurrence of such Special Event, at the Special Redemption Price.

        In addition, the Company shall have the right to redeem the Debentures, in whole or in part, but in all cases in a principal amount with integral multiples of $1,000.00, on any Interest Payment Date on or after the Interest Payment Date in December 2012, at the Optional Redemption Price.

        Prior to 10:00 a.m. New York City time on the Optional Redemption Date or Special Redemption Date, as applicable, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the Optional Redemption Date or the Special Redemption Date, as applicable, all the Debentures so called for redemption at the appropriate Optional Redemption Price or Special Redemption Price.

        If all, or less than all, the Debentures are to be redeemed, the Company will give the Trustee notice not less than 45 nor more than 60 days prior to the Optional Redemption Date or Special Redemption Date, as applicable, as to the aggregate principal amount of Debentures to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof (in integral multiples of $1,000.00) to be redeemed.

        Notwithstanding the foregoing, any redemption of Debentures by the Company shall be subject to the receipt of any and all required regulatory approvals.

        In case an Event of Default shall have occurred and be continuing, upon demand of the Trustee, the principal of all of the Debentures shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then outstanding and affected thereby (i) change the fixed maturity of any Debenture, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Debentures, or impair or affect the right of any Securityholder to institute suit for payment thereof or impair the right of repayment, if any, at the option of the holder, or (ii) reduce the aforesaid percentage of Debentures the holders of which are required to consent to any such supplemental indenture.

        The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time outstanding on behalf of the holders of all of the Debentures to waive (or modify any previously granted waiver of) any past default or Event of Default, and its consequences, except an Event of Default (a) specified in Sections 5.1(a) and
(b), (b) in respect of covenants or provisions hereof or of the Indenture which cannot be modified or amended without the consent of the holder of each Debenture affected, or (c) in respect of the covenants contained in Section 3.9 of the Indenture; provided, however, that if the Debentures are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in Liquidation Amount of the Trust Securities shall have consented to such waiver or modification to such waiver, provided, further, that if the consent of the holder of each outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of the Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by the Indenture, said default or Event of Default shall for all purposes of the Debentures and the Indenture be deemed to have been cured and to be not continuing.

        No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, including Additional Interest, on this Debenture at the time and place and at the rate and in the money herein prescribed.

        The Company has agreed that if Debentures are initially issued to the Trust or a trustee of such Trust in connection with the issuance of Trust Securities by the Trust (regardless of whether Debentures continue to be held by such Trust) and (i) there shall have occurred and be continuing an Event of Default, (ii) the dollar amount of the Company's and the Subsidiaries' gross written premiums on a consolidated basis from insurance policies in any calendar year fails to exceed 51% of the Company's and the Subsidiaries' gross written premiums on a consolidated basis from insurance policies in the previous calendar year; (iii) the Company sells more than 51% of its rights to renew insurance policies in any single transaction or series of related transactions;
(iv) any Significant Subsidiary (as defined in Section 1-02(w) of Regulation S-X to the Securities Act (the "Significant Subsidiaries")) of the Company which is rated by A.M. Best Company, Inc. (x) receives a rating from A.M. Best Company Inc. of B- or lower; or (y) submits a request to withdraw its rating by A.M Best Company, Inc.; (v) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee, or (vi) the Company shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period as provided herein and such Extension Period, or any extension thereof, shall be continuing, then the Company shall not, and shall not permit any Affiliate of the Company controlled by the Company to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's or such Affiliates' Capital Stock (other than payments of dividends or distributions to the Company or a Subsidiary of the Company) (the "Restricted Payments") or make any payments with respect to the Restricted Payments, (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or any Affiliate of the Company controlled by the Company that rank pari passu in all respects with or junior in interest to the Debentures or (z) enter into, amend or modify any contract with a shareholder holding more than 10% of the outstanding shares of common stock of the Company, unless such contract contains terms that are substantially at least as favorable to the Company or any Affiliate of the Company controlled by the Company or CastlePoint Holdings, Ltd. as would be an unrelated third party transaction (other than, with respect to clauses (x) and (y) above, (1) repurchases, redemptions or other acquisitions of shares of Capital Stock of the Company or any Subsidiary of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of Capital Stock of the Company or of such Subsidiary (or securities convertible into or exercisable for such Capital Stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (2) as a result of any exchange, reclassification, or conversion of any class or series of the Company's Capital Stock (or any Capital Stock of a Subsidiary of the Company) for any class or series of the Company's Capital Stock (or in the case of a Subsidiary of the Company, any class or series of such Subsidiary's Capital Stock) or of any class or series of the Company's indebtedness for any class or series of the Company's Capital Stock (or in the case of indebtedness of a Subsidiary of the Company, of any class or series of such Subsidiary's indebtedness or any class or series of such Subsidiary's Capital Stock), (3) the purchase of fractional interests in shares of the Company's Capital Stock (or the Capital Stock of a Subsidiary of the Company) pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (4) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (5) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (6) payments under the Capital Securities Guarantee).

        The Debentures are issuable only in registered, certificated form without coupons and in minimum denominations of $100,000.00 and any multiple of $1,000.00 in excess thereof. As provided in the Indenture and subject to the transfer restrictions and limitations as may be contained herein and therein from time to time, this Debenture is transferable by the holder hereof on the Debenture Register of the Company. Upon due presentment for registration of transfer of any Debenture at the Principal Office of the Trustee or at any office or agency of the Company maintained for such purpose as provided in
Section 3.2 of the Indenture, the Company shall execute, the Company or the Trustee shall register and the Trustee or the Authenticating

Agent shall authenticate and make available for delivery in the name of the transferee or transferees a new Debenture for a like aggregate principal amount. All Debentures presented for registration of transfer or for exchange or payment shall (if so required by the Company or the Trustee or the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to, the Company and the Trustee or the Authenticating Agent duly executed by the holder or his attorney duly authorized in writing. No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith.

        Prior to due presentment for registration of transfer of any Debenture, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Debenture registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

        The Debentures are in registered form within the meaning of Treasury Regulations Section 1.871-14(c)(1)(i) for U.S. federal income and withholding tax purposes.

        No recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture, or in any such Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company or of any successor Person of the Company, either directly or through the Company or any successor Person of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Debentures.

PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

                                                                    Exhibit 99.1

         CastlePoint Holdings, Ltd. Announces Issuance by Subsidiary of
           $30 million of Subordinated Debentures in Connection with
                   an Offering of Trust Preferred Securities

     HAMILTON, Bermuda--(BUSINESS WIRE)--Sept. 28, 2007--CastlePoint Holdings, Ltd. (NASDAQ:CPHL) today announced that its subsidiary, CastlePoint Bermuda Holdings, Ltd., had on September 27, 2007 raised $30 million through the offering of subordinated debentures. The subordinated debentures have a stated maturity of 30 years, pay interest quarterly, and are redeemable at par on or after five years from September 27, 2007. The interest rate is fixed at 8.39% for the first five years and the coupon rate will float quarterly thereafter at the three-month LIBOR interest rate plus 350 basis points.

     The subordinated debentures were issued to CastlePoint Bermuda Holdings Statutory Trust I, a special purpose finance subsidiary, in connection with the trust's offering of $30,000,000 in trust preferred securities. The trust preferred securities and the subordinated debentures have substantially identical terms. Payments under the trust preferred securities will be guaranteed by CastlePoint Bermuda Holdings, Ltd.

     This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered. The subordinated debentures and the trust preferred securities have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

     About CastlePoint Holdings, Ltd.

     CastlePoint, a Bermuda-based holding company, through its subsidiaries, CastlePoint Reinsurance Company, CastlePoint Management Corp., and CastlePoint Insurance Company, provides property and casualty insurance and reinsurance business solutions, products and services to small insurance companies and program underwriting agents in the United States.

     CPHL-F

     Cautionary Note Regarding Forward-Looking Statements

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of CastlePoint may include forward-looking statements that reflect CastlePoint's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause CastlePoint's actual results to differ materially from those indicated in these statements. The company believes that these factors include but are not limited to ineffectiveness or obsolescence of its business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than CastlePoint's underwriting, reserving or investment practices anticipate based on historical experience or industry data; the ability to obtain necessary governmental licenses; the ability to hire and retain executive officers and other key personnel; the ability to make certain acquisitions in a timely fashion necessary to fulfill the company's business plan; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of the company's investments; changes in regulations or laws applicable to CastlePoint, its subsidiaries, brokers or customers including tax laws in Bermuda and the United States; acceptance of CastlePoint's products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of CastlePoint's reinsurers to pay claims timely or at all; decreased demand for the company's insurance or reinsurance products; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under CastlePoint's insurance policies or the policies that it reinsures; changes in accounting policies or practices; changes in general economic conditions, including inflation and other factors; CastlePoint's relatively short operating history; delays in obtaining any necessary regulatory approvals; CastlePoint's relationship with Tower Group, Inc. as its current largest client and its continued growth; the ability to write business for other clients; CastlePoint's additional capital needs to support continued growth; actual results, changes in market conditions and the occurrence of catastrophic losses and other factors that may change CastlePoint's business methods and the amount of risk assumed. Forward-looking statements speak only as of the date on which they are made, and CastlePoint undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

     For more information visit CastlePoint's website at http://www.castlepoint.bm/.


     CONTACT: CastlePoint Holdings, Ltd.
              Joel Weiner, 441-294-6409
              Senior Vice-President and CFO
              Joel.weiner@castlepoint.bm